Exhibit 2.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (“Agreement”) is made and entered into as of February 22, 2014, by and among: TriQuint Semiconductor, Inc., a Delaware corporation (“TriQuint”), RF Micro Devices, Inc., a North Carolina corporation (“RFMD”), and ROCKY HOLDING, INC., a Delaware corporation and a wholly owned subsidiary of RFMD (“Parent”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. RFMD has organized Parent, and Parent will organize Trident Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Trident Merger Sub”), and Rocky Merger Sub Inc., a North Carolina corporation and a wholly owned subsidiary of Parent (“Rocky Merger Sub”), for the purpose of effecting the transactions contemplated by this Agreement. Upon the terms and subject to the conditions set forth in this Agreement, Rocky Merger Sub will be merged with and into RFMD, the separate corporate existence of Rocky Merger Sub will thereupon cease and RFMD will continue as the surviving corporation and a wholly owned Subsidiary of Parent (the “RFMD Merger”), and Trident Merger Sub will be merged with and into TriQuint, the separate corporate existence of Trident Merger Sub will thereupon cease and TriQuint will continue as the surviving corporation and a wholly owned subsidiary of Parent (the “TriQuint Merger”, and together with the RFMD Merger, the “Mergers”).

B. It is intended that the Mergers qualify as reorganizations within the meaning of Section 368(a) of the Code.

C. The respective boards of directors of RFMD, TriQuint and Parent have approved and adopted this Agreement and the Mergers.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

Section 1. THE MERGERS

1.1 The TriQuint Merger.

(a) At the Initial Effective Time (as defined in Section 1.3), Trident Merger Sub shall be merged with and into TriQuint in accordance with the DGCL, and upon the terms set forth in this Agreement, whereupon the separate existence of Trident Merger Sub shall cease and TriQuint shall be the surviving corporation (the “TriQuint Surviving Corporation”).

(b) From and after the Initial Effective Time, the TriQuint Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of TriQuint and Trident Merger Sub, all as provided under the DGCL.

1.2 The RFMD Merger.

(a) At the Effective Time (as defined in Section 1.3), Rocky Merger Sub shall be merged with and into RFMD in accordance with the NCBCA, and upon the terms set forth in this Agreement, whereupon the separate existence of Rocky Merger Sub shall cease and RFMD shall be the surviving corporation (the “RFMD Surviving Corporation” and, together with the TriQuint Surviving Corporation, the “Surviving Corporations”).

(b) From and after the Effective Time, the RFMD Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of RFMD and Rocky Merger Sub, all as provided under the NCBCA.

1.3 Closing. The consummation of the Mergers (the “Closing”) shall be held at the offices of Weil, Gotshal & Manges LLP, 201 Redwood Shores Parkway, Redwood Shores, California, unless another place is agreed to in writing by the parties hereto, on a date to be designated jointly by RFMD and TriQuint, which shall be as soon as practicable (and, in any event, within five business days) after the satisfaction or, to the extent permitted hereunder, waiver of the last to be satisfied or waived of all conditions to the Mergers set forth in Section 7 and Section 8, other than conditions that by their nature are to be satisfied at the Closing and will in fact be satisfied or waived at the Closing, unless another time or date is agreed to in writing by RFMD and TriQuint. The date on which the Closing actually takes place is referred to as the “Closing Date.” Subject to the provisions of this Agreement, concurrently with or as soon as practicable following the Closing, (a) TriQuint shall duly execute and file a certificate of merger (the “TriQuint Merger Filing”) with the Delaware Secretary of State and make all other filings or recordings required by the DGCL in connection with the TriQuint Merger; and (b) RFMD shall duly execute and file articles of merger (the “RFMD Merger Filing”) with the North Carolina Secretary of State and make all other filings or recordings required by the NCBCA in connection with the RFMD Merger. The TriQuint Merger shall become effective on the date and at such time as set forth in the TriQuint Merger Filing (the “Initial Effective Time”), which shall be no later than 11:58 p.m., Eastern Time on the Closing Date, or at any other time indicated therein and mutually agreed to by TriQuint and RFMD. The RFMD Merger shall become effective on the date and at such time (the “Effective Time”) as set forth in the RFMD Merger Filing, which shall be one minute later than the Initial Effective Time, or at any other later time indicated therein and mutually agreed to by RFMD and TriQuint.

1.4 Certificates and Articles of Incorporation and Bylaws.

(a) As of the Initial Effective Time, by virtue of the TriQuint Merger and without any action on the part of TriQuint, Trident Merger Sub or any other Person, the certificate of incorporation of the TriQuint Surviving Corporation shall be amended and restated to conform to the certificate of incorporation of Trident Merger Sub as in effect immediately prior to the Initial Effective Time, until thereafter changed or amended as provided therein or by applicable Legal Requirements.

(b) As of the Effective Time, by virtue of the RFMD Merger and without any action on the part of RFMD, Rocky Merger Sub or any other Person, the articles of incorporation of the RFMD Surviving Corporation shall be amended and restated to conform to the articles of incorporation of Rocky Merger Sub as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Legal Requirements.

(c) As of the Initial Effective Time, by virtue of the TriQuint Merger and without any action on the part of TriQuint, Trident Merger Sub or any other Person, the bylaws of the TriQuint Surviving Corporation shall be amended and restated to conform to the bylaws of Trident Merger Sub as in effect immediately prior to the Initial Effective Time, until thereafter changed or amended as provided therein or by applicable Legal Requirements.

2.

(d) As of the Effective Time, by virtue of the RFMD Merger and without any action on the part of RFMD, Rocky Merger Sub or any other Person, the bylaws of the RFMD Surviving Corporation shall be amended and restated to conform to the bylaws of Rocky Merger Sub as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Legal Requirements.

(e) Immediately before the Initial Effective Time, (and after the effectiveness of the appointments to Parent’s board of directors referred to in Section 1.5(c)), RFMD and Parent shall cause the certificate of incorporation and bylaws of Parent to be amended and restated in their entirety to be in the forms mutually agreed to by TriQuint and RFMD, and the name of Parent immediately after the Initial Effective Time shall be the name mutually agreed to by TriQuint and RFMD.

1.5 Directors and Officers of the Surviving Corporations.

(a) From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Legal Requirements, (i) the directors of Rocky Merger Sub at the Effective Time shall be the directors of the RFMD Surviving Corporation and (ii) the officers of Rocky Merger Sub at the Effective Time shall be the officers of the RFMD Surviving Corporation.

(b) From and after the Initial Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Legal Requirements, (i) the directors of Trident Merger Sub at the Initial Effective Time shall be the directors of the TriQuint Surviving Corporation and (ii) the officers of Trident Merger Sub at the Initial Effective Time shall be the officers of the TriQuint Surviving Corporation.

(c) The parties shall take all actions necessary to ensure that, effective immediately prior to the Initial Effective Time (and prior to the effectiveness of the amendment and restatement of Parent’s certificate of incorporation and bylaws referred to in Section 1.4(e)), the directors of Parent shall consist of five appointees of each of RFMD and TriQuint (unless otherwise agreed between the parties in writing prior to the Initial Effective Time), each of whom shall be a member of the respective boards of directors of RFMD and TriQuint on the date hereof and, subject to the following proviso, be an “independent director”, as such term is defined in NASDAQ Equity Rule 5605(a)(2), to hold office until the earliest to occur of the appointment of his or her respective successor, resignation or proper removal; provided, however, that (i) unless otherwise agreed to in writing by RFMD, the Chief Executive Officer and the lead outside director of Parent will be the individuals identified as such on Schedule 1.5(c), and (ii) unless otherwise agreed to in writing by TriQuint, the non-executive Chairman of the Board of Parent will be the individual identified as such on Schedule 1.5(c).

Section 2. CONVERSION OF SECURITIES

2.1 RFMD and Rocky Merger Sub. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the RFMD Merger and without any further action on the part of RFMD, Parent, Rocky Merger Sub or any shareholder of RFMD:

(a) All shares of RFMD Common Stock that are held by RFMD or Rocky Merger Sub immediately prior to the Effective Time shall be cancelled and cease to exist and no consideration shall be paid or payable in respect thereof.

(b) Subject to Section 2.1(a), 2.3, 2.7 and 2.8 each share of RFMD Common Stock that is outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.2500 of a share of Parent Common Stock (as such number may be adjusted in accordance with Section 2.3, the “RFMD Exchange Ratio”).

3.

(c) Each share of Rocky Merger Sub common stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of RFMD Surviving Corporation.

2.2 TriQuint and Trident Merger Sub. At the Initial Effective Time, by virtue of the TriQuint Merger and without any action on the part of TriQuint, Parent, Trident Merger Sub or any stockholder of TriQuint:

(a) All shares of TriQuint Common Stock that are held by TriQuint or Trident Merger Sub immediately prior to the Initial Effective Time shall be cancelled and cease to exist and no consideration shall be paid or payable in respect thereof.

(b) Subject to Sections 2.2(a), 2.3, 2.7 and 2.8, each share of TriQuint Common Stock that is outstanding immediately prior to the Initial Effective Time shall be converted into the right to receive 0.4187 of a share of Parent Common Stock (as such number may be adjusted in accordance with Section 2.3, the “TriQuint Exchange Ratio”, together with the RFMD Exchange Ratio, the “Exchange Ratios”).

(c) Each share of Trident Merger Sub common stock issued and outstanding immediately prior to the Initial Effective Time shall be converted into one share of common stock of TriQuint Surviving Corporation.

2.3 Certain Adjustments. If, during the period from the date of this Agreement and the Effective Time, the outstanding shares of TriQuint Common Stock or RFMD Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reorganization, reclassification, recapitalization or other similar transaction, or a record date with respect to any such event shall occur during such period, then the Exchange Ratios shall be adjusted to the extent appropriate to provide to the holders of TriQuint Common Stock and RFMD Common Stock the same economic effect as contemplated by this Agreement prior to such action.

2.4 Effect on Parent Common Stock. Immediately following the Effective Time, shares of the capital stock of Parent owned by the RFMD Surviving Corporation shall be cancelled by Parent without payment therefor.

2.5 TriQuint Stock Options and Stock Awards.

(a) Effective as of the Initial Effective Time, each TriQuint Option that is outstanding immediately prior to the Initial Effective Time, whether or not then vested or exercisable, shall cease to represent a right to acquire TriQuint Common Stock and shall be converted automatically into an option to purchase shares of Parent Common Stock on substantially the same terms and conditions (including vesting schedule except to the extent that such vesting schedule is accelerated or otherwise affected as a result of the Contemplated Transactions) as applied to such TriQuint Option immediately prior to the Initial Effective Time, except that (i) the number of shares of Parent Common Stock subject to each assumed TriQuint Option shall be determined by multiplying (A) the number of shares of TriQuint Common Stock subject to such TriQuint Option by (B) the TriQuint Exchange Ratio, and rounding such product down to the nearest whole share, and (ii) the per share exercise price for the Parent Common Stock issuable upon exercise of each assumed TriQuint Option shall be determined by dividing (A) the

4.

per share exercise price for the shares of TriQuint Common Stock otherwise purchasable pursuant to such TriQuint Option, by (B) the TriQuint Exchange Ratio, and rounding such quotient up to the nearest whole cent.

(b) Effective as of the Initial Effective Time, each TriQuint RSU and TriQuint MSU with respect to which shares of TriQuint Common Stock remain unvested or unissued as of the Initial Effective Time shall be converted automatically into a substantially similar award for Parent Common Stock and shall remain subject to the vesting and other conditions in effect on such date with respect to such award, except to the extent that such vesting schedule is accelerated or otherwise affected as a result of the Contemplated Transactions and that the number of shares of Parent Common Stock subject to each such assumed award shall be determined by multiplying (i) the number of shares of TriQuint Common Stock subject to such TriQuint RSU and TriQuint MSU, as applicable, by (ii) the TriQuint Exchange Ratio, and rounding such product down to the nearest whole share.

(c) Prior to the Initial Effective Time, TriQuint shall provide to RFMD a schedule that identifies as of the Initial Effective Time with respect to each TriQuint Option, TriQuint RSU and TriQuint MSU to be assumed or converted as set forth in this Section 2.5: (i) the name of the holder of such award; (ii) the number of shares of Parent Common Stock subject to such award; (iii) the TriQuint Employee Plan under which the award was issued; (iv) the exercise price per share of Parent Common Stock of each such assumed TriQuint Option; (v) the number of shares of Parent Common Stock that is then vested; (vi) the vesting schedule of such award; (vii) the grant date; and (viii) the expiration date of such award.

(d) TriQuint shall take further actions, as approved by RFMD in writing, as may be required to cause the conversion of each TriQuint Option, TriQuint RSU and TriQuint MSU as is set forth in this Section 2.5 to comply with or be exempt from Section 409A of the Code and if applicable, with respect to any incentive stock options, Reg. Section 1.424-1(a).

2.6 RFMD Stock Options and Stock Awards.

(a) Effective as of the Effective Time, each RFMD Option that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall cease to represent a right to acquire RFMD Common Stock and shall be converted automatically into an option to purchase shares of Parent Common Stock, on substantially the same terms and conditions (including vesting schedule except to the extent that such vesting schedule is accelerated or otherwise affected as a result of the Contemplated Transactions) as applied to such RFMD Option immediately prior to the Effective Time, except that (i) the number of shares of Parent Common Stock subject to each assumed RFMD Option shall be determined by multiplying (A) the number of shares of RFMD Common Stock subject to such RFMD Option by (B) the RFMD Exchange Ratio, and rounding such product down to the nearest whole share, and (ii) the per share exercise price for the Parent Common Stock issuable upon exercise of each assumed RFMD Option shall be determined by dividing (A) the per share exercise price for the shares of RFMD Common Stock otherwise purchasable pursuant to such RFMD Option, by (B) the RFMD Exchange Ratio, and rounding such quotient up to the nearest whole cent.

(b) Effective as of the Effective Time, each RFMD RSU and RFMD PSU with respect to which shares of RFMD Common Stock remain unvested or unissued as of the Effective Time shall be converted automatically into a substantially similar award for Parent Common Stock and shall remain subject to the vesting and other conditions in effect on such date with respect to such award, except to the extent that such vesting schedule is accelerated or otherwise affected as a result of the Contemplated Transactions and that the number of shares of Parent Common Stock subject to each such assumed award shall be determined by multiplying (i) the number of shares of RFMD Common Stock subject to such RFMD RSU and RFMD PSU, as applicable, by (ii) the RFMD Exchange Ratio, and rounding such product down to the nearest whole share.

5.

(c) Prior to the Effective Time, RFMD shall provide to TriQuint a schedule that identifies as of the Effective Time with respect to each RFMD Option, RFMD RSU and RFMD PSU to be converted as set forth in this Section 2.6: (i) the name of the holder of such award; (ii) the number of shares of Parent Common Stock subject to such award; (iii) the RFMD Employee Plan under which the award was issued; (iv) the exercise price per share of Parent Common Stock of each such assumed RFMD Option; (v) the number of shares of Parent Common Stock that is then vested; (vi) the vesting schedule of such award; (vii) the grant date; and (viii) the expiration date of such award.

(d) RFMD shall take further actions, as approved by TriQuint in writing, as may be required to cause the conversion of each RFMD Option, RFMD RSU and RFMD PSU as is set forth in this Section 2.6 to comply with or be exempt from Section 409A of the Code and if applicable, with respect to any incentive stock options, Reg. Section 1.424-1(a).

2.7 Treatment of Certain Common Stock.

(a) If any shares of RFMD Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract with RFMD or under which RFMD has any rights, then (except to the extent provided in any binding agreement between RFMD and the holder thereof): (i) the shares of Parent Common Stock issued in exchange for such shares of RFMD Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition; and (ii) the certificates representing such shares of Parent Common Stock (or non-certificated shares of Parent Common Stock represented by book entry) may accordingly be marked with appropriate legends. Prior to the Effective Time, RFMD shall use commercially reasonable efforts to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other Contract.

(b) If any shares of TriQuint Common Stock outstanding immediately prior to the Initial Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract with TriQuint or under which TriQuint has any rights, then (except to the extent provided in any binding agreement between TriQuint and the holder thereof): (i) the shares of Parent Common Stock issued in exchange for such shares of TriQuint Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition; and (ii) the certificates representing such shares of Parent Common Stock (or non-certificated shares of Parent Common Stock represented by book entry) may accordingly be marked with appropriate legends. Prior to the Initial Effective Time, TriQuint shall use commercially reasonable efforts to ensure that, from and after the Initial Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other Contract.

2.8 No Fractional Shares.

(a) No fractional shares of Parent Common Stock shall be issued in connection with the Mergers, and no certificates or scrip for any such fractional shares shall be issued.

(b) Any holder of TriQuint Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of

6.

such holder’s TriQuint Stock Certificate(s) (as defined in Section 2.9(a)) or non-certificated shares of TriQuint Common Stock represented by book entry (“TriQuint Book Entry Shares”), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by dividing such fraction by the TriQuint Exchange Ratio, and multiplying the result by the average closing price of a share of TriQuint Common Stock on the NASDAQ Global Select Market for the 10 most recent trading days that such TriQuint Common Stock has traded ending on the trading day one day prior to the Closing Date.

(c) Any holder of RFMD Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder’s RFMD Stock Certificate(s) (as defined in Section 2.9(b)) or non-certificated shares of RFMD Common Stock represented by book entry (“RFMD Book Entry Shares”), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by dividing such fraction by the RFMD Exchange Ratio, and multiplying the result by the average closing price of a share of RFMD Common Stock on the NASDAQ Global Select Market for the 10 most recent trading days that such RFMD Common Stock has traded ending on the trading day one day prior to the Closing Date.

2.9 Closing of Transfer Books.

(a) At the Initial Effective Time:

(i) all shares of TriQuint Common Stock outstanding immediately prior to the Initial Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of TriQuint Book Entry Shares or of certificates representing shares of TriQuint Common Stock that were outstanding immediately prior to the Initial Effective Time shall cease to have any rights as stockholders of TriQuint, except the right to receive shares of Parent Common Stock as contemplated by Section 2.2, cash in lieu of any fractional share of Parent Common Stock pursuant to Section 2.8 and any dividends or other distributions pursuant to Section 2.10(c)(i); and

(ii) the stock transfer books of TriQuint shall be closed with respect to all shares of TriQuint Common Stock outstanding immediately prior to the Initial Effective Time. No further transfer of any such shares of TriQuint Common Stock shall be made on such stock transfer books after the Initial Effective Time. If, after the Initial Effective Time, a valid certificate previously representing any shares of TriQuint Common Stock outstanding immediately prior to the Initial Effective Time (a “TriQuint Stock Certificate”) or a TriQuint Book Entry Share is presented to the Exchange Agent (as defined in Section 2.10(a)) or to the TriQuint Surviving Corporation or Parent, such TriQuint Stock Certificate or TriQuint Book Entry Share shall be canceled and shall be exchanged as provided in Section 2.10.

(b) At the Effective Time:

(i) all shares of RFMD Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of RFMD Book Entry Shares or of certificates representing shares of RFMD Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of RFMD, except the right to receive shares of Parent Common Stock as contemplated by Section 2.1, cash in lieu of any fractional share of Parent Common Stock pursuant to Section 2.8 and any dividends or other distributions pursuant to Section 2.10(c)(ii); and

7.

(ii) the stock transfer books of RFMD shall be closed with respect to all shares of RFMD Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of RFMD Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of RFMD Common Stock outstanding immediately prior to the Effective Time (an “RFMD Stock Certificate”) or an RFMD Book Entry Share is presented to the Exchange Agent or to the RFMD Surviving Corporation or Parent, such RFMD Stock Certificate or RFMD Book Entry Share shall be canceled and shall be exchanged as provided in Section 2.10.

2.10 Exchange of Certificates.

(a) Prior to the Closing Date, Parent shall select American Stock Transfer & Trust Company, LLC, Parent’s transfer agent or another bank or trust company reasonably satisfactory to TriQuint and RFMD to act as exchange agent in the Mergers (the “Exchange Agent”).

(i) Promptly after the Initial Effective Time, Parent shall cause to be deposited with the Exchange Agent: (A) subject to Section 2.7, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.2; and (B) cash sufficient to make payments in lieu of fractional shares in accordance with Section 2.8. The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares of Parent Common Stock, are referred to collectively as the “TriQuint Exchange Fund.”

(ii) Promptly after the Effective Time, Parent shall cause to be deposited with the Exchange Agent: (A) subject to Section 2.7, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.1; and (B) cash sufficient to make payments in lieu of fractional shares in accordance with Section 2.8. The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares of Parent Common Stock, are referred to collectively as the “RFMD Exchange Fund” (and, together with the TriQuint Exchange Fund, the “Exchange Funds”).

(b)

(i) Promptly after the Initial Effective Time, Parent shall cause the Exchange Agent to mail to the Persons who were record holders of TriQuint Stock Certificates or TriQuint Book Entry Shares immediately prior to the Initial Effective Time: (A) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify and TriQuint shall reasonably approve prior to the Initial Effective Time (including a provision confirming that delivery of TriQuint Stock Certificates or TriQuint Book Entry Shares shall be effected, and risk of loss and title to TriQuint Stock Certificates or TriQuint Book Entry Shares shall pass, only upon delivery of such TriQuint Stock Certificates or TriQuint Book Entry Shares to the Exchange Agent); and (B) instructions for use in effecting the surrender of TriQuint Stock Certificates or TriQuint Book Entry Shares in exchange for certificates representing Parent Common Stock, cash in lieu of any fractional shares pursuant to Section 2.8 and any dividends or other distributions pursuant to Section 2.10(c)(i). Upon surrender of a TriQuint Stock Certificate or TriQuint Book Entry Shares to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent: (1) the holder of such TriQuint Stock Certificate or TriQuint Book Entry Shares shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 2.2 (and cash in lieu of any fractional share of Parent Common Stock pursuant to Section 2.8 and any dividends or other distributions pursuant to Section 2.10(c)(ii)); and (2) the TriQuint

8.

Stock Certificate or TriQuint Book Entry Shares so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.10(b)(i), each TriQuint Stock Certificate or TriQuint Book Entry Shares shall be deemed, from and after the Initial Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock pursuant to Section 2.8 and any dividends or other distributions pursuant to Section 2.10(c)(i) as contemplated by Section 2.2. If any TriQuint Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its reasonable discretion and as a condition to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed TriQuint Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the TriQuint Surviving Corporation with respect to such TriQuint Stock Certificate.

(ii) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to the Persons who were record holders of RFMD Stock Certificates or RFMD Book Entry Shares immediately prior to the Effective Time: (A) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify and RFMD shall reasonably approve prior to the Effective Time (including a provision confirming that delivery of RFMD Stock Certificates or RFMD Book Entry Shares shall be effected, and risk of loss and title to RFMD Stock Certificates or RFMD Book Entry Shares shall pass, only upon delivery of such RFMD Stock Certificates or RFMD Book Entry Shares to the Exchange Agent); and (B) instructions for use in effecting the surrender of RFMD Stock Certificates or RFMD Book Entry Shares in exchange for certificates representing Parent Common Stock, cash in lieu of any fractional shares pursuant to Section 2.8 and any dividends or other distributions pursuant to Section 2.10(c)(ii). Upon surrender of an RFMD Stock Certificate or RFMD Book Entry Shares to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent: (1) the holder of such RFMD Stock Certificate or RFMD Book Entry Shares shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 2.1 (and cash in lieu of any fractional shares pursuant to Section 2.8 and any dividends or other distributions pursuant to Section 2.10(c)(ii)); and (2) the RFMD Stock Certificate or RFMD Book Entry Shares so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.10(b)(ii), each RFMD Stock Certificate or RFMD Book Entry Shares shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional shares pursuant to Section 2.8 and any dividends or other distributions pursuant to Section 2.10(c)(ii)) as contemplated by Section 2.1. If any RFMD Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its reasonable discretion and as a condition to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed RFMD Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the RFMD Surviving Corporation with respect to such RFMD Stock Certificate.

(c)

(i) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Initial Effective Time shall be paid or otherwise delivered to the holder of any unsurrendered TriQuint Stock Certificate or TriQuint Book Entry Shares with respect to the shares of Parent Common Stock that such holder has the right to receive in the TriQuint Merger until such holder surrenders such TriQuint Stock Certificate or TriQuint Book Entry Shares in accordance with this Section 2.10 (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar laws, to receive all such dividends and distributions, without interest).

9.

(ii) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid or otherwise delivered to the holder of any unsurrendered RFMD Stock Certificate or RFMD Book Entry Shares with respect to the shares of Parent Common Stock that such holder has the right to receive in the RFMD Merger until such holder surrenders such RFMD Stock Certificate or RFMD Book Entry Shares in accordance with this Section 2.10 (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar laws, to receive all such dividends and distributions, without interest).

(d) Any portion of the Exchange Funds that remains undistributed to holders of RFMD Stock Certificates, RFMD Book Entry Shares, TriQuint Stock Certificates or TriQuint Book Entry Shares as of the date that is one year after the date on which the Mergers become effective shall be delivered to Parent upon demand, and any holders of RFMD Stock Certificates, RFMD Book Entry Shares, TriQuint Stock Certificates or TriQuint Book Entry Shares who have not theretofore surrendered their RFMD Stock Certificates, RFMD Book Entry Shares, TriQuint Stock Certificates or TriQuint Book Entry Shares in accordance with this Section 2.10shall thereafter look only to Parent for, and be entitled to receive from Parent, satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to shares of Parent Common Stock.

(e) Each of the Exchange Agent, Parent, the RFMD Surviving Corporation and the TriQuint Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of RFMD Common Stock or RFMD Book Entry Shares or TriQuint Common Stock or TriQuint Book Entry Shares, as applicable, such amounts as may be required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign Tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld and timely paid over to the appropriate Governmental Body, (i) such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid, and (ii) Parent, the Exchange Agent, the RFMD Surviving Corporation or the TriQuint Surviving Corporation, as the case may be, shall promptly deliver the amounts so deducted or withheld to the applicable taxing or other authority.

(f) None of Parent, the RFMD Surviving Corporation or the TriQuint Surviving Corporation shall be liable to any holder or former holder of RFMD Common Stock or TriQuint Common Stock, as applicable, or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or other similar Legal Requirement.

2.11 Tax Consequences. For U.S. federal income tax purposes, the Mergers are intended to constitute reorganizations within the meaning of Section 368(a) of the Code. The parties to this Agreement adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

2.12 Further Action.

(a) If, at any time after the Initial Effective Time, any further action is determined by Parent or the TriQuint Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the TriQuint Surviving Corporation with full right, title and possession of and to all rights and property of Trident Merger Sub and TriQuint, the officers and directors of the TriQuint Surviving Corporation and Parent shall be fully authorized (in the name of Trident Merger Sub, in the name of TriQuint and otherwise) to take such action.

10.

(b) If, at any time after the Effective Time, any further action is determined by Parent or the RFMD Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the RFMD Surviving Corporation with full right, title and possession of and to all rights and property of Rocky Merger Sub and RFMD, the officers and directors of the RFMD Surviving Corporation and Parent shall be fully authorized (in the name of Rocky Merger Sub, in the name of RFMD and otherwise) to take such action.

Section 3. REPRESENTATIONS AND WARRANTIES OF RFMD

Except as set forth or incorporated by reference in the RFMD SEC Documents (excluding: (x) any disclosure in any such RFMD SEC Document set forth in any risk factor section or in any section relating to forward-looking statements; and (y) any statements or disclosures that are predictive or forward-looking in nature, including statements about potential future risks or liabilities arising from existing facts and circumstances), RFMD represents and warrants to TriQuint as follows (it being understood that each representation and warranty contained in this Section 3 is subject to: (a) the exceptions and disclosures set forth in the part or subpart of the RFMD Disclosure Schedule corresponding to the particular Section or subsection in this Section 3 in which such representation and warranty appears; and (b) any exception or disclosure set forth in any other part or subpart of the RFMD Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure applies to such representation and warranty):

3.1 Subsidiaries; Due Organization; Etc.

(a) Part 3.1(a) of the RFMD Disclosure Schedule identifies each Subsidiary of RFMD and indicates its jurisdiction of organization. Neither RFMD nor any of the Entities identified in Part 3.1(a) of the RFMD Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 3.1(a) of the RFMD Disclosure Schedule. No Subsidiary of RFMD has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.

(b) Each of the RFMD Corporations is a corporation (or other Entity) duly organized, validly existing and in good standing (or equivalent status) under the laws of the jurisdiction of its incorporation or formation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound, except, in the case of clauses (i) through (iii) of this sentence, as would not have and would not reasonably be expected to have or result in an RFMD Material Adverse Effect.

(c) Each of the RFMD Corporations (in jurisdictions that recognize the following concepts) is qualified to do business as a foreign corporation or other foreign Entity, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except for jurisdictions in which the failure to be so qualified, individually or in the aggregate, would not have an RFMD Material Adverse Effect.

3.2 Articles of Incorporation and Bylaws. RFMD has Made Available to TriQuint accurate and complete copies of the articles of incorporation and bylaws of RFMD, including all amendments thereto. RFMD has Made Available to TriQuint accurate and complete copies of the charters of all committees of the RFMD Board.

11.

3.3 Capitalization, Etc.

(a) As of February 19, 2014, the authorized capital stock of RFMD consists of: (i) 500,000,000 shares of RFMD Common Stock, of which 282,549,192 shares have been issued and were outstanding; and (ii) 5,000,000 shares of RFMD Preferred Stock, of which no shares have been issued or were outstanding. All of the outstanding shares of RFMD Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the RFMD Corporations (other than RFMD) holds any shares of RFMD Common Stock or any rights to acquire shares of RFMD Common Stock.

(b) Except as set forth in Part 3.3(b) of the RFMD Disclosure Schedule, (i) none of the outstanding shares of RFMD Common Stock is entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right, except that the RFMD Restricted Stock is subject to a right of repurchase in favor of RFMD; (ii) none of the outstanding shares of RFMD Common Stock is subject to any right of first refusal in favor of RFMD; and (iii) there is no RFMD Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of RFMD Common Stock or any securities of any Significant Subsidiary of any of the RFMD Corporations. None of the RFMD Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of RFMD Common Stock or other securities.

(c) Except as set forth in Part 3.3(c) of the RFMD Disclosure Schedule, as of February 19, 2014: (i) 8,800,094 shares of RFMD Common Stock are subject to issuance pursuant to RFMD Options; (ii) 8,458,636 shares of RFMD Common Stock are reserved for future issuance pursuant to RFMD RSUs; (iii) 1,320,691 shares of RFMD Common Stock are reserved for future settlement of RFMD PSUs; (iv) 4,298,253 shares of RFMD Common Stock are reserved for future issuance pursuant to the RFMD ESPP; (v) approximately 8,400,000 shares of RFMD Common Stock are reserved for future issuance pursuant to RFMD’s 1.00% subordinated notes due 2014; and (vi) 19,697,676 shares of RFMD Common Stock are reserved for future issuance pursuant to equity awards not yet granted under the RFMD Equity Plans.

(d) [Reserved]

(e) Except as set forth in Sections 3.3(a), 3.3(b) and 3.3(c) or in Part 3.3(e) of the RFMD Disclosure Schedule, as of the date of this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the RFMD Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the RFMD Corporations; (iii) outstanding or authorized stock appreciation rights, phantom stock, profit participation or similar rights or equity-based awards with respect to any of the RFMD Corporations; or (iv) shareholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any of the RFMD Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(f) All outstanding shares of RFMD Common Stock, and all options and other securities of the RFMD Corporations, have been issued and granted in compliance in all material respects with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.

12.

(g) All of the outstanding shares of capital stock of each of RFMD’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, and are owned beneficially and of record by RFMD (except with respect to those RFMD Subsidiaries organized under the laws of foreign jurisdictions where shares of capital stock are required under applicable Legal Requirements to be held by one or more directors, employees or agents of such Subsidiary, in each case as disclosed in Part 3.3(g) of the RFMD Disclosure Schedule), free and clear of any Encumbrances (other than restrictions on transfer imposed by applicable securities laws).

3.4 SEC Filings; Financial Statements.

(a) RFMD has Made Available to TriQuint accurate and complete copies of all registration statements, proxy statements, RFMD Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by RFMD with the SEC since January 1, 2011, including all amendments thereto (collectively, the “RFMD SEC Documents”). All statements, reports, schedules, forms and other documents required to have been filed by RFMD or its officers with the SEC have been so filed on a timely basis. None of RFMD’s Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the RFMD SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the RFMD SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected: (A) in the case of RFMD SEC Documents filed or furnished on or prior to the date of this Agreement that were amended or superseded on or prior to the date of this Agreement, by the filing or furnishing of the applicable amending or superseding RFMD SEC Document; and (B) in the case of RFMD SEC Documents filed or furnished after the date of this Agreement that are amended or superseded prior to the Effective Time, by the filing or furnishing of the applicable amending or superseding RFMD SEC Document. The certifications and statements relating to the RFMD SEC Documents required by: (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act; (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act); or (C) any other rule or regulation promulgated by the SEC or applicable to the RFMD SEC Documents (collectively, the “RFMD Certifications”) are accurate and complete, and comply as to form and content with all applicable Legal Requirements. As used in this Section 3.4, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is filed, furnished, submitted, supplied or otherwise made available to the SEC or any member of its staff.

(b) RFMD maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information concerning the RFMD Corporations required to be disclosed by RFMD in the reports that it is required to file, submit or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. RFMD has Made Available to TriQuint accurate and complete copies of all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. As of the date of this Agreement, RFMD is in compliance in all material respects with the applicable listing requirements of the NASDAQ Global Select Market, and has not since January 1, 2011 received any written (or, to the Knowledge of RFMD, written or verbal) notice asserting any non-compliance with the listing requirements of the NASDAQ Global Select Market.

13.

(c) The financial statements (including any related notes) contained or incorporated by reference in the RFMD SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (iii) fairly present in all material respects the consolidated financial position of RFMD and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of RFMD and its consolidated Subsidiaries for the periods covered thereby. No financial statements of any Person other than the RFMD Corporations are required by GAAP to be included in the consolidated financial statements of RFMD contained or incorporated by reference in the RFMD SEC Documents.

(d) RFMD’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been, to the Knowledge of RFMD: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to RFMD within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. To the Knowledge of RFMD, all non-audit services performed by RFMD’s auditors for the RFMD Corporations that were required to be approved in accordance with Section 202 of the Sarbanes-Oxley Act were so approved.

(e) RFMD maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the RFMD Corporations; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of RFMD; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the RFMD Corporations that could have a material effect on the financial statements. RFMD’s management has completed an assessment of the effectiveness of RFMD’s system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended March 30, 2013, and such assessment concluded that such controls were effective and RFMD’s independent registered accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that RFMD maintained effective internal control over financial reporting as of March 30, 2013. To the Knowledge of RFMD, since March 30, 2013, neither RFMD nor any of its Subsidiaries nor RFMD’s independent registered accountant has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the RFMD Corporations; (B) any illegal act or fraud, whether or not material, that involves RFMD’s management or other employees; or (C) any claim or allegation regarding any of the foregoing.

(f) Part 3.4(f) of the RFMD Disclosure Schedule lists, and RFMD has Made Available to TriQuint accurate and complete copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K under the Exchange Act) currently in effect or effected by any of the RFMD Corporations since January 1, 2011. None of the RFMD Corporations has any obligation or other commitment to become a party to any such “off-balance sheet arrangements” in the future.

14.

3.5 Absence of Changes. Between December 28, 2013 and the date of this Agreement:

(a) there has not been any RFMD Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in an RFMD Material Adverse Effect;

(b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets of any of the RFMD Corporations (whether or not covered by insurance);

(c) none of the RFMD Corporations has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities (other than (A) repurchase or forfeiture of RFMD Restricted Stock in connection with termination of employment of the previous holder of such RFMD Restricted Stock that were made in the ordinary course of business and consistent with past practices, and (B) pursuant to RFMD’s net share settlement program);

(d) none of the RFMD Corporations has sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for RFMD Common Stock issued upon the valid exercise of outstanding RFMD Options, upon the vesting of outstanding RFMD RSUs and RFMD PSUs and pursuant to the RFMD ESPP in the ordinary course of business); (ii) any option, warrant or right to acquire any capital stock or any other security (except for RFMD Options, RFMD RSUs and RFMD PSUs identified in Part 3.3(d) of the RFMD Disclosure Schedule); or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

(e) RFMD has not amended or waived any of its rights under, or permitted the acceleration of vesting under: (i) any provision of any RFMD Equity Plan; (ii) any provision of any Contract evidencing any outstanding RFMD Option, RFMD RSU or RFMD PSU; (iii) any restricted stock or restricted stock unit agreement; or (iv) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);

(f) there has been no amendment to the articles of incorporation or bylaws of RFMD, and none of the RFMD Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(g) the RFMD Corporations have not made any capital expenditures that in the aggregate exceed $5,000,000 in excess of the approved budgets of RFMD Corporations Made Available to TriQuint;

(h) none of the RFMD Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any material account receivable or other material indebtedness;

(i) none of the RFMD Corporations has: (i) lent any money to any Person (other than extensions of credit to trade creditors, intercompany indebtedness, short-term advances made to non-executive officer employees which have subsequently been repaid and routine travel and business expense advances made to employees, in each case in the ordinary course of business); or (ii) incurred or guaranteed any indebtedness for borrowed money, other than to trade creditors in the ordinary course of business;

15.

(j) none of the RFMD Corporations has: (i) adopted, established or entered into any RFMD Employee Plan or RFMD Employee Agreement; (ii) caused or permitted any RFMD Employee Plan to be amended in any material respect; or (iii) materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to any of its directors, officers, statutory auditors or other employees;

(k) none of the RFMD Corporations has changed any of its methods of accounting or accounting practices in any material respect except as required by concurrent changes in GAAP or SEC rules and regulations;

(l) none of the RFMD Corporations has made any material Tax election;

(m) none of the RFMD Corporations has commenced or settled any material Legal Proceeding, and there has been no judgment in favor of a plaintiff in any material Legal Proceeding in which an RFMD Corporation is a defendant;

(n) none of the RFMD Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

(o) none of the RFMD Corporations has agreed or committed to take any of the actions referred to in clauses “(c)” through “(n)” above.

3.6 Title to Assets. The RFMD Corporations own, and have good and valid title to, all assets purported to be owned by them, including: (a) all material assets reflected on the RFMD Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the RFMD Balance Sheet); and (b) all other material assets reflected in the books and records of the RFMD Corporations as being owned by the RFMD Corporations. All of said assets are owned by the RFMD Corporations free and clear of any Encumbrances, except for RFMD Permitted Encumbrances. The RFMD Corporations are the lessees of, and hold valid leasehold interests in, all assets purported to have been leased by them, including: (A) all assets reflected as leased on the RFMD Balance Sheet; and (B) all other assets reflected in the books and records of the RFMD Corporations as being leased to the RFMD Corporations, and the RFMD Corporations enjoy undisturbed possession of such leased assets.

3.7 Loans; Customers.

(a) Part 3.7(a) of the RFMD Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all outstanding loans and advances made by any of the RFMD Corporations to any RFMD Associate, other than routine travel and business expense advances made to directors or officers or other employees in the ordinary course of business.

(b) Part 3.7(b) of the RFMD Disclosure Schedule accurately identifies the greater of either (i) the RFMD Corporations’ top 10 customers by segment, or (ii) the customers that together contribute 75% of the RFMD Corporations’ consolidated revenue by segment, in each case, in each of the fiscal years ended in March 30, 2012 and March 30, 2013 based on the revenues received by the RFMD Corporations in such years, and provides an accurate and complete breakdown of the revenues received from each such customer in each of such fiscal years. RFMD has not received any written notice (or, to the Knowledge of RFMD, any other communication, whether written or otherwise, other than

16.

ordinary course negotiations) indicating that any customer or other Person identified or required to be identified in Part 3.7(b) of the RFMD Disclosure Schedule may cease dealing with or materially reduce its orders from any of the RFMD Corporations or materially reduce its overall future business with the RFMD Corporations from the current level of business.

3.8 Equipment; Real Property; Leasehold.

(a) All material items of equipment and other tangible assets owned by or leased to and necessary for the operation of the RFMD Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the businesses of the RFMD Corporations in the manner in which such businesses are currently being conducted.

(b) RFMD has Made Available to TriQuint accurate and complete legal descriptions of all parcels of real property owned by the respective RFMD Corporations. (The real property and all buildings, structures, fixtures and other improvements described in the immediately preceding sentence are referred to as the “RFMD Owned Real Property.”) Except as set forth in Part 3.8(b) of the RFMD Disclosure Schedule, the RFMD Corporations have good, marketable and indefeasible fee title to the RFMD Owned Real Property, free and clear of any Encumbrances, except for RFMD Permitted Encumbrances. All water, sewer, gas, electricity, telephone and other utilities and utility services necessary for the conduct of the businesses of the RFMD Corporations at or upon the RFMD Owned Real Property are being supplied to the RFMD Owned Real Property and are presently installed and operating properly.

(c) RFMD has Made Available accurate and complete copies of each lease pursuant to which any of the RFMD Corporations leases real property from any other Person for annual rent payments in excess of $200,000. (All real property leased to the RFMD Corporations pursuant to the real property leases described in the immediately preceding sentence, including all buildings, structures, fixtures and other improvements leased to the RFMD Corporations, is referred to as the “RFMD Leased Real Property.”) To the Knowledge of RFMD, there is no existing plan or study by any Governmental Authority or by any other Person that challenges or otherwise adversely affects the continuation of the use or operation of any RFMD Leased Real Property. Part 3.8(c) of the RFMD Disclosure Schedule contains an accurate and complete list of all subleases, occupancy agreements and other RFMD Contracts granting to any Person (other than any RFMD Corporation) a right of use or occupancy of any of the RFMD Leased Real Property. Except as set forth in the leases or subleases identified in Part 3.8(c) of the RFMD Disclosure Schedule, there is no Person in possession of any RFMD Leased Real Property other than an RFMD Corporation. Since January 1, 2009, none of the RFMD Corporations has received any written notice (or, to the Knowledge of RFMD, any other communication, whether written or otherwise) of a default, alleged failure to perform, or any offset or counterclaim with respect to any occupancy agreement with respect to any RFMD Leased Real Property which has not been fully remedied and withdrawn.

3.9 Intellectual Property.

(a) Part 3.9(a) of the RFMD Disclosure Schedule accurately identifies:

(i) in Part 3.9(a)(i) of the RFMD Disclosure Schedule: (A) each item of Registered IP, other than trademarks, that is material to the business of the RFMD Corporations as conducted on the date of this Agreement, in which any of the RFMD Corporations has or purports to have an ownership interest of any nature (whether solely, jointly with another Person or otherwise) (the “RFMD Material Registered IP”); (B) the jurisdiction in which such RFMD Material Registered IP has been registered or filed and the applicable registration or serial number; and (C) the owner(s) of record of such item of RFMD Material Registered IP;

17.

(ii) in Part 3.9(a)(ii) of the RFMD Disclosure Schedule, each Contract pursuant to which any Intellectual Property Rights or Intellectual Property, in each case that is material to the business of the RFMD Corporations as conducted on the date of this Agreement, is licensed to any RFMD Corporation (other than software license agreements for third party software that is neither: (1) bundled, included, used in, licensed or distributed with any RFMD Product or RFMD Product Software or part of any RFMD Product or RFMD Product Software; nor (2) used to manufacture, develop, support, maintain or test any RFMD Product or RFMD Product Software having an annual license fee of more than $100,000) (for purposes of this Agreement, a covenant not to sue or not to assert infringement claims shall be deemed to be equivalent to a license); and

(iii) in Part 3.9(a)(iii) of the RFMD Disclosure Schedule, each Contract pursuant to which any of the RFMD Corporations has granted any license under, or otherwise transferred or conveyed any material right or interest in, any material RFMD IP (other than nonexclusive licenses granted in the ordinary course of business).

(b) One or more of the RFMD Corporations, as applicable, own all right, title and interest to and in the RFMD IP (other than Intellectual Property Rights or Intellectual Property licensed to one or more of the RFMD Corporations or which one or more of the RFMD Corporations otherwise has the right to use) free and clear of any Encumbrances (other than licenses identified in Part 3.9(a)(a)(iii) of the RFMD Disclosure Schedule, RFMD Permitted Encumbrances, or any other licenses granted by any RFMD Corporation), in each case except as would not have or result in and would not reasonably be expected to have or result in an RFMD Material Adverse Effect; provided, however, the foregoing representation is subject to the Knowledge of RFMD with respect to patents owned by third parties under which a license may be needed to practice the RFMD IP. Each RFMD Corporation has taken reasonable steps to maintain the confidentiality of the material trade secrets owned by any of the RFMD Corporations, except as would not have or result in and would not reasonably be expected to have or result in an RFMD Material Adverse Effect.

(c) All RFMD Material Registered IP that has been registered or issued is, to the Knowledge of RFMD, valid, subsisting and enforceable, in each case except as would not have or result in and would not reasonably be expected to have or result in an RFMD Material Adverse Effect.

(d) Neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions will, or would reasonably be expected to, with or without notice or the lapse of time, result in or give any other Person the right or option to cause, create, impose or declare: (i) loss of, or Encumbrance (other than any RFMD Permitted Encumbrance) on, any material RFMD IP; or (ii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the RFMD IP, in each case pursuant to any Contract to which any RFMD Corporation is bound prior to the Closing, in each case except as would not have or result in and would not reasonably be expected to have or result in an RFMD Material Adverse Effect.

(e) To the Knowledge of RFMD, none of the RFMD Corporations and none of the RFMD Products or RFMD Product Software has, since January 1, 2007, infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person, except as would not have or result in and would not reasonably be expected to have or result in an RFMD Material Adverse Effect.

18.

(f) No Legal Proceeding asserting that any RFMD Corporation, RFMD Product or RFMD Product Software has infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person is or, since January 1, 2010, has been pending or, to the Knowledge of RFMD, threatened against any RFMD Corporation or against any other Person who is, or has asserted or could reasonably be expected to assert that such Person is, entitled to be indemnified, defended, held harmless or reimbursed by any RFMD Corporation with respect to such Legal Proceeding (including any Legal Proceeding that has been settled, dismissed or otherwise concluded), except for any Legal Proceedings as would not have or result in and would not reasonably be expected to have or result in an RFMD Material Adverse Effect.

(g) Since January 1, 2010, none of the RFMD Corporations has received any written notice (or, to the Knowledge of RFMD, any other communication, whether written or otherwise) relating to any actual, alleged or suspected infringement (directly, contributorily, by inducement or otherwise), misappropriation or violation of any Intellectual Property Right of another Person by any of the RFMD Corporations, the RFMD Products or the RFMD Product Software except for any infringements, misappropriations, or violations as would not have or result in and would not reasonably be expected to have or result in an RFMD Material Adverse Effect.

3.10 Contracts.

(a) For purposes of this Agreement, each of the following RFMD Contracts shall be deemed to constitute an “RFMD Material Contract”:

(i) any Contract: (A) constituting an RFMD Employee Agreement; (B) pursuant to which any of the RFMD Corporations is or may become obligated to grant or accelerate the vesting of, or otherwise modify, any stock option, restricted stock, restricted stock unit, stock appreciation right or other equity interest in any of the RFMD Corporations; (C) pursuant to which any of the RFMD Corporations is or may become obligated to make any bonus or similar payment to any RFMD Associate as a result of the Mergers or any of the other Contemplated Transactions, alone or in combination with any other event; or (D) with any works council, labor union or similar organization or body;

(ii) any Contract identified or required to be identified in Part 3.9 of the RFMD Disclosure Schedule;

(iii) any Contract: (A) granting exclusive or preferential rights to license, market, sell or deliver any of the RFMD Products or RFMD IP (other than exclusive reseller agreements, a form of which has been Made Available to TriQuint); (B) with any Material Customer (as defined in 3.10(a)(vi)) containing any “most favored nation” or “most favored customer” or similar provision in favor of the other party; or (C) otherwise contemplating an exclusive or preferential relationship between any RFMD Corporation and any other Person;

(iv) any Contract with any Material Supplier where “Material Supplier” shall mean the top 20, by annual spend for the most recent twelve-month period, manufacturers, vendors, foundries, or other suppliers of the RFMD Corporations;

(v) any Contract relating to the ownership of RFMD Owned Property or the lease or sublease of RFMD Owned Property or RFMD Leased Real Property for annual rent payments in excess of $200,000;

19.

(vi) any Contract with any Material Customer, where “Material Customer” shall mean the lesser of (A) the top ten customers for each business segment of RFMD, by total revenue on a consolidated basis for the most recent twelve-month period, or (B) the customers representing 75% of RFMD’s total revenue on a consolidated basis for the most recent twelve-month period;

(vii) any Contract that is otherwise an RFMD Material Contract pursuant to Section 3.10(a)(i)-(vi) above and that imposes any restriction on the right or ability of any RFMD Corporation: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to solicit, hire or retain any Person as a director, an officer or other employee, a consultant or an independent contractor; (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (E) to perform services for any other Person; or (F) to transact business with any other Person, in each case which restriction would or would reasonably be expected to materially and adversely affect: (x) the conduct of the business of the RFMD Corporations as currently conducted or as currently proposed by the RFMD Corporations to be conducted; or (y) the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, performance, display, creation of derivative works by any RFMD Corporation with respect to and/or use of any RFMD Product;

(viii) any Contract that would reasonably be expected to have a material effect on the ability of RFMD to perform any of its obligations under this Agreement, or to consummate any of the Contemplated Transactions; and

(ix) any other Contract not otherwise disclosed pursuant to this Section 3.10(a), the termination of which would, individually or in the aggregate, reasonably be expected to have or result in an RFMD Material Adverse Effect.

RFMD has Made Available to TriQuint an accurate and complete copy of each RFMD Contract that constitutes an RFMD Material Contract (or where applicable a form of such Contract).

(b) Each RFMD Contract that constitutes an RFMD Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)(i) None of the RFMD Corporations has violated or breached in any material respect, or committed any default in any material respect under, any RFMD Contract; (ii) to the Knowledge of RFMD, no other Person has violated or breached in any material respect, or committed any default in any material respect under, any RFMD Contract; (iii) to the Knowledge of RFMD, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to: (A) result in a violation or breach in any material respect of any of the provisions of any RFMD Contract; (B) give any Person the right to declare a default in any material respect under any RFMD Contract; (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any RFMD Contract; (D) give any Person the right to accelerate the maturity or performance of any RFMD Contract that constitutes an RFMD Material Contract; (E) result in the disclosure, release or delivery of any RFMD Source Code; or (F) give any Person the right to cancel, terminate or modify any RFMD Contract that constitutes an RFMD Material Contract; and (iv) since January 1, 2012, none of the RFMD Corporations has received any written notice (or, to the Knowledge of RFMD, any other communication, whether written or otherwise) regarding any actual or possible violation or breach of, or default under, any RFMD Material Contract.

20.

(d) Except as set forth in Part 3.10(d) of the Disclosure Schedule:

(i) none of the RFMD Corporations has had any determination of noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid;

(ii) the RFMD Corporations have complied in all material respects with all Legal Requirements with respect to all Government Contracts and Government Bids;

(iii) none of the RFMD Corporations has, in obtaining or performing any Government Contract, violated: (A) the Truth in Negotiations Act of 1962, as amended; (B) the False Claims Act; (C) the Anti-Kickback Act; (D) the International Traffic in Arms Regulations; (E) the Export Administration Regulations; (E) the Byrd Amendment; (F) the Buy American Act; (G) the Trade Agreements Act; (H) the Service Contract Act of 1963, as amended; (I) the Procurement Integrity Act, as amended; (J) the Federal Acquisition Regulation (“FAR”) or any applicable agency supplement thereto, including FAR 52.222-26 (Equal Opportunity), FAR 52.222-35 (Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans), FAR 52.222-36 (Affirmative Action for Workers with Disabilities, and FAR 52.222-37 (Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans); (K) the Cost Accounting Standards; (L) the National Industrial Security Program Operating Manual (DOD 5220.22 M); (M) the Defense Industrial Security Regulation (DOD 5220.22-R) or any related security regulations; or (N) any other applicable procurement law or regulation or other Legal Requirement;

(iv) all facts set forth in or acknowledged by any RFMD Corporation in any certification, representation or disclosure statement submitted by such RFMD Corporation with respect to any Government Contract or Government Bid were current, accurate and complete as of the date of submission;

(v) none of the RFMD Corporations and no employee of any of the RFMD Corporations has been debarred or suspended from doing business with any Governmental Body, and, to the Knowledge of RFMD, no circumstances exist that would warrant the institution of debarment or suspension proceedings against any RFMD Corporation or any employee of any RFMD Corporation;

(vi) no negative determinations of responsibility have been issued against any RFMD Corporation in connection with any Government Contract or Government Bid;

(vii) no direct or indirect costs incurred by any RFMD Corporation have been questioned or disallowed as a result of a finding or determination of any kind by any Governmental Body;

(viii) there is not and has not been any (A) outstanding claim against any RFMD Corporation by, or dispute involving any RFMD Corporation with, any Governmental Body, prime contractor, subcontractor, vendor or other Person arising under or relating to the award or performance of any Government Contract; (B) fact known by RFMD upon which any such claim could reasonably be expected to be based or which may give rise to any such dispute; (C) termination for default, termination for cause, show cause notice, or cure notice issued by any Governmental Body, prime contractor or higher-tier subcontractor related to any Government Contract; or (D) final decision of any Governmental Body against any RFMD Corporation;

21.

(ix) none of the RFMD Corporations is undergoing and none of the RFMD Corporations has undergone any audit, and RFMD has no Knowledge of any basis for any impending audit, arising under or relating to any Government Contract (other than normal routine audits conducted in the ordinary course of business);

(x) none of the RFMD Corporations has entered into any financing arrangement or assignment of proceeds with respect to the performance of any Government Contract;

(xi) the RFMD Corporations have complied with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other Intellectual Property;

(xii) none of the RFMD Corporations has made any disclosure to any Governmental Body pursuant to any voluntary disclosure agreement;

(xiii) the responsible government representatives have agreed with each RFMD Corporation on the “forward pricing rates” that such RFMD Corporation is charging on cost-type Government Contracts and including in Government Bids; and

(xiv) RFMD has a Contractor Code of Business Ethics and Conduct as described in FAR Subpart 3.10.

3.11 Liabilities. None of the RFMD Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such, or specifically reserved against, in the RFMD Balance Sheet; (b) liabilities that have been incurred by the RFMD Corporations since the date of the RFMD Balance Sheet in the ordinary course of business and consistent with past practices; (c) liabilities for performance of obligations of the RFMD Corporations pursuant to the express terms of RFMD Contracts; (d) liabilities under this Agreement or incurred in connection with the Contemplated Transactions; and (e) liabilities that, individually or in aggregate, have not had and are not reasonably expected to have an RFMD Material Adverse Effect.

3.12 Compliance with Legal Requirements. Each of the RFMD Corporations is, and has at all times since January 1, 2012 been, in compliance in all material respects with all applicable Legal Requirements, including Environmental Laws (as defined in Section 3.17(e)) and Legal Requirements relating to employment, privacy law matters, exportation of goods and services, securities law matters and Taxes. Since January 1, 2012, none of the RFMD Corporations has received any written notice (or, to the Knowledge of RFMD, any other communication, whether written or otherwise) from any Governmental Body or other Person regarding any actual or possible violation in any material respect of, or failure to comply in any material respect with, any Legal Requirement.

3.13 Certain Business Practices. None of the RFMD Corporations, and (to the Knowledge of RFMD) no Representative of any of the RFMD Corporations with respect to any matter relating to any of the RFMD Corporations, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or otherwise violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, as amended; or (c) made any other unlawful payment.

22.

3.14 Governmental Authorizations; Grants.

(a) The RFMD Corporations hold all material Governmental Authorizations necessary to enable the RFMD Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted, including all export licenses and other approvals required for their exports of products and technologies from the United States. All such Governmental Authorizations are valid and in full force and effect. Each RFMD Corporation is, and at all times since January 1, 2010 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Except as set forth on Part 3.14(a) of the RFMD Disclosure Schedule, since January 1, 2012, none of the RFMD Corporations has received any written notice (or, to the Knowledge of RFMD, any other communication, whether written or otherwise) from any Governmental Body regarding: (i) any actual or possible material violation of or failure to comply in any material respect with any term or requirement of any material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

(b) Each of the RFMD Corporations is in compliance in all material respects with all material terms and requirements of each grant, incentive and subsidy provided or made available to or for the benefit of any of the RFMD Corporations by any U.S. federal, state or local Governmental Body or any foreign Governmental Body or otherwise. Neither the execution or delivery of this Agreement, nor the consummation of the Mergers or any of the other Contemplated Transactions, does, will or would reasonably be expected to (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive or subsidy identified or required to be identified in Part 3.14(b) of the RFMD Disclosure Schedule.

3.15 Tax Matters.

(a) Each of the material Tax Returns required to be filed by or on behalf of the respective RFMD Corporations with any Governmental Body (the “RFMD Corporation Returns”): (i) has been filed on or before the applicable due date (including any extensions of such due date); and (ii) has been prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the RFMD Corporation Returns to be due have been timely paid.

(b) Each RFMD Corporation has timely withheld and paid all material Taxes required to have been withheld and paid in connection with any payment to an employee, independent contractor, creditor, shareholder, or other third party.

(c) The RFMD Balance Sheet accrues all liabilities for Taxes with respect to all periods through the date of the RFMD Balance Sheet in accordance with GAAP, and none of the RFMD Corporations has incurred any liabilities for Taxes since the date of the RFMD Balance Sheet other than in the operation of the business of the RFMD Corporations in the ordinary course.

(d) No RFMD Corporation and no RFMD Corporation Return is currently under (or since January 1, 2010 has been under) audit by any Governmental Body, and to the Knowledge of RFMD, no Governmental Body has delivered to any RFMD Corporation a notice or request to conduct a proposed audit or examination with respect to Taxes. No extension or waiver of the limitation period applicable to any RFMD Corporation Returns has been granted (by RFMD or any other Person), and no such extension or waiver has been requested from any RFMD Corporation.

(e) No claim or Legal Proceeding is pending or, to the Knowledge of RFMD, has been threatened against or with respect to any RFMD Corporation in respect of any material

23.

Tax. There are no unsatisfied liabilities for material Taxes with respect to any notice of deficiency or similar document received by any RFMD Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the RFMD Corporations and with respect to which reserves for payment have been established on the RFMD Balance Sheet in accordance with GAAP). There are no liens for material Taxes upon any of the assets of any of the RFMD Corporations except liens for current Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP. None of the RFMD Corporations has been, and none of the RFMD Corporations will be, required to include any material adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision of state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

(f) No claim which has resulted or could reasonably be expected to result in an obligation to pay material Taxes has ever been made by any Governmental Body in a jurisdiction where an RFMD Corporation does not file a Tax Return that it is or may be subject to taxation by that jurisdiction.

(g) There are no Contracts relating to allocating or sharing of Taxes to which any RFMD Corporation is a party (except for customary agreements not primarily related to Taxes). None of the RFMD Corporations is liable for Taxes of any other Person (other than another RFMD Corporation), or is currently under any contractual obligation to indemnify any Person with respect to any amounts of such Person’s Taxes or is a party to any Contract providing for payments by an RFMD Corporation with respect to any amount of Taxes of any other Person (in each case, except for customary agreements not primarily related to Taxes).

(h) No RFMD Corporation has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code. No RFMD Corporation is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(i) Except as set forth on Part 3.15(i) of the RFMD Disclosure Schedule, no RFMD Corporation has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar Legal Requirement to which an RFMD Corporation may be subject, other than the affiliated group of which RFMD is the common parent.

(j) RFMD has Made Available to TriQuint accurate and complete copies of all federal and state income Tax Returns of the RFMD Corporations for all Tax years that remain open or are otherwise subject to audit (other than years that remain open solely because of the carry forward of net operating losses or other Tax attributes), and all other RFMD Corporation Returns filed since December 31, 2010.

(k) RFMD has disclosed on its federal income Tax Returns all positions that could give rise to a material understatement penalty within the meaning of Section 6662 of the Code or any similar Legal Requirement.

(l) No RFMD Corporation has participated in, or is currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or similar transaction under any corresponding or similar Legal Requirement.

24.

(m) No RFMD Corporation has taken any action or knows of any fact that would reasonably be expected to cause the Mergers to fail to qualify as a “reorganization” under Section 368(a) of the Code.

3.16 Employee and Labor Matters; Benefit Plans.

(a) Except as set forth in Part 3.16(a) of the RFMD Disclosure Schedule, the employment of each of the RFMD Employees (i) in the United States is terminable by the applicable RFMD Corporation at will and without material liability for any severance, termination or similar post-termination payment or benefit except as required by applicable Legal Requirements, and (ii) outside of the United States can be terminated without material liability for any severance, termination, pension or similar post-termination payment or benefits in excess of amounts (including notice pay) strictly required by applicable Legal Requirements.

(b) Except as set forth in Part 3.16(b) of the RFMD Disclosure Schedule, none of the RFMD Corporations is a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees and there are no labor organizations or works councils representing, purporting to represent or, to the Knowledge of RFMD, seeking to represent any employees of any of the RFMD Corporations. Since January 1, 2012, there has not been any strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question concerning representation, union organizing activity, or any threat thereof, or any similar activity or dispute, affecting any of the RFMD Corporations or any of their employees. There is not now pending, and no Person has threatened to commence, any such strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question regarding representation or union organizing activity or any similar activity or dispute. Except as set forth in Part 3.16(b) of the RFMD Disclosure Schedule, there is no claim or grievance pending or, to the Knowledge of RFMD, threatened relating to any employment Contract, wages and hours, leave of absence, plant closing notification, employment statute or regulation, work rule (together with all policies and supplements related thereto), privacy right, labor dispute, workers’ compensation policy or long-term disability policy, safety, retaliation, immigration or discrimination matters involving any RFMD Associate, including charges of unfair labor practices or harassment complaints.

(c) RFMD has Made Available to TriQuint an accurate and complete list, by country and as of the date hereof, of each RFMD Employee Plan and each RFMD Employee Agreement. None of the RFMD Corporations or RFMD Affiliates intends, and none of the RFMD Corporations or RFMD Affiliates has committed, to establish or enter into any new RFMD Employee Plan or RFMD Employee Agreement, or to modify any RFMD Employee Plan or RFMD Employee Agreement (except to conform any such RFMD Employee Plan or RFMD Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to TriQuint in writing or as required by this Agreement).

(d) RFMD has Made Available to TriQuint accurate and complete copies of, to the extent applicable,: (i) all documents setting forth the terms of each RFMD Employee Plan and each RFMD Employee Agreement, including all amendments thereto and all related trust documents; (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under applicable Legal Requirements in connection with each RFMD Employee Plan; (iii) if the RFMD Employee Plan is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of RFMD Employee Plan assets, if any; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA or any similar Legal Requirement with respect to each RFMD Employee Plan; (v) all material written Contracts relating to each RFMD Employee Plan, including administrative

25.

service agreements and group insurance contracts; (vi) all discrimination tests required under the Code for each RFMD Employee Plan intended to be qualified under Section 401(a) of the Code for the three most recent plan years; and (vii) the most recent IRS determination, opinion or advisory letter issued with respect to each RFMD Employee Plan intended to be qualified under Section 401(a) of the Code.

(e) Each of the RFMD Corporations and RFMD Affiliates has performed in all material respects all obligations required to be performed by it under each RFMD Employee Plan, and each RFMD Employee Plan has been established, maintained, administered and funded in all material respects in accordance with its terms and in compliance with all applicable Legal Requirements. Any RFMD Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter as to its qualified status under the Code or is a prototype or volume submitter plan entitled, under applicable IRS guidance, to rely on the favorable opinion or advisory letter issued to the sponsor of such prototype or volume submitter plan. To the Knowledge of RFMD, no event has occurred and no circumstance or condition exists that could reasonably be expected to result in the disqualification of any such RFMD Employee Plan. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any RFMD Employee Plan. Each RFMD Employee Plan (other than any RFMD Employee Plan to be terminated prior to the Effective Time in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to TriQuint, any of the RFMD Corporations or any RFMD Affiliate (other than any liability for ordinary administration expenses and benefits accrued as of the date of amendment, termination or discontinuance). There are no audits or inquiries pending or, to the Knowledge of RFMD, threatened by the IRS, the DOL or any other Governmental Body with respect to any RFMD Employee Plan. None of the RFMD Corporations, and no RFMD Affiliate, has ever incurred: (i) any material penalty or Tax with respect to any RFMD Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code; or (ii) any material penalty or Tax under applicable Legal Requirements with respect to any RFMD Employee Plan or RFMD Employee Agreement. Each of the RFMD Corporations and RFMD Affiliates has made all contributions and other payments required by and due under the terms of each RFMD Employee Plan. Neither the terms nor the performance of any RFMD Employee Agreement or RFMD Employee Plan could reasonably be expected to result in gross income inclusion after the Effective Time pursuant to Section 409A(a)(1)(A) of the Code. All RFMD Foreign Plans required to have been approved by any Governmental Body have been so approved, no such approval has been revoked (or, to the Knowledge of RFMD, has revocation been threatened) and no event has occurred to the Knowledge of RFMD since the date of the most recent approval or application therefor relating to any such RFMD Foreign Plan that would reasonably be expected to materially affect any such approval relating thereto or materially increase the costs relating thereto.

(f) None of the RFMD Corporations, and no RFMD Affiliate, has ever maintained, established, sponsored, participated in or contributed to any: (i) employee benefit plan that is (or was) subject to Section 302 or Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA; or (iii) plan described in Section 413(c) of the Code. No RFMD Employee Plan is or has been funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code. None of the RFMD Corporations, and no RFMD Affiliate, has ever maintained, established, sponsored, participated in or contributed to any RFMD Pension Plan in which stock of any of the RFMD Corporations or any RFMD Affiliate is or was held as a plan asset. Except as set forth in Part 3.16(f) of the RFMD Disclosure Schedule, the fair market value of the assets of each funded RFMD Foreign Plan, the liability of each insurer for any RFMD Foreign Plan funded through insurance, or the book reserve established for any RFMD Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such RFMD Foreign Plan according to the reasonable actuarial assumptions and valuations most recently

26.

used to determine employer contributions to and obligations under such RFMD Foreign Plan, and no Contemplated Transaction will cause any such assets or insurance obligations to be less than such benefit obligations. There are no material liabilities of the RFMD Corporations with respect to any RFMD Employee Plan that are not properly accrued and reflected in the financial statements of RFMD in accordance with GAAP.

(g) Except as set forth in Part 3.16(g) of the RFMD Disclosure Schedule, none of the RFMD Corporations, and no RFMD Affiliate, maintains, sponsors or contributes to any RFMD Employee Plan that is a “group health plan,” as defined in Section 5000(b)(1) of the Code, and that is, in whole or in part, self-funded or self-insured. No RFMD Employee Plan provides (except at no cost to the RFMD Corporations or any RFMD Affiliate), or reflects or represents any liability of any of the RFMD Corporations or any RFMD Affiliate to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any Person for any reason, except (i) as may be required by COBRA or other applicable Legal Requirements, (ii) benefits through the end of the month of termination of employment, (iii) death benefits attributable to deaths occurring at or prior to termination of employment, (iv) disability benefits attributable to disabilities occurring at or prior to termination of employment, and (v) conversion rights. Other than commitments made that involve no future costs to any of the RFMD Corporations or any RFMD Affiliate, none of the RFMD Corporations nor any RFMD Affiliate has ever represented, promised or contracted (whether in oral or written form) to any RFMD Associate (either individually or to RFMD Associates as a group) or any other Person that such RFMD Associate(s) or other Person would be provided with post-termination or retiree life insurance, post-termination or retiree health benefit or other post-termination or retiree employee welfare benefits, except (i) to the extent required by applicable Legal Requirements, (ii) benefits through the end of the month of termination of employment, (iii) death benefits attributable to deaths occurring at or prior to termination of employment, (iv) disability benefits attributable to disabilities occurring at or prior to termination of employment, and (v) conversion rights.

(h) Except as set forth in Part 3.16(h) of the RFMD Disclosure Schedule, neither the execution of this Agreement nor the consummation of the Contemplated Transactions will or could reasonably be expected to (either alone or upon the occurrence of termination of employment) constitute an event under any RFMD Employee Plan, RFMD Employee Agreement, trust or loan that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any RFMD Associate.

(i) Except as set forth in Part 3.16(i) of the RFMD Disclosure Schedule, each of the RFMD Corporations and RFMD Affiliates: (i) is, and at all times has been, in compliance in all material respects with any Order or arbitration award of any court, arbitrator or any Governmental Body respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor related matters; (ii) has withheld and reported all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to RFMD Associates; (iii) is not liable for any arrears of wages or any Taxes or any interest or penalty for failure to comply with the Legal Requirements applicable of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security, social charges or other benefits or obligations for RFMD Associates (other than routine payments to be made in the normal course of business and consistent with past practice).

(j) Except as set forth on Part 3.16(j) of the RFMD Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any RFMD Associate, and no payments have been made or will be made to any RFMD Associate, that, considered individually or

27.

considered collectively with any other such Contracts or payments, will, or could reasonably be expected to, be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws). No RFMD Corporation is a party to or has any obligation under any Contract to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code or for additional taxes payable pursuant to Section 409A of the Code.

(k) Since January 1, 2012, none of the RFMD Corporations has effectuated a “plant closing,” partial “plant closing,” “relocation”, “mass layoff” or “termination” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the RFMD Corporations.

3.17 Environmental Matters.

(a) Since January 1, 2012, none of the RFMD Corporations has received any written notice (or, to the Knowledge of RFMD, any other communication, whether written or otherwise), whether from a Governmental Body, citizens group, RFMD Associate or otherwise, that alleges that any of the RFMD Corporations is not or might not be in compliance in any material respect with any Environmental Law (as defined in Section 3.17(e)), which non-compliance has not been cured or for which there is any remaining material liability.

(b) Except as set forth on Part 3.17(b) of the RFMD Disclosure Schedule, to the Knowledge of RFMD, (i) All RFMD Owned Real Property, RFMD Leased Real Property and any other property that is or was leased to or controlled or used by any of the RFMD Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any Materials of Environmental Concern (as defined in Section 3.17(e)) or material environmental contamination except as would not reasonably be expected to require any corrective action or other remedial obligations under Environmental Laws; (ii) none of the RFMD Owned Real Property, RFMD Leased Real Property or any other property that is or was leased to or controlled or used by any of the RFMD Corporations contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; and (iii) none of the RFMD Owned Real Property, RFMD Leased Real Property or any other property that is or was leased to or controlled or used by any of the RFMD Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been Released (as defined in Section 3.17(e)).

(c) To the Knowledge of RFMD, no RFMD Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law: (i) has been placed on the “National Priorities List” of hazardous waste sites or any similar state list; (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity; or (iii) is subject to a Legal Requirement to take “removal” or “remedial” action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site.

(d) None of the RFMD Corporations has entered into any RFMD Contract that may require any of them to guarantee, reimburse, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws, or the activities of the RFMD Corporations or any other Person relating to Materials of Environmental Concern.

28.

(e) For purposes of this Agreement: (i) “Environmental Law” means any Legal Requirement relating to pollution, worker safety, exposure of any individual to Materials of Environmental Concern or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, including any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any product take-back or product content requirements such as European Directive 2002/96/EC on waste electrical and electronic equipment or European Directive 2002/95/EC on the restriction of the use of certain hazardous substances in electrical and electronic equipment and other similar Legal Requirements; (ii) “Materials of Environmental Concern” include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment; and (iii) “Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the environment, whether intentional or unintentional.

3.18 Insurance. Each material insurance policy and self-insurance program and arrangement relating to the business, assets and operations of the RFMD Corporations is in full force and effect. Since January 1, 2012, none of the RFMD Corporations has received any written notice (or, to the Knowledge of RFMD, any other communication, whether written or otherwise) regarding any actual or possible: (a) cancellation or invalidation of any material insurance policy; (b) refusal of any coverage or rejection of any material claim under any material insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any material insurance policy. There is no pending workers’ compensation or other claim under or based upon any material insurance policy of any of the RFMD Corporations involving an amount in excess of $100,000 in any individual case or $500,000 in the aggregate.

3.19 Transactions with Affiliates. Except as set forth in the RFMD SEC Documents filed prior to the date of this Agreement, during the period commencing on the date of RFMD’s last proxy statement filed with the SEC through the date of this Agreement, no event has occurred that would be required to be reported by RFMD pursuant to Item 404 of Regulation S-K promulgated by the SEC.

3.20 Legal Proceedings; Orders.

(a) Except as set forth in Part 3.20(a) of the RFMD Disclosure Schedule, there is no pending Legal Proceeding, and (to the Knowledge of RFMD) no Person has threatened to commence any material Legal Proceeding: (i) that involves any of the RFMD Corporations, or any business of any of the RFMD Corporations, any of the assets owned, leased or used by any of the RFMD Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Mergers or any of the other Contemplated Transactions.

(b) There is no Order to which any of the RFMD Corporations, or any of the assets owned or used by any of the RFMD Corporations, is subject. To the Knowledge of RFMD, no officer or other key employee of any of the RFMD Corporations is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the RFMD Corporations.

3.21 Authority; Binding Nature of Agreement. RFMD has the corporate right, power and authority to enter into and, subject to obtaining the Required RFMD Shareholder Vote (as defined in Section 3.22), to perform its obligations under this Agreement. The RFMD Board (at a

29.

meeting duly called and held) has: (a) unanimously determined that the RFMD Merger is advisable and fair to, and in the best interests of, RFMD and its shareholders; (b) unanimously adopted this Agreement, and approved the execution, delivery and performance of this Agreement by RFMD and the RFMD Merger; and (c) unanimously recommended the approval of this Agreement by the holders of RFMD Common Stock and directed that this Agreement and the RFMD Merger be submitted for consideration by RFMD’s shareholders at the RFMD Shareholders’ Meeting (as defined in Section 6.2). Assuming the due authorization, execution and delivery of this Agreement by TriQuint, this Agreement constitutes the legal, valid and binding obligation of RFMD, enforceable against RFMD in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency, the relief of debtors and creditors’ rights generally; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.22 Vote Required. The affirmative vote of the holders of a majority of the voting power of the shares of RFMD Common Stock outstanding on the record date for the RFMD Shareholders’ Meeting (the “Required RFMD Shareholder Vote”) is the only vote of the holders of any class or series of RFMD’s capital stock necessary to approve this Agreement.

3.23 Inapplicability of Article 9 of the NCBCA and other Anti-takeover Statutes. The RFMD Board has taken all actions necessary to ensure that the restrictions applicable to business combinations contained in Article 9 of the NCBCA are not, and will not be, applicable to the execution, delivery or performance of this Agreement or to the consummation of the Mergers or any of the other Contemplated Transactions. To the Knowledge of RFMD, no state takeover statute or similar Legal Requirement applies or purports to apply to the Mergers, this Agreement or any of the Contemplated Transactions.

3.24 Non-Contravention; Consents. Assuming compliance with the applicable provisions of the NCBCA, the HSR Act, any foreign antitrust Legal Requirements and the listing requirements of the NASDAQ Global Select Market, neither (1) the execution and delivery of this Agreement by RFMD, nor (2) the consummation of the Mergers or any of the other Contemplated Transactions, would reasonably be expected to, directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of: (i) any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of any of the RFMD Corporations; or (ii) any resolution approved by the shareholders, the board of directors or any committee of the board of directors of any of the RFMD Corporations;

(b) contravene, conflict with or result in a violation of, any Legal Requirement or any Order to which any of the RFMD Corporations, or any of the assets owned or used by any of the RFMD Corporations, is subject;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the RFMD Corporations or that otherwise relates to the business of any of the RFMD Corporations or to any of the assets owned or used by any of the RFMD Corporations;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any RFMD Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any such RFMD Material Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such RFMD Material

30.

Contract; (iii) accelerate the maturity or performance of any such RFMD Material Contract; or (iv) cancel, terminate or modify any right, benefit, obligation or other term of such RFMD Material Contract;

(e) result in the imposition or creation of any Encumbrance upon or with respect to any tangible asset owned or used by any of the RFMD Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the RFMD Corporations); or

(f) result in the disclosure or delivery to any escrowholder or other Person of any RFMD IP (including RFMD Source Code), or the transfer of any material asset of any of the RFMD Corporations to any Person.

Except as may be required by the Exchange Act, the NCBCA, the HSR Act, any foreign antitrust Legal Requirement and the listing requirements of the NASDAQ Global Select Market (as they relate to the Joint Proxy Statement/Prospectus), none of the RFMD Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (x) the execution, delivery or performance of this Agreement; or (y) the consummation of the Mergers or any of the other Contemplated Transactions.

3.25 Opinion of Financial Advisor. The RFMD Board has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”), financial advisor to RFMD, to the effect that, as of the date of such opinion and subject to the assumptions, qualifications and limitations set forth in such opinion, taking into account the Mergers, the RFMD Exchange Ratio is fair, from a financial point of view, to the holders of RFMD Common Stock (excluding RFMD, TriQuint and their respective affiliates).

3.26 Financial Advisor. Except for BofA Merrill Lynch, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Mergers or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the RFMD Corporations.

3.27 Disclosure. None of the information to be supplied by or on behalf of RFMD for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of RFMD for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the shareholders of RFMD or the stockholders of TriQuint or at the time of the RFMD Shareholders’ Meeting (or any adjournment or postponement thereof) or the TriQuint Stockholders’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. No representation or warranty is made by RFMD with respect to statements made or incorporated by reference in the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus based on information supplied by any party other than any RFMD Corporation for inclusion or incorporation by reference in the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus.

31.

Section 4. REPRESENTATIONS AND WARRANTIES OF TRIQUINT

Except as set forth or incorporated by reference in the TriQuint SEC Documents (excluding: (x) any disclosure in any such TriQuint SEC Document set forth in any risk factor section or in any section relating to forward-looking statements; and (y) any statements or disclosures that are predictive or forward-looking in nature, including statements about potential future risks or liabilities arising from existing facts and circumstances), TriQuint represents and warrants to RFMD as follows (it being understood that each statement contained in this Section 4 is subject to: (a) the exceptions and disclosures set forth in the part or subpart of the TriQuint Disclosure Schedule corresponding to the particular Section or subsection in this Section 4 in which such representation and warranty appears; and (b) any exception or disclosure set forth in any other part or subpart of the TriQuint Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception that such exception or disclosure applies to such representation and warranty):

4.1 Subsidiaries; Due Organization; Etc.

(a) Part 4.1(a) of the TriQuint Disclosure Schedule identifies each Subsidiary of the TriQuint and indicates its jurisdiction of organization. Neither TriQuint nor any of the Entities identified in Part 4.1(a) of the TriQuint Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 4.1(a) of the TriQuint Disclosure Schedule. No Subsidiary of TriQuint has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.

(b) Each of the TriQuint Corporations is a corporation or other Entity duly organized, validly existing and in good standing (or equivalent status) under the laws of the jurisdiction of its incorporation or formation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound, except, in the case of clauses (i) through (iii) of this sentence, as would not have and would not reasonably be expected to have or result in a TriQuint Material Adverse Effect.

(c) Each of the TriQuint Corporations (in jurisdictions that recognize the following concepts) is qualified to do business as a foreign corporation or other foreign Entity, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except for jurisdictions in which the failure to be so qualified, individually or in the aggregate, would not have a TriQuint Material Adverse Effect.

4.2 Certificate of Incorporation and Bylaws. TriQuint has Made Available to RFMD accurate and complete copies of the certificate of incorporation and bylaws of TriQuint, including all amendments thereto. TriQuint has Made Available to RFMD accurate and complete copies of the charters of all committees of the TriQuint Board.

4.3 Capitalization, Etc.

(a) As of February 18, 2014, the authorized capital stock of TriQuint consists of: (i) 600,000,000 shares of TriQuint Common Stock, of which 163,762,526 shares have been issued and were outstanding; and (ii) 5,000,000 shares of TriQuint Preferred Stock, of which (i) 25,000 have been designated Series A Participating Preferred Stock and (ii) no shares have been issued or were outstanding. TriQuint holds no shares of its capital stock in its treasury as of February 18, 2014. All of the outstanding shares of TriQuint Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the TriQuint Corporations (other than TriQuint) holds any shares of TriQuint Common Stock or any rights to acquire shares of TriQuint Common Stock.

32.

(b) Except as set forth on Part 4.3(b) of the TriQuint Disclosure Schedule, (i) none of the outstanding shares of TriQuint Common Stock is entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right, except that the TriQuint Restricted Stock is subject to a right of repurchase in favor of TriQuint; (ii) none of the outstanding shares of TriQuint Common Stock is subject to any right of first refusal in favor of TriQuint; and (iii) there is no TriQuint Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of TriQuint Common Stock or any securities of any Significant Subsidiary of any of the TriQuint Corporations. None of the TriQuint Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of TriQuint Common Stock or other securities.

(c) As of February 18, 2014: (i) 32,281,939 shares of TriQuint Common Stock are subject to issuance pursuant to TriQuint Options; (ii) 3,215,854 shares of TriQuint Common Stock are reserved for future issuance pursuant to the TriQuint ESPP; (iii) 239,826 shares of TriQuint Common Stock are reserved for future issuance pursuant to TriQuint RSUs; (iv) 199,236 shares of TriQuint Common Stock are reserved for future issuance pursuant to TriQuint MSUs; and (v) 2,725,520 shares of TriQuint Common Stock are reserved for future issuance pursuant to equity awards not yet granted under the TriQuint Equity Plans.

(d) [Reserved]

(e) Except as set forth in Sections 4.3(a), 4.3(b) and 4.3(c) or in Part 4.3(e) of the TriQuint Disclosure Schedule, as of the date of this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the TriQuint Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the TriQuint Corporations; (iii) outstanding or authorized stock appreciation rights, phantom stock, profit participation or similar rights or equity-based awards with respect to any of the TriQuint Corporations; or (iv) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any of the TriQuint Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(f) All outstanding shares of TriQuint Common Stock, and all options and other securities of the TriQuint Corporations, have been issued and granted in compliance in all material respects with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.

(g) All of the outstanding shares of capital stock of each of TriQuint’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, and are owned beneficially and of record by TriQuint (except with respect to those TriQuint Subsidiaries organized under the laws of foreign jurisdictions where shares of capital stock are required under applicable Legal Requirements to be held by one or more directors, employees or agents of such Subsidiary, in each case as disclosed in Part 4.3(g) of the TriQuint Disclosure Schedule), free and clear of any Encumbrances (other than restrictions on transfer imposed by applicable securities laws).

33.

4.4 SEC Filings; Financial Statements.

(a) TriQuint has Made Available to RFMD accurate and complete copies of all registration statements, proxy statements, TriQuint Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by TriQuint with the SEC since January 1, 2011, including all amendments thereto (collectively, the “TriQuint SEC Documents”). All statements, reports, schedules, forms and other documents required to have been filed by TriQuint or its officers with the SEC have been so filed on a timely basis. None of TriQuint’s Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the TriQuint SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the TriQuint SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected: (A) in the case of TriQuint SEC Documents filed or furnished on or prior to the date of this Agreement that were amended or superseded on or prior to the date of this Agreement, by the filing or furnishing of the applicable amending or superseding TriQuint SEC Document; and (B) in the case of TriQuint SEC Documents filed or furnished after the date of this Agreement that are amended or superseded prior to the Initial Effective Time, by the filing or furnishing of the applicable amending or superseding TriQuint SEC Document. The certifications and statements relating to the TriQuint SEC Documents required by: (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act; (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act); or (C) any other rule or regulation promulgated by the SEC or applicable to the TriQuint SEC Documents (collectively, the “TriQuint Certifications”) are accurate and complete, and comply as to form and content with all applicable Legal Requirements. As used in this Section 4.4, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is filed, furnished, submitted, supplied or otherwise made available to the SEC or any member of its staff.

(b) TriQuint maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information concerning the TriQuint Corporations required to be disclosed by TriQuint in the reports that it is required to file, submit or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. TriQuint has Made Available to RFMD accurate and complete copies of all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. As of the date of this Agreement, TriQuint is in compliance in all material respects with the applicable listing requirements of the NASDAQ Global Select Market, and has not since January 1, 2011 received any written (or, to the Knowledge of TriQuint, written or verbal) notice asserting any non-compliance with the listing requirements of the NASDAQ Global Select Market.

(c) The financial statements (including any related notes) contained or incorporated by reference in the TriQuint SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments); and (iii) fairly present all material respects the consolidated financial position of TriQuint and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of TriQuint and its consolidated Subsidiaries for the periods covered thereby. No financial statements of any Person other than the TriQuint Corporations are required by GAAP to be included in the consolidated financial statements of TriQuint contained or incorporated by reference in TriQuint SEC Documents.

34.

(d) TriQuint’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been, to the Knowledge of TriQuint: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to TriQuint within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. To the Knowledge of TriQuint, all non-audit services performed by TriQuint’s auditors for the TriQuint Corporations that were required to be approved in accordance with Section 202 of the Sarbanes-Oxley Act were so approved.

(e) TriQuint maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the TriQuint Corporations; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of TriQuint; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the TriQuint Corporations that could have a material effect on the financial statements. TriQuint’s management has completed an assessment of the effectiveness of TriQuint’s system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2013, and such assessment concluded that such controls were effective and TriQuint’s independent registered accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that TriQuint maintained effective internal control over financial reporting as of December 31, 2013. To the Knowledge of TriQuint, since December 31, 2013, neither TriQuint nor any of its Subsidiaries nor TriQuint’s independent registered accountant has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the TriQuint Corporations; (B) any illegal act or fraud, whether or not material, that involves TriQuint’s management or other employees; or (C) any claim or allegation regarding any of the foregoing.

(f) Part 4.4(f) of the TriQuint Disclosure Schedule lists, and TriQuint has Made Available to RFMD accurate and complete copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K under the Exchange Act) currently in effect or effected by any of the TriQuint Corporations since January 1, 2011. None of the TriQuint Corporations has any obligation or other commitment to become a party to any such “off-balance sheet arrangements” in the future.

4.5 Absence of Changes. Between December 31, 2013 and the date of this Agreement:

(a) there has not been any TriQuint Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in a TriQuint Material Adverse Effect;

35.

(b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets of any of the TriQuint Corporations (whether or not covered by insurance);

(c) none of the TriQuint Corporations has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities (other than (A) any repurchase or forfeiture of TriQuint Restricted Stock in connection with termination of employment of the previous holder of such TriQuint Common Stock that were made in the ordinary course of business and consistent with past practices, and (B) pursuant to TriQuint’s net share settlement program);

(d) none of the TriQuint Corporations has sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for TriQuint Common Stock issued upon the valid exercise of outstanding TriQuint Options, upon the vesting of outstanding TriQuint RSUs and TriQuint MSUs and pursuant to the TriQuint ESPP in the ordinary course of business); (ii) any option, warrant or right to acquire any capital stock or any other security (except for TriQuint Options, TriQuint RSUs and TriQuint MSUs identified in Part 4.3(d) of the TriQuint Disclosure Schedule); or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

(e) TriQuint has not amended or waived any of its rights under, or permitted the acceleration of vesting under: (i) any provision of any of TriQuint Equity Plans; (ii) any provision of any Contract evidencing any outstanding TriQuint Option; (iii) any restricted stock or restricted stock unit agreement; or (iv) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);

(f) there has been no amendment to the certificate of incorporation or bylaws of TriQuint, and none of the TriQuint Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(g) the TriQuint Corporations have not made any capital expenditures that in the aggregate exceed $5,000,000 in excess of the approved budgets of TriQuint Corporations Made Available to RFMD;

(h) none of the TriQuint Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any material account receivable or other material indebtedness;

(i) none of the TriQuint Corporations has: (i) lent any money to any Person (other than extensions of credit to trade creditors, intercompany indebtedness, short-term advances made to non-executive officer employees which have subsequently been repaid and routine travel and business expense advances made to employees, in each case in the ordinary course of business); or (ii) incurred or guaranteed any indebtedness for borrowed money, other than to trade creditors in the ordinary course of business;

(j) none of the TriQuint Corporations has: (i) adopted, established or entered into any TriQuint Employee Plan or TriQuint Employee Agreement; (ii) caused or permitted any TriQuint Employee Plan to be amended in any material respect; or (iii) materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to any of its directors, officers, statutory auditors or other employees;

36.

(k) none of the TriQuint Corporations has changed any of its methods of accounting or accounting practices in any material respect except as required by concurrent changes in GAAP or SEC rules and regulations;

(l) none of the TriQuint Corporations has made any material Tax election;

(m) none of the TriQuint Corporations has commenced or settled any material Legal Proceeding, and there has been no judgment in favor of a plaintiff in any material Legal Proceeding in which a TriQuint Corporation is a defendant;

(n) none of the TriQuint Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

(o) none of the TriQuint Corporations has agreed or committed to take any of the actions referred to in clauses “(c)” through “(n)” above.

4.6 Title to Assets. The TriQuint Corporations own, and have good and valid title to, all assets purported to be owned by them, including: (a) all material assets reflected on the TriQuint Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the TriQuint Balance Sheet); and (b) all other material assets reflected in the books and records of the TriQuint Corporations as being owned by the TriQuint Corporations. All of said assets are owned by the TriQuint Corporations free and clear of any Encumbrances, except for TriQuint Permitted Encumbrances. The TriQuint Corporations are the lessees of, and hold valid leasehold interests in, all assets purported to have been leased by them, including: (A) all assets reflected as leased on the TriQuint Balance Sheet; and (B) all other assets reflected in the books and records of the TriQuint Corporations as being leased to the TriQuint Corporations, and the TriQuint Corporations enjoy undisturbed possession of such leased assets.

4.7 Loans; Customers.

(a) Part 4.7(a) of the TriQuint Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all outstanding loans and advances made by any of the TriQuint Corporations to any TriQuint Associate, other than routine travel and business expense advances made to directors or officers or other employees in the ordinary course of business.

(b) Part 4.7(b) of the TriQuint Disclosure Schedule accurately identifies greater of either (i) the TriQuint Corporations’ top 10 customers by segment, or (ii) the customers that together contribute 75% of the TriQuint Corporations’ consolidated revenue by segment, in each case, in each of the fiscal years ended in December 31, 2011 and December 31, 2012 based on the revenues received by TriQuint Corporations in such years, and provides an accurate and complete breakdown of the revenues received from each such customer in each of such fiscal years. TriQuint has not received any written notice (or, to the Knowledge of TriQuint, any other communication, whether written or otherwise, other than ordinary course negotiations) indicating that any customer or other Person identified or required to be identified in Part 3.7(b) of the TriQuint Disclosure Schedule may cease dealing with or materially reduce its orders from any of the TriQuint Corporations or materially reduce its overall future business with the TriQuint Corporations from the current level of business.

37.

4.8 Equipment; Real Property; Leasehold.

(a) All material items of equipment and other tangible assets owned by or leased to and necessary for the operation of the TriQuint Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the businesses of the TriQuint Corporations in the manner in which such businesses are currently being conducted.

(b) TriQuint has Made Available to RFMD accurate and complete legal descriptions of all parcels of real property owned by the respective TriQuint Corporations. (The real property and all buildings, structures, fixtures and other improvements described in the immediately preceding sentence are referred to as the “TriQuint Owned Real Property.”) Except as set forth on Part 4.8(b) of the TriQuint Disclosure Schedule, the TriQuint Corporations have good, marketable and indefeasible fee title to the TriQuint Owned Real Property, free and clear of any Encumbrances, except for TriQuint Permitted Encumbrances. All water, sewer, gas, electricity, telephone and other utilities and utility services necessary for the conduct of the businesses of the TriQuint Corporations at or upon the TriQuint Owned Real Property are being supplied to the TriQuint Owned Real Property and are presently installed and operating properly.

(c) TriQuint has Made Available accurate and complete copies of each lease pursuant to which any of the TriQuint Corporations leases real property from any other Person for annual rent payments in excess of $200,000. (All real property leased to the TriQuint Corporations pursuant to the real property leases described in the immediately preceding sentence, including all buildings, structures, fixtures and other improvements leased to the TriQuint Corporations, is referred to as the “TriQuint Leased Real Property.”) To the Knowledge of TriQuint, there is no existing plan or study by any Governmental Authority or by any other Person that challenges or otherwise adversely affects the continuation of the use or operation of any TriQuint Leased Real Property. Part 4.8(c) of the TriQuint Disclosure Schedule contains an accurate and complete list of all subleases, occupancy agreements and other TriQuint Contracts granting to any Person (other than any TriQuint Corporation) a right of use or occupancy of any of the TriQuint Leased Real Property. Except as set forth in the leases or subleases identified in Part 4.8(c) of the TriQuint Disclosure Schedule, there is no Person in possession of any TriQuint Leased Real Property other than a TriQuint Corporation. Since January 1, 2009, none of the TriQuint Corporations has received any written notice (or, to the Knowledge of TriQuint, any other communication, whether written or otherwise) of a default, alleged failure to perform, or any offset or counterclaim with respect to any occupancy agreement with respect to any TriQuint Leased Real Property which has not been fully remedied and withdrawn.

4.9 Intellectual Property.

(a) Part 4.9(a) of the TriQuint Disclosure Schedule accurately identifies:

(i) in Part 4.9(a)(i) of the TriQuint Disclosure Schedule: (A) each item of Registered IP, other than trademarks, that is material to the business of the TriQuint Corporations as conducted on the date of this Agreement, in which any of the TriQuint Corporations has or purports to have an ownership interest of any nature (whether solely, jointly with another Person or otherwise) (the “TriQuint Material Registered IP”); (B) the jurisdiction in which such TriQuint Material Registered IP has been registered or filed and the applicable registration or serial number; and (C) the owner(s) of record of such item of TriQuint Material Registered IP;

38.

(ii) in Part 4.9(a)(ii) of the TriQuint Disclosure Schedule, each Contract pursuant to which any Intellectual Property Rights or Intellectual Property, in each case that is material to the business of the TriQuint Corporations as conducted on the date of this Agreement, is licensed to any TriQuint Corporation (other than software license agreements for third party software that is neither: (1) bundled, included, used in, licensed or distributed with any TriQuint Product or TriQuint Product Software or part of any TriQuint Product or TriQuint Product Software; nor (2) used to manufacture, develop, support, maintain or test any TriQuint Product or TriQuint Product Software having an annual license fee of more than $100,000) (for purposes of this Agreement, a covenant not to sue or not to assert infringement claims shall be deemed to be equivalent to a license); and

(iii) in Part 4.9(a)(ii) of the TriQuint Disclosure Schedule, each Contract pursuant to which any of the TriQuint Corporations has granted any license under, or otherwise transferred or conveyed any material right or interest in, any material TriQuint IP (other than nonexclusive licenses granted in the ordinary course of business).

(b) One or more of the TriQuint Corporations, as applicable, own all right, title and interest to and in the TriQuint IP (other than Intellectual Property Rights or Intellectual Property licensed to one or more of the TriQuint Corporations or that one or more of the TriQuint Corporations otherwise has the right to use) free and clear of any Encumbrances (other than licenses identified in Part4.9(a)(a)(ii) of the TriQuint Disclosure Schedule, TriQuint Permitted Encumbrances, or any other licenses granted by any TriQuint Corporation), in each case except as would not have or result in and would not reasonably be expected to have or result in a TriQuint Material Adverse Effect; provided, however, the foregoing representation is subject to the Knowledge of TriQuint with respect to patents owned by third parties under which a license may be need to practice the TriQuint IP. Each TriQuint Corporation has taken reasonable steps to maintain the confidentiality of the material trade secrets owned by any of the TriQuint Corporations, except as would not have or result in and would not reasonably be expected to have or result in a TriQuint Material Adverse Effect.

(c) All TriQuint Material Registered IP that has been registered or issued is, to the Knowledge of TriQuint, valid, subsisting and enforceable, in each case except as would not have or result in and would not reasonably be expected to have or result in a TriQuint Material Adverse Effect.

(d) Neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions will, or would reasonably be expected to, with or without notice or the lapse of time, result in or give any other Person the right or option to cause, create, impose or declare: (i) loss of, or Encumbrance (other than any TriQuint Permitted Encumbrance) on, any material TriQuint IP; or (ii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the TriQuint IP, in each case pursuant to any Contract to which any TriQuint Corporation is bound prior to the Closing, in each case except as would not have or result in and would not reasonably be expected to have or result in a TriQuint Material Adverse Effect.

(e) To the Knowledge of TriQuint, none of the TriQuint Corporations and none of the TriQuint Products or TriQuint Product Software has, since January 1, 2007, infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person, except as would not have or result in and would not reasonably be expected to have or result in a TriQuint Material Adverse Effect.

(f) No Legal Proceeding asserting that any TriQuint Corporation, TriQuint Product or TriQuint Product Software has infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person is or, since

39.

January 1, 2010, has been pending or, to the Knowledge of TriQuint, threatened against any TriQuint Corporation or against any other Person who is, or has asserted or could reasonably be expected to assert that such Person is, entitled to be indemnified, defended, held harmless or reimbursed by any TriQuint Corporation with respect to such Legal Proceeding (including any Legal Proceeding that has been settled, dismissed or otherwise concluded), except for any Legal Proceedings as would not have or result in and would not reasonably be expected to have or result in a TriQuint Material Adverse Effect.

(g) Since January 1, 2010, none of the TriQuint Corporations has received any written notice (or, to the Knowledge of TriQuint, any other communication, whether written or otherwise) relating to any actual, alleged or suspected infringement (directly, contributorily, by inducement or otherwise), misappropriation or violation of any Intellectual Property Right of another Person by any of the TriQuint Corporations, the TriQuint Products or the TriQuint Product Software, except for any infringements, misappropriations, or violations as would not have or result in and would not reasonably be expected to have or result in a TriQuint Material Adverse Effect.

4.10 Contracts.

(a) For purposes of this Agreement, each of the following TriQuint Contracts shall be deemed to constitute a “TriQuint Material Contract”:

(i) any Contract: (A) constituting a TriQuint Employee Agreement; (B) pursuant to which any of the TriQuint Corporations is or may become obligated to grant or accelerate the vesting of, or otherwise modify, any stock option, restricted stock, restricted stock unit, stock appreciation right or other equity interest in any of the TriQuint Corporations; (C) pursuant to which any of the TriQuint Corporations is or may become obligated to make any bonus or similar payment to any TriQuint Associate as a result of the Mergers or any of the other Contemplated Transactions, alone or in combination with any other event; or (D) with any works council, labor union or similar organization or body;

(ii) any Contract identified or required to be identified in Part 4.9 of the TriQuint Disclosure Schedule;

(iii) any Contract: (A) granting exclusive or preferential rights to license, market, sell or deliver any of the TriQuint Products or TriQuint IP (other than exclusive reseller agreements, a form of which has been Made Available to RFMD); (B) with any Material Customer (as defined in Section 4.10(a)(vi)) containing any “most favored nation” or “most favored customer” or similar provision in favor of the other party; or (C) otherwise contemplating an exclusive or preferential relationship between any TriQuint Corporation and any other Person;

(iv) any Contract with any Material Supplier where “Material Supplier” shall mean the top 20, by annual spend for the most recent twelve-month period, manufacturers, vendors, foundries, or other suppliers of the TriQuint Corporations;

(v) any Contract relating to the ownership of TriQuint Owned Property or the lease or sublease of TriQuint Owned Property or TriQuint Leased Real Property for annual rent payments in excess of $200,000;

(vi) any Contract with any Material Customer, where “Material Customer” shall mean the lesser of (A) the top ten customers for each business segment of TriQuint, by total revenue on a consolidated basis for the most recent twelve-month period, or (B) the customers representing 75% of TriQuint’s total revenue on a consolidated basis for the most recent twelve-month period;

40.

(vii) any Contract that is otherwise an TriQuint Material Contract pursuant to Section 4.10(a)(i)-(vi) above and that imposes any restriction on the right or ability of any TriQuint Corporation: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to solicit, hire or retain any Person as a director, an officer or other employee, a consultant or an independent contractor; (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (E) to perform services for any other Person; or (F) to transact business with any other Person, in each case which restriction would or would reasonably be expected to materially and adversely affect: (x) the conduct of the business of the TriQuint Corporations as currently conducted or as currently proposed by the TriQuint Corporations to be conducted; or (y) the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, performance, display, creation of derivative works by any TriQuint Corporation with respect to and/or use of any TriQuint Product;

(viii) any Contract that would reasonably be expected to have a material effect on the ability of TriQuint to perform any of its obligations under this Agreement, or to consummate any of the Contemplated Transactions; and

(ix) any Contract not otherwise disclosed pursuant to this Section 4.10(a), the termination of which would, individually or in the aggregate, reasonably be expected to have or result in a TriQuint Material Adverse Effect.

TriQuint has Made Available to RFMD an accurate and complete copy of each TriQuint Contract that constitutes a TriQuint Material Contract (or where applicable a form of such Contract).

(b) Each TriQuint Contract that constitutes a TriQuint Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)(i) None of the TriQuint Corporations has violated or breached in any material respect, or committed any default in any material respect under, any TriQuint Contract; (ii) to the Knowledge of TriQuint, no other Person has violated or breached in any material respect, or committed any default in any material respect under, any TriQuint Contract; (iii) to the Knowledge of TriQuint, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to: (A) result in a violation or breach in any material respect of any of the provisions of any TriQuint Contract; (B) give any Person the right to declare a default in any material respect under any TriQuint Contract; (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any TriQuint Contract; (D) give any Person the right to accelerate the maturity or performance of any TriQuint Contract that constitutes a TriQuint Material Contract; (E) result in the disclosure, release or delivery of any TriQuint Source Code; or (F) give any Person the right to cancel, terminate or modify any TriQuint Contract that constitutes a TriQuint Material Contract; and (iv) since January 1, 2012, none of the TriQuint Corporations has received any written notice (or, to the Knowledge of TriQuint, any other communication, whether written or otherwise) regarding any actual or possible violation or breach of, or default under, any TriQuint Material Contract.

41.

(d) Except as set forth in Part 4.10(d) of the Disclosure Schedule:

(i) none of the TriQuint Corporations has had any determination of noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid;

(ii) the TriQuint Corporations have complied in all material respects with all Legal Requirements with respect to all Government Contracts and Government Bids;

(iii) none of the TriQuint Corporations has, in obtaining or performing any Government Contract, violated: (A) the Truth in Negotiations Act of 1962, as amended; (B) the False Claims Act; (C) the Anti-Kickback Act; (D) the International Traffic in Arms Regulations; (E) the Export Administration Regulations; (E) the Byrd Amendment; (F) the Buy American Act; (G) the Trade Agreements Act; (H) the Service Contract Act of 1963, as amended; (I) the Procurement Integrity Act, as amended; (J) the FAR or any applicable agency supplement thereto, including FAR 52.222-26 (Equal Opportunity), FAR 52.222-35 (Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans), FAR 52.222-36 (Affirmative Action for Workers with Disabilities, and FAR 52.222-37 (Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans); (K) the Cost Accounting Standards; (L) the National Industrial Security Program Operating Manual (DOD 5220.22 M); (M) the Defense Industrial Security Regulation (DOD 5220.22-R) or any related security regulations; or (N) any other applicable procurement law or regulation or other Legal Requirement;

(iv) all facts set forth in or acknowledged by any TriQuint Corporation in any certification, representation or disclosure statement submitted by such TriQuint Corporation with respect to any Government Contract or Government Bid were current, accurate and complete as of the date of submission;

(v) none of the TriQuint Corporations and no employee of any of the TriQuint Corporations has been debarred or suspended from doing business with any Governmental Body, and, to the Knowledge of TriQuint, no circumstances exist that would warrant the institution of debarment or suspension proceedings against any TriQuint Corporation or any employee of any TriQuint Corporation;

(vi) no negative determinations of responsibility have been issued against any TriQuint Corporation in connection with any Government Contract or Government Bid;

(vii) no direct or indirect costs incurred by any TriQuint Corporation have been questioned or disallowed as a result of a finding or determination of any kind by any Governmental Body;

(viii) there is not and has not been any (A) outstanding claim against any TriQuint Corporation by, or dispute involving any TriQuint Corporation with, any Governmental Body, prime contractor, subcontractor, vendor or other Person arising under or relating to the award or performance of any Government Contract; (B) fact known by TriQuint upon which any such claim could reasonably be expected to be based or which may give rise to any such dispute; (C) termination for default, termination for cause, show cause notice, or cure notice issued by any Governmental Body, prime contractor or higher-tier subcontractor related to any Government Contract; or (D) final decision of any Governmental Body against any TriQuint Corporation;

42.

(ix) none of the TriQuint Corporations is undergoing and none of the TriQuint Corporations has undergone any audit, and TriQuint has no Knowledge of any basis for any impending audit, arising under or relating to any Government Contract (other than normal routine audits conducted in the ordinary course of business);

(x) none of the TriQuint Corporations has entered into any financing arrangement or assignment of proceeds with respect to the performance of any Government Contract;

(xi) the TriQuint Corporations have complied with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other Intellectual Property;

(xii) none of the TriQuint Corporations has made any disclosure to any Governmental Body pursuant to any voluntary disclosure agreement;

(xiii) the responsible government representatives have agreed with each TriQuint Corporation on the “forward pricing rates” that such TriQuint Corporation is charging on cost-type Government Contracts and including in Government Bids; and

(xiv) TriQuint has a Contractor Code of Business Ethics and Conduct as described in FAR Subpart 3.10.

4.11 Liabilities. None of the TriQuint Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such, or specifically reserved against, in the TriQuint Balance Sheet; (b) liabilities that have been incurred by the TriQuint Corporations since the date of the TriQuint Balance Sheet in the ordinary course of business and consistent with past practices; (c) liabilities for performance of obligations of the TriQuint Corporations pursuant to the express terms of TriQuint Contracts; (d) liabilities under this Agreement or incurred in connection with the Contemplated Transactions; and (e) liabilities that, individually or in aggregate, have not had and are not reasonably expected to have a TriQuint Material Adverse Effect.

4.12 Compliance with Legal Requirements. Each of the TriQuint Corporations is, and has at all times since January 1, 2012 been, in compliance in all material respects with all applicable Legal Requirements, including Environmental Laws and Legal Requirements relating to employment, privacy law matters, exportation of goods and services, securities law matters and Taxes. Since January 1, 2012, none of the TriQuint Corporations has received any written notice (or, to the Knowledge of TriQuint, any other communication, whether written or otherwise) from any Governmental Body or other Person regarding any actual or possible violation in any material respect of, or failure to comply in any material respect with, any Legal Requirement.

4.13 Certain Business Practices. None of the TriQuint Corporations, and (to the Knowledge of TriQuint) no Representative of any of the TriQuint Corporations with respect to any matter relating to any of the TriQuint Corporations, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or otherwise violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, as amended; or (c) made any other unlawful payment.

43.

4.14 Governmental Authorizations; Grants.

(a) The TriQuint Corporations hold all material Governmental Authorizations necessary to enable the TriQuint Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted, including all export licenses and other approvals required for their exports of products and technologies from the United States. All such Governmental Authorizations are valid and in full force and effect. Each TriQuint Corporation is, and at all times since January 1, 2010 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Except as set forth on Part 4.14(a) of the TriQuint Disclosure Schedule, since January 1, 2012, none of the TriQuint Corporations has received any written notice (or, to the Knowledge of TriQuint, any other communication, whether written or otherwise) from any Governmental Body regarding: (i) any actual or possible material violation of or failure to comply in any material respect with any term or requirement of any material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

(b) Each of the TriQuint Corporations is in compliance in all material respects with all material terms and requirements of each grant, incentive and subsidy provided or made available to or for the benefit of any of the TriQuint Corporations by any U.S. federal, state or local Governmental Body or any foreign Governmental Body or otherwise. Neither the execution or delivery of this Agreement, nor the consummation of the Mergers or any of the other Contemplated Transactions, does, will or would reasonably be expected to (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive or subsidy identified or required to be identified in Part 4.14(b) of the TriQuint Disclosure Schedule.

4.15 Tax Matters.

(a) Each of the material Tax Returns required to be filed by or on behalf of the respective TriQuint Corporations with any Governmental Body (the “TriQuint Corporation Returns”): (i) has been filed on or before the applicable due date (including any extensions of such due date); and (ii) has been prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the TriQuint Corporation Returns to be due have been timely paid.

(b) Each TriQuint Corporation has timely withheld and paid all material Taxes required to have been withheld and paid in connection with any payment to an employee, independent contractor, creditor, shareholder, or other third party.

(c) The TriQuint Balance Sheet accrues all liabilities for Taxes with respect to all periods through the date of the TriQuint Balance Sheet in accordance with GAAP, and none of the TriQuint Corporations has incurred any liabilities for Taxes since the date of the TriQuint Balance Sheet other than in the operation of the business of the TriQuint Corporations in the ordinary course.

(d) No TriQuint Corporation and no TriQuint Corporation Return is currently under (or since January 1, 2010 has been under) an audit by any Governmental Body, and to the Knowledge of TriQuint, no Governmental Body has delivered to any TriQuint Corporation a notice or request to conduct a proposed audit or examination with respect to Taxes. No extension or waiver of the limitation period applicable to any TriQuint Corporation Returns has been granted (by TriQuint or any other Person), and no such extension or waiver has been requested from any TriQuint Corporation.

(e) No claim or Legal Proceeding is pending or, to the Knowledge of TriQuint, has been threatened against or with respect to any TriQuint Corporation in respect of any

44.

material Tax. There are no unsatisfied liabilities for material Taxes with respect to any notice of deficiency or similar document received by any TriQuint Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the TriQuint Corporations and with respect to which reserves for payment have been established on the TriQuint Balance Sheet in accordance with GAAP). There are no liens for material Taxes upon any of the assets of any of the TriQuint Corporations except liens for current Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP. None of the TriQuint Corporations has been, and none of the TriQuint Corporations will be, required to include any material adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision of state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

(f) No claim which has resulted or could reasonably be expected to result in an obligation to pay material Taxes has ever been made by any Governmental Body in a jurisdiction where a TriQuint Corporation does not file a Tax Return that it is or may be subject to taxation by that jurisdiction.

(g) There are no Contracts relating to allocating or sharing of Taxes to which any TriQuint Corporation is a party (except for customary agreements not primarily related to Taxes). None of the TriQuint Corporations is liable for Taxes of any other Person (other than another TriQuint Corporation), or is currently under any contractual obligation to indemnify any Person with respect to any amounts of such Person’s Taxes or is a party to any Contract providing for payments by a TriQuint Corporation with respect to any amount of Taxes of any other Person (in each case, except for customary agreements not primarily related to Taxes).

(h) No TriQuint Corporation has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code. No TriQuint Corporation is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(i) Except as set forth on Part 4.15(i) of the TriQuint Disclosure Schedule, no TriQuint Corporation has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar Legal Requirement to which a TriQuint Corporation may be subject, other than the affiliated group of which TriQuint is the common parent.

(j) TriQuint has Made Available to RFMD accurate and complete copies of all federal and state income Tax Returns of the TriQuint Corporations for all Tax years that remain open or are otherwise subject to audit (other than years that remain open solely because of the carry forward of net operating losses or other Tax attributes), and all other TriQuint Corporation Returns filed since December 31, 2010.

(k) TriQuint has disclosed on its federal income Tax Returns all positions that could give rise to a material understatement penalty within the meaning of Section 6662 of the Code or any similar Legal Requirement.

(l) No TriQuint Corporation has participated in, or is currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or similar transaction under any corresponding or similar Legal Requirement.

45.

(m) No TriQuint Corporation has taken any action or knows of any fact that would reasonably be expected to cause the Mergers to fail to qualify as a “reorganization” under Section 368(a) of the Code.

4.16 Employee and Labor Matters; Benefit Plans.

(a) Except as set forth on Part 4.16(a) of the TriQuint Disclosure Schedule, the employment of each of the TriQuint Employees (i) in the United States is terminable by the applicable TriQuint Corporation at will and without material liability for any severance, termination or similar post-termination payment or benefit except as required by applicable Legal Requirements, and (ii) outside of the United States can be terminated without material liability for any severance, termination, pension or similar post-termination payment or benefits in excess of amounts (including notice pay) strictly required by applicable Legal Requirements.

(b) Except as set forth on Part 4.16(b)(i) of the TriQuint Disclosure Schedule, none of the TriQuint Corporations is a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees and there are no labor organizations or works councils representing, purporting to represent or, to the Knowledge of TriQuint, seeking to represent any employees of any of the TriQuint Corporations. Since January 1, 2012, there has not been any strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question concerning representation, union organizing activity, or any threat thereof, or any similar activity or dispute, affecting any of the TriQuint Corporations or any of their employees. There is not now pending, and no Person has threatened to commence, any such strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question regarding representation or union organizing activity or any similar activity or dispute. Except as set forth on 4.16(b)(ii) of the TriQuint Disclosure Schedule, there is no claim or grievance pending or, to the Knowledge of TriQuint, threatened relating to any employment Contract, wages and hours, leave of absence, plant closing notification, employment statute or regulation, work rule (together with all policies and supplements related thereto), privacy right, labor dispute, workers’ compensation policy or long-term disability policy, safety, retaliation, immigration or discrimination matters involving any TriQuint Associate, including charges of unfair labor practices or harassment complaints.

(c) TriQuint has Made Available to RFMD an accurate and complete list, by country and as of the date hereof, of each TriQuint Employee Plan and each TriQuint Employee Agreement. None of the TriQuint Corporations or TriQuint Affiliates intends, and none of the TriQuint Corporations or TriQuint Affiliate has committed, to establish or enter into any new TriQuint Employee Plan or TriQuint Employee Agreement, or to modify any TriQuint Employee Plan or TriQuint Employee Agreement (except to conform any such TriQuint Employee Plan or TriQuint Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to RFMD in writing or as required by this Agreement).

(d) TriQuint has Made Available to RFMD accurate and complete copies of, to the extent applicable,: (i) all documents setting forth the terms of each TriQuint Employee Plan and each TriQuint Employee Agreement, including all amendments thereto and all related trust documents; (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under applicable Legal Requirements in connection with each TriQuint Employee Plan; (iii) if the TriQuint Employee Plan is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of TriQuint Employee Plan assets, if any; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA or any similar Legal Requirement with respect to each TriQuint Employee Plan; (v) all material written Contracts relating to each TriQuint Employee Plan,

46.

including administrative service agreements and group insurance contracts; (vi) all discrimination tests required under the Code for each TriQuint Employee Plan intended to be qualified under Section 401(a) of the Code for the three most recent plan years; and (vii) the most recent IRS determination, opinion or advisory letter issued with respect to each TriQuint Employee Plan intended to be qualified under Section 401(a) of the Code.

(e) Each of the TriQuint Corporations and TriQuint Affiliates has performed in all material respects all obligations required to be performed by it under each TriQuint Employee Plan, and each TriQuint Employee Plan has been established, maintained, administered and funded in all material respects in accordance with its terms and in compliance with all applicable Legal Requirements. Any TriQuint Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter as to its qualified status under the Code or is a prototype or volume submitter plan entitled, under applicable IRS guidance, to rely on the favorable opinion or advisory letter issued to the sponsor of such prototype or volume submitter plan. To the Knowledge of TriQuint, no event has occurred and no circumstance or condition exists that could reasonably be expected to result in the disqualification of any such TriQuint Employee Plan. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any TriQuint Employee Plan. Each TriQuint Employee Plan (other than any TriQuint Employee Plan to be terminated prior to the Initial Effective Time in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to TriQuint, any of the TriQuint Corporations or any TriQuint Affiliate (other than any liability for ordinary administration expenses and benefits accrued as of the date of amendment, termination or discontinuance). There are no audits or inquiries pending or, to the Knowledge of TriQuint, threatened by the IRS, the DOL or any other Governmental Body with respect to any TriQuint Employee Plan. None of the TriQuint Corporations, and no TriQuint Affiliate, has ever incurred: (i) any material penalty or Tax with respect to any TriQuint Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code; or (ii) any material penalty or Tax under applicable Legal Requirements with respect to any TriQuint Employee Plan or TriQuint Employee Agreement. Each of the TriQuint Corporations and TriQuint Affiliates has made all contributions and other payments required by and due under the terms of each TriQuint Employee Plan. Neither the terms nor the performance of any TriQuint Employee Agreement or TriQuint Employee Plan could reasonably be expected to result in gross income inclusion after the Initial Effective Time pursuant to Section 409A(a)(1)(A) of the Code. All TriQuint Foreign Plans required to have been approved by any Governmental Body have been so approved, no such approval has been revoked (or, to the Knowledge of TriQuint, has revocation been threatened) and no event has occurred to the Knowledge of TriQuint since the date of the most recent approval or application therefor relating to any such TriQuint Foreign Plan that would reasonably be expected to materially affect any such approval relating thereto or materially increase the costs relating thereto.

(f) None of the TriQuint Corporations, and no TriQuint Affiliate, has ever maintained, established, sponsored, participated in or contributed to any: (i) employee benefit plan that is (or was) subject to Section 302 or Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA; or (iii) plan described in Section 413(c) of the Code. No TriQuint Employee Plan is or has been funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code. None of the TriQuint Corporations, and no TriQuint Affiliate, has ever maintained, established, sponsored, participated in or contributed to any TriQuint Pension Plan in which stock of any of the TriQuint Corporations or any TriQuint Affiliate is or was held as a plan asset. Except as set forth on Part 4.16(f) of the TriQuint Disclosure Schedule, the fair market value of the assets of each funded TriQuint Foreign Plan, the liability of each insurer for any TriQuint Foreign Plan funded through insurance, or the book reserve established for any TriQuint Foreign Plan, together with any accrued contributions, is

47.

sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such TriQuint Foreign Plan according to the reasonable actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such TriQuint Foreign Plan, and no Contemplated Transaction will cause any such assets or insurance obligations to be less than such benefit obligations. There are no material liabilities of the TriQuint Corporations with respect to any TriQuint Employee Plan that are not properly accrued and reflected in the financial statements of TriQuint in accordance with GAAP.

(g) Except as set forth on Part 4.16(g) of the TriQuint Disclosure Schedule, none of the TriQuint Corporations, and no TriQuint Affiliate, maintains, sponsors or contributes to any TriQuint Employee Plan that is a “group health plan,” as defined in Section 5000(b)(1) of the Code, and that is, in whole or in part, self-funded or self-insured. No TriQuint Employee Plan provides (except at no cost to the TriQuint Corporations or any TriQuint Affiliate), or reflects or represents any liability of any of the TriQuint Corporations or any TriQuint Affiliate to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any Person for any reason, except (i) as may be required by COBRA or other applicable Legal Requirements, (ii) benefits through the end of the month of termination of employment, (iii) death benefits attributable to deaths occurring at or prior to termination of employment, (iv) disability benefits attributable to disabilities occurring at or prior to termination of employment, and (v) conversion rights. Other than commitments made that involve no future costs to any of the TriQuint Corporations or any TriQuint Affiliate, none of the TriQuint Corporations nor any TriQuint Affiliate has ever represented, promised or contracted (whether in oral or written form) to any TriQuint Associate (either individually or to TriQuint Associates as a group) or any other Person that such TriQuint Associate(s) or other Person would be provided with post-termination or retiree life insurance, post-termination or retiree health benefit or other post-termination or retiree employee welfare benefits, except (i) to the extent required by applicable Legal Requirements, (ii) benefits through the end of the month of termination of employment, (iii) death benefits attributable to deaths occurring at or prior to termination of employment, (iv) disability benefits attributable to disabilities occurring at or prior to termination of employment, and (v) conversion rights.

(h) Except as set forth on Part 4.16(h) of the TriQuint Disclosure Schedule, neither the execution of this Agreement nor the consummation of the Contemplated Transactions will or could reasonably be expected to (either alone or upon the occurrence of termination of employment) constitute an event under any TriQuint Employee Plan, TriQuint Employee Agreement, trust or loan that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any TriQuint Associate.

(i) Except as set forth in Part 4.16(i) of the TriQuint Disclosure Schedule, each of the TriQuint Corporations and TriQuint Affiliates: (i) is, and at all times has been, in compliance in all material respects with any Order or arbitration award of any court, arbitrator or any Governmental Body respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor related matters; (ii) has withheld and reported all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to TriQuint Associates; (iii) is not liable for any arrears of wages or any Taxes or any interest or penalty for failure to comply with the Legal Requirements applicable of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security, social charges or other benefits or obligations for TriQuint Associates (other than routine payments to be made in the normal course of business and consistent with past practice).

48.

(j) Except as set forth on Part 4.16(j) of the TriQuint Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any TriQuint Associate, and no payments have been made or will be made to any TriQuint Associate, that, considered individually or considered collectively with any other such Contracts or payments, will, or could reasonably be expected to, be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws). No TriQuint Corporation is a party to or has any obligation under any Contract to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code or for additional taxes payable pursuant to Section 409A of the Code.

(k) Since January 1, 2012, none of the TriQuint Corporations has effectuated a “plant closing,” partial “plant closing,” “relocation”, “mass layoff” or “termination” (as defined in the WARN Act or any similar Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the TriQuint Corporations.

4.17 Environmental Matters.

(a) Since January 1, 2012, none of the TriQuint Corporations has received any written notice (or, to the Knowledge of TriQuint, any other communication, whether written or otherwise), whether from a Governmental Body, citizens group, TriQuint Associate or otherwise, that alleges that any of the TriQuint Corporations is not or might not be in compliance in any material respect with any Environmental Law, which non-compliance has not been cured or for which there is any remaining material liability.

(b) Except as set forth on Part 4.17(b) of the TriQuint Disclosure Schedule, to the Knowledge of TriQuint: (i) all TriQuint Owned Real Property, TriQuint Leased Real Property and any other property that is or was leased to or controlled or used by any of the TriQuint Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any Materials of Environmental Concern or material environmental contamination except as would not reasonably be expected to require any corrective action or other remedial obligations under Environmental Laws; (ii) none of the TriQuint Owned Real Property, TriQuint Leased Real Property or any other property that is or was leased to or controlled or used by any of the TriQuint Corporations contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; and (iii) none of the TriQuint Owned Real Property, TriQuint Leased Real Property or any other property that is or was leased to or controlled or used by any of the TriQuint Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been Released.

(c) To the Knowledge of TriQuint, no TriQuint Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law: (i) has been placed on the “National Priorities List” of hazardous waste sites or any similar state list; (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity; or (iii) is subject to a Legal Requirement to take “removal” or “remedial” action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site.

(d) None of the TriQuint Corporations has entered into any TriQuint Contract that may require any of them to guarantee, reimburse, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws, or the activities of the TriQuint Corporations or any other Person relating to Materials of Environmental Concern.

49.

4.18 Insurance. Each material insurance policy and self-insurance program and arrangement relating to the business, assets and operations of the TriQuint Corporations is in full force and effect. Since January 1, 2012, none of the TriQuint Corporations has received any written notice (or, to the Knowledge of TriQuint, any other communication, whether written or otherwise) regarding any actual or possible: (a) cancellation or invalidation of any material insurance policy; (b) refusal of any coverage or rejection of any material claim under any material insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any material insurance policy. There is no pending workers’ compensation or other claim under or based upon any material insurance policy of any of the TriQuint Corporations involving an amount in excess of $100,000 in any individual case or $500,000 in the aggregate.

4.19 Transactions with Affiliates. Except as set forth in the TriQuint SEC Documents filed prior to the date of this Agreement, during the period commencing on the date of TriQuint’s last proxy statement filed with the SEC through the date of this Agreement, no event has occurred that would be required to be reported by TriQuint pursuant to Item 404 of Regulation S-K promulgated by the SEC.

4.20 Legal Proceedings; Orders.

(a) Except as set forth on Part 4.20 of the TriQuint Disclosure Schedule, there is no pending Legal Proceeding, and (to the Knowledge of TriQuint) no Person has threatened to commence any material Legal Proceeding: (i) that involves any of the TriQuint Corporations, or any business of any of the TriQuint Corporations, any of the assets owned, leased or used by any of the TriQuint Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Mergers or any of the other Contemplated Transactions.

(b) There is no Order to which any of the TriQuint Corporations, or any of the assets owned or used by any of the TriQuint Corporations, is subject. To the Knowledge of TriQuint, no officer or other key employee of any of the TriQuint Corporations is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the TriQuint Corporations.

4.21 Authority; Binding Nature of Agreement. TriQuint has the corporate right, power and authority to enter into and, subject to obtaining the Required TriQuint Stockholder Vote (as defined in Section 4.22), to perform its obligations under this Agreement. The TriQuint Board (at a meeting duly called and held) has: (a) unanimously determined that the TriQuint Merger is advisable and fair to, and in the best interests of, TriQuint and its stockholders; and (b) unanimously adopted this Agreement, and approved the execution, delivery and performance of this Agreement by TriQuint and the TriQuint Merger, (c) unanimously recommended the adoption of this Agreement by the holders of TriQuint Common Stock and directed that this Agreement and the TriQuint Merger be submitted for consideration by TriQuint’s stockholders at the TriQuint Stockholders’ Meeting (as defined in Section 6.3). Assuming the due authorization, execution and delivery of this Agreement by RFMD, this Agreement constitutes the legal, valid and binding obligation of TriQuint, enforceable against TriQuint in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency, the relief of debtors and creditors’ rights generally; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

4.22 Vote Required. The affirmative vote of the holders of a majority of the voting power of the shares of TriQuint Common Stock outstanding on the record date for the TriQuint Stockholders’ Meeting (the “Required TriQuint Stockholder Vote”) is the only vote of the holders of any class or series of TriQuint’s capital stock necessary to adopt this Agreement.

50.

4.23 Inapplicability of Section 203 of the DGCL and other Anti-takeover Statutes. The TriQuint Board has taken all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are not, and will not be, applicable to the execution, delivery or performance of this Agreement or to the consummation of the Mergers or any of the other Contemplated Transactions. To the Knowledge of TriQuint, except for Section 203 of the DGCL, no state takeover statute or similar Legal Requirement applies or purports to apply to the Mergers, this Agreement or any of the Contemplated Transactions.

4.24 Non-Contravention; Consents. Assuming compliance with the applicable provisions of the DGCL, the HSR Act, any foreign antitrust Legal Requirements and the listing requirements of the NASDAQ Global Select Market, neither (1) the execution and delivery of this Agreement by TriQuint, nor (2) the consummation of the Mergers or any of the other Contemplated Transactions, would reasonably be expected to, directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of: (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the TriQuint Corporations; or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the TriQuint Corporations;

(b) contravene, conflict with or result in a violation of, any Legal Requirement or any Order to which any of the TriQuint Corporations, or any of the assets owned or used by any of the TriQuint Corporations, is subject;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the TriQuint Corporations or that otherwise relates to the business of any of the TriQuint Corporations or to any of the assets owned or used by any of the TriQuint Corporations;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any TriQuint Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any such TriQuint Material Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such TriQuint Material Contract; (iii) accelerate the maturity or performance of any such TriQuint Material Contract; or (iv) cancel, terminate or modify any right, benefit, obligation or other term of such TriQuint Material Contract;

(e) result in the imposition or creation of any Encumbrance upon or with respect to any tangible asset owned or used by any of the TriQuint Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the TriQuint Corporations); or

(f) result in the disclosure or delivery to any escrowholder or other Person of any TriQuint IP (including TriQuint Source Code), or the transfer of any material asset of any of the TriQuint Corporations to any Person.

Except as may be required by the Exchange Act, the DGCL, the HSR Act, any foreign antitrust Legal Requirement and the listing requirements of the NASDAQ Global Select Market (as they relate to the Joint Proxy Statement/Prospectus), none of the TriQuint Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (x) the execution, delivery or performance of this Agreement; or (y) the consummation of the Mergers or any of the other Contemplated Transactions.

51.

4.25 Opinion of Financial Advisor. The TriQuint Board has received the opinion of Goldman, Sachs & Co. (“Goldman Sachs”), financial advisor to TriQuint, dated February 22, 2014, to the effect that, as of the date of such opinion and taking into account the RFMD Merger and subject to the assumptions, qualifications and limitations set forth in such opinion, the TriQuint Exchange Ratio pursuant to this Agreement is fair from a financial point of view to the holders (other than RFMD and its affiliates) of shares of TriQuint Common Stock.

4.26 Financial Advisor. Except for Goldman Sachs, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Mergers or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the TriQuint Corporations.

4.27 Disclosure. None of the information to be supplied by or on behalf of TriQuint for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of TriQuint for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the shareholders of RFMD or the stockholders of TriQuint or at the time of the RFMD Shareholders’ Meeting (or any adjournment or postponement thereof) or the TriQuint Stockholders’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. No representation or warranty is made by TriQuint with respect to statements made or incorporated by reference in the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus based on information supplied by any party other than any TriQuint Corporation for inclusion or incorporation by reference in the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus.

Section 5. CERTAIN COVENANTS OF THE PARTIES

5.1 Access and Investigation. During the period commencing on the date of this Agreement and ending as of the earlier of the Effective Time or the termination of this Agreement (the “Pre-Closing Period”), subject to applicable Legal Requirements and the terms of any confidentiality restrictions under Contracts of a party as of the date hereof, upon reasonable notice RFMD and TriQuint shall each, and shall cause each of their respective Subsidiaries to: (a) provide the Representatives of the other party with reasonable access during normal business hours to its personnel, tax and accounting advisers and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such Entity or any of its Subsidiaries, in each case as reasonably requested by TriQuint or RFMD, as the case may be; and (b) provide the Representatives of the other party with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to such Entity and its Subsidiaries as reasonably requested by TriQuint or RFMD, as the case may be. During the Pre-Closing Period, RFMD shall, and shall cause the Representatives of each of the RFMD Corporations to, permit TriQuint’s senior officers to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers of RFMD responsible for

52.

RFMD’s financial statements and the internal controls of the RFMD Corporations to discuss such matters as TriQuint may deem necessary or appropriate in order to enable TriQuint to satisfy its post-Closing obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto. During the Pre-Closing Period, TriQuint shall, and shall cause the Representatives of each of the TriQuint Corporations to, permit RFMD’s senior officers to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers of TriQuint responsible for TriQuint’s financial statements and the internal controls of the TriQuint Corporations to discuss such matters as RFMD may deem necessary or appropriate in order to enable RFMD to satisfy its post-Closing obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto. Without limiting the generality of any of the foregoing, during the Pre-Closing Period, subject to applicable Legal Requirements, RFMD and TriQuint shall each promptly provide the other with copies of any notice, report or other document filed with or sent to any Governmental Body on behalf of any of the RFMD Corporations or the TriQuint Corporations with the Mergers or any of the other Contemplated Transactions.

5.2 Operation of the Business of the RFMD Corporations.

(a) During the Pre-Closing Period, except as set forth in Part 5.2(a) of the RFMD Disclosure Schedule, as otherwise contemplated by this Agreement, as required by Legal Requirements or to the extent that TriQuint shall otherwise consent in writing: (i) RFMD shall ensure that each of the RFMD Corporations conducts its business and operations in the ordinary course and in accordance in all material respects with past practices; and (ii) RFMD shall use commercially reasonable efforts to attempt to ensure that each of the RFMD Corporations preserves intact the material components of its current business organization, keeps available the services of its current officers and key employees and maintains its relations and goodwill with all material suppliers, material customers, material licensors and Governmental Bodies.

(b) Except as set forth in Part 5.2(b) of the RFMD Disclosure Schedule, as otherwise contemplated by this Agreement or as required by Legal Requirements, during the Pre-Closing Period, RFMD shall not (without the prior written consent of TriQuint, which consent shall not be unreasonably withheld, conditioned or delayed), and RFMD shall ensure that each of the other RFMD Corporations does not (without the prior written consent of TriQuint, which consent shall not be unreasonably withheld or delayed):

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, other than: (A) dividends or distributions between or among any of the RFMD Corporations to the extent consistent with past practices; (B) pursuant to RFMD’s net share settlement program; or (C) pursuant to RFMD’s right to repurchase RFMD Restricted Stock held by an employee of RFMD upon termination of such employee’s employment;

(ii) sell, issue, grant or authorize the sale, issuance or grant of: (A) any capital stock or other security; (B) any option, call, warrant or right to acquire any capital stock or other security (or whose value is directly related to shares of RFMD Common Stock); or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that: (1) RFMD may issue shares of RFMD Common Stock (aa) upon the valid exercise of RFMD Options or upon the vesting of RFMD RSUs and RFMD PSUs, in each case outstanding as of the date of this Agreement; (bb) pursuant to the RFMD ESPP; and (cc) upon the conversion of any of its 1.00% convertible subordinated notes due 2014; and (2) RFMD may, in the ordinary course of business and consistent with past practices grant RFMD Options, RFMD PSUs and RFMD RSUs (and issue shares of RFMD Restricted Stock) (x) to any newly hired employee or

53.

service provider of an RFMD Corporation under an RFMD Equity Plan commensurate with his or her position with such RFMD Corporation, and (y) to current RFMD Associates in connection with RFMD’s ordinary course equity award grant process as described on Part 5.2(b)(ii) of the RFMD Disclosure Schedule; provided, however, that (aa) any such RFMD Options shall have an exercise price equal to the fair market value of RFMD Common Stock covered by such RFMD Options determined as of the time of the grant of such options; (bb) except as set forth in any RFMD Equity Plan or RFMD Employee Agreement in effect as of the date of this Agreement, no such RFMD Options, RFMD PSUs, RFMD RSUs or shares of RFMD Restricted Stock shall contain any “single-trigger,” “double-trigger” or other vesting acceleration provisions or shall otherwise be subject to acceleration (in whole or in part) as a result of the Merger, any of the other Contemplated Transactions or any other similar transaction (whether alone or in combination with any termination of employment or other event); (cc) subject to the foregoing, such RFMD Options, RFMD PSUs, RFMD RSUs and shares of RFMD Restricted Stock shall be granted or issued pursuant to RFMD’s applicable standard agreement and shall contain RFMD’s standard vesting schedule; and (dd) no such RFMD Options shall be “non-plan” options;

(iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any RFMD Equity Plan or any provision of any agreement evidencing any outstanding RFMD Equity Award, or otherwise modify any of the terms of any outstanding RFMD Equity Award, warrant or other security or any related Contract, other than any acceleration of vesting that is contemplated in any RFMD Equity Plan or RFMD Employee Agreement in effect as of the date hereof;

(iv) amend or permit the adoption of any amendment to its articles of incorporation or bylaws or other charter or organizational documents;

(v)(A) except in the ordinary course of business and consistent with past practices, acquire any equity interest or other interest in any other Entity or Entities other than such acquisition(s) for which consideration paid, individually or in the aggregate, does not exceed $5,000,000; (B) except in the ordinary course of business and consistent with past practices, form any Subsidiary; or (C) effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

(vi) make any capital expenditure (except that the RFMD Corporations may make any capital expenditure that: (A) is provided for in RFMD’s calendar year 2014 projected cash flows Made Available to TriQuint prior to the date of this Agreement; or (B) when added to all other capital expenditures made on behalf of all of the RFMD Corporations since the date of this Agreement but not provided for in RFMD’s calendar year 2014 projected cash flows Made Available to TriQuint prior to the date of this Agreement, does not exceed $10,000,000 in the aggregate);

(vii) other than in the ordinary course of business and consistent with past practices: (A) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any RFMD Material Contract or any other Contract that is material to the RFMD Corporations (taken as a whole); or (B) amend, terminate, or waive any material right or remedy under, any RFMD Material Contract or any other Contract that is material to the RFMD Corporations (taken as a whole);

54.

(viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for assets: (A) acquired, leased, licensed or disposed of by RFMD in the ordinary course of business and consistent with past practices; or (B) that are, in the aggregate, immaterial to the business of the RFMD Corporations);

(ix) make any pledge of any of its material assets or permit any of its material assets to become subject to any Encumbrances, except for Encumbrances (A) that are required by or automatically effected by Contracts in place as of the date hereof, (B) that do not materially detract from the value of such assets, or (C) that do not materially impair the operations of any of the RFMD Corporations;

(x) lend money to any Person (other than extensions of credit to trade creditors, intercompany indebtedness and routine travel and business expense advances made to directors or employees, in each case in the ordinary course of business), forgive any loan to any employee, officer or director of any RFMD Corporation or, except in the ordinary course of business and consistent with past practices, incur or guarantee any indebtedness;

(xi) establish, adopt, enter into or amend any RFMD Employee Plan or RFMD Employee Agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, or adopt or agree to any retention arrangements with or for the benefit of, any of its directors or any of its officers or other employees (except that RFMD: (A) may provide routine, reasonable salary increases to employees in the ordinary course of business and in accordance with past practices in connection with RFMD’s customary employee review process; (B) may make customary bonus payments and profit sharing payments consistent with past practices in accordance with bonus and profit sharing plans existing on the date of this Agreement; and (C) may enter into offer letters with any newly hired employees in the ordinary course of business and consistent with past practices);

(xii) hire any employee at the level of Vice President or above or with an annual base salary in excess of $200,000, or promote any employee to the level of Vice President or above (except in order to fill a position vacated after the date of this Agreement);

(xiii) other than in the ordinary course of business and consistent with past practices or as required by concurrent changes in GAAP or SEC rules and regulations, change any of its methods of accounting or accounting practices in any respect;

(xiv) make any material Tax election;

(xv) commence any Legal Proceeding, except with respect to: (A) routine matters in the ordinary course of business and consistent with past practices; (B) in such cases where RFMD reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided that RFMD consults with TriQuint and considers the views and comments of TriQuint with respect to such Legal Proceedings prior to commencement thereof); or (C) in connection with a breach of this Agreement or the other agreements listed in the definition of “Contemplated Transactions;”

(xvi) settle any Legal Proceeding or other material claim, other than pursuant to a settlement: (A) that results solely in monetary obligation involving payment by the

55.

RFMD Corporations of up to the amount specifically reserved in accordance with GAAP with respect to such Legal Proceedings or claim on the RFMD Balance Sheet; or (B) that results solely in monetary obligation involving only the payment of monies by the RFMD Corporations of not more than $5,000,000 in the aggregate;

(xvii) enter into any Contract covering any RFMD Employee, or make any payment to any RFMD Employee, that, considered individually or considered collectively with any other such Contracts or payments, will, or would reasonably be expected to, be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws);

(xviii) except for actions taken pursuant to Section 6.7, take any action that would reasonably be expected to cause the Mergers to fail to qualify as a “reorganization” under Section 368(a) of the Code (whether or not otherwise permitted by the provisions of this Section 4) or fail to take any commercially reasonable action necessary to cause the Mergers to so qualify;

(xix) convene any special meeting (or any adjournment or postponement thereof) of RFMD’s shareholders other than the RFMD Shareholders’ Meeting; or

(xx) agree or commit to take any of the actions described in clauses “(i)” through “(xix)” of this Section 5.2(b).

(c) During the Pre-Closing Period, RFMD shall promptly notify TriQuint in writing of any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Section 7 impossible or unlikely or that has had or would reasonably be expected to have or result in an RFMD Material Adverse Effect. Without limiting the generality of the foregoing, RFMD shall promptly advise TriQuint in writing of any material Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the RFMD Corporations. No notification given to TriQuint pursuant to this Section 5.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of RFMD contained in this Agreement.

5.3 Operation of the Business of the TriQuint Corporations.

(a) During the Pre-Closing Period, except as set forth in Part 5.3(a) of the TriQuint Disclosure Schedule, as otherwise contemplated by this Agreement, as required by Legal Requirements or to the extent that RFMD shall otherwise consent in writing: (i) TriQuint shall ensure that each of the TriQuint Corporations conducts its business and operations in the ordinary course and in accordance in all material respects with past practices; and (ii) TriQuint shall use commercially reasonable efforts to attempt to ensure that each of the TriQuint Corporations preserves intact the material components of its current business organization, keeps available the services of its current officers and key employees and maintains its relations and goodwill with all material suppliers, material customers, material licensors, and Governmental Bodies.

(b) Except as set forth in Part 5.3(b) of the TriQuint Disclosure Schedule, as otherwise contemplated by this Agreement or as required by Legal Requirements, during the Pre-Closing Period, TriQuint shall not (without the prior written consent of RFMD, which consent shall not be unreasonably withheld, conditioned or delayed), and TriQuint shall ensure that each of the other TriQuint

56.

Corporations does not (without the prior written consent of RFMD, which consent shall not be unreasonably withheld or delayed):

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, other than: (A) dividends or distributions between or among any of the TriQuint Corporations to the extent consistent with past practices; (B) pursuant to TriQuint’s net share settlement program; or (C) pursuant to TriQuint’s right to repurchase shares of TriQuint Restricted Stock held by an employee of TriQuint upon termination of such employee’s employment;

(ii) sell, issue, grant or authorize the sale, issuance or grant of: (A) any capital stock or other security; (B) any option, call, warrant or right to acquire any capital stock or other security (or whose value is directly related to shares of TriQuint Common Stock); or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that: (1) TriQuint may issue shares of TriQuint Common Stock: (aa) upon the valid exercise of TriQuint Options or upon the vesting of any TriQuint RSUs and TriQuint MSUs, in each case outstanding as of the date of this Agreement and (bb) pursuant to the TriQuint ESPP; and (2) TriQuint may, in the ordinary course of business and consistent with past practices grant TriQuint Options, TriQuint RSUs and TriQuint MSUs (and issue shares of TriQuint Restricted Stock) (x) to any newly hired employee or service provider of a TriQuint Corporation under the TriQuint Equity Plans commensurate with his or her position with such TriQuint Corporation, and (y) to current TriQuint Associates in connection with TriQuint’s ordinary course equity award grant process as described on Part 5.3(b)(ii) of the TriQuint Disclosure Schedule; provided, however, that (aa) any TriQuint Options shall have an exercise price equal to the fair market value of the TriQuint Common Stock covered by such TriQuint Options determined as of the time of the grant of such options; (bb) except as set forth in any TriQuint Equity Plan or TriQuint Employee Agreement in effect as of the date of this Agreement, no such TriQuint Options, TriQuint RSUs, TriQuint MSUs or shares of TriQuint Restricted Stock shall contain any “single-trigger,” “double-trigger” or other vesting acceleration provisions or shall otherwise be subject to acceleration (in whole or in part) as a result of the Merger, any of the other Contemplated Transactions or any other similar transaction (whether alone or in combination with any termination of employment or other event); (cc) subject to the foregoing, such TriQuint Options, TriQuint RSUs, TriQuint MSUs and shares of TriQuint Restricted Stock shall be granted or issued pursuant to TriQuint’s applicable standard agreement and shall contain TriQuint’s standard vesting schedule; and (dd) no such TriQuint Options shall be “non-plan” options;

(iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the TriQuint Equity Plans or any provision of any agreement evidencing any outstanding TriQuint Equity Award, or otherwise modify any of the terms of any outstanding TriQuint Equity Award, warrant or other security or any related Contract, other than any acceleration of vesting that is contemplated in any TriQuint Equity Plan or TriQuint Employee Agreement in effect as of the date hereof;

(iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents;

(v)(A) except in the ordinary course of business and consistent with past practices, acquire any equity interest or other interest in any other Entity or Entities other than such acquisition(s) for which consideration paid, individually or in the aggregate, does not exceed $5,000,000; (B) except in the ordinary course of business and consistent with past

57.

practices, form any Subsidiary; or (C) effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

(vi) make any capital expenditure (except that the TriQuint Corporations may make any capital expenditure that: (A) is provided for in TriQuint’s calendar year 2014 projected cash flows Made Available to RFMD prior to the date of this Agreement; or (B) when added to all other capital expenditures made on behalf of all of the TriQuint Corporations since the date of this Agreement but not provided for in TriQuint’s calendar year 2014 projected cash flows Made Available to RFMD prior to the date of this Agreement, does not exceed $10,000,000 in the aggregate));

(vii) other than in the ordinary course of business and consistent with past practices: (A) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any TriQuint Material Contract or any other Contract that is material to the TriQuint Corporations (taken as a whole); or (B) amend, terminate, or waive any material right or remedy under, any TriQuint Material Contract or any other Contract that is material to the TriQuint Corporations (taken as a whole);

(viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for assets: (A) acquired, leased, licensed or disposed of by TriQuint in the ordinary course of business and consistent with past practices; or (B) that are, in the aggregate, immaterial to the business of the TriQuint Corporations);

(ix) make any pledge of any of its material assets or permit any of its material assets to become subject to any Encumbrances, except for Encumbrances (A) that are required by or automatically effected by Contracts in place as of the date hereof, (B) that do not materially detract from the value of such assets or (C) that do not materially impair the operations of any of the TriQuint Corporations;

(x) lend money to any Person (other than extensions of credit to trade creditors, intercompany indebtedness and routine travel and business expense advances made to directors or employees in the ordinary course of business), forgive any loan to any employee, officer or director of any TriQuint Corporation or, except in the ordinary course of business and consistent with past practices, incur or guarantee any indebtedness;

(xi) establish, adopt, enter into or amend any TriQuint Employee Plan or TriQuint Employee Agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, or adopt or agree to any retention arrangements with or for the benefit of, any of its directors or any of its officers or other employees (except that TriQuint: (A) may provide routine, reasonable salary increases to employees in the ordinary course of business and in accordance with past practices in connection with TriQuint’s customary employee review process; (B) may make customary bonus payments and profit sharing payments consistent with past practices in accordance with bonus and profit sharing plans existing on the date of this Agreement; and (C) may enter into offer letters with any newly hired employees in the ordinary course of business and consistent with past practices);

58.

(xii) hire any employee at the level of Vice President or above or with an annual base salary in excess of $200,000, or promote any employee to the level of Vice President or above (except in order to fill a position vacated after the date of this Agreement);

(xiii) other than in the ordinary course of business and consistent with past practices or as required by concurrent changes in GAAP or SEC rules and regulations, change any of its methods of accounting or accounting practices in any respect;

(xiv) make any material Tax election;

(xv) commence any Legal Proceeding, except with respect to: (A) routine matters in the ordinary course of business and consistent with past practices; (B) in such cases where TriQuint reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided that TriQuint consults with RFMD and considers the views and comments of RFMD with respect to such Legal Proceedings prior to commencement thereof); or (C) in connection with a breach of this Agreement or the other agreements listed in the definition of “Contemplated Transactions;”

(xvi) settle any Legal Proceeding or other material claim, other than pursuant to a settlement: (A) that results solely in monetary obligation involving payment by the TriQuint Corporations of up to the amount specifically reserved in accordance with GAAP with respect to such Legal Proceedings or claim on the TriQuint Balance Sheet; or (B) that results solely in monetary obligation involving only the payment of monies by the TriQuint Corporations of not more than $5,000,000 in the aggregate;

(xvii) enter into any Contract covering any TriQuint Employee, or make any payment to any TriQuint Employee, that, considered individually or considered collectively with any other such Contracts or payments, will, or would reasonably be expected to, be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws);

(xviii) except for actions taken pursuant to Section 6.7, take any action that would reasonably be expected to cause the Mergers to fail to qualify as a “reorganization” under Section 368(a) of the Code (whether or not otherwise permitted by the provisions of this Section 5) or fail to take any commercially reasonable action necessary to cause the Mergers to so qualify;

(xix) convene any special meeting (or any adjournment or postponement thereof) of TriQuint’s stockholders other than the TriQuint Stockholders’ Meeting; or

(xx) agree or commit to take any of the actions described in clauses “(i)” through “(xix)” of this Section 5.3(b).

(c) During the Pre-Closing Period, TriQuint shall promptly notify RFMD in writing of any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Section 8 impossible or unlikely or that has had or would reasonably be expected to have or result in a TriQuint Material Adverse Effect. Without limiting the generality of the foregoing, TriQuint shall promptly advise RFMD in writing of any material Legal

59.

Proceeding or material claim threatened, commenced or asserted against or with respect to any of the TriQuint Corporations. No notification given to RFMD pursuant to this Section 5.3(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of TriQuint contained in this Agreement.

5.4 No Solicitation.

(a) RFMD shall not, directly or indirectly, shall cause its Subsidiaries and the respective officers, directors, financial advisers, attorneys and accountants of the RFMD Corporations to not, directly or indirectly, and shall use its reasonable best efforts to ensure that the other Representatives of the RFMD Corporations do not, directly or indirectly:

(i) solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal with respect to an RFMD Corporation or Acquisition Inquiry with respect to an RFMD Corporation;

(ii) furnish any information regarding, or afford any Person access to, the business, properties, assets, books or records of the RFMD Corporations to any Person in connection with or in response to an Acquisition Proposal with respect to an RFMD Corporation or Acquisition Inquiry with respect to an RFMD Corporation;

(iii) engage in discussions or negotiations with any Person relating to any Acquisition Proposal with respect to an RFMD Corporation or Acquisition Inquiry with respect to an RFMD Corporation;

(iv) approve, endorse or recommend any Acquisition Proposal with respect to an RFMD Corporation or Acquisition Inquiry with respect to an RFMD Corporation or any Person or group becoming an “Interested Shareholder” (as defined in RFMD’s restated articles of incorporation); or

(v) enter into any letter of intent or similar document or any Contract (other than a confidentiality agreement on the terms described below) contemplating or otherwise relating to any Acquisition Transaction with respect to an RFMD Corporation;

provided, however, that prior to the approval of this Agreement by the Required RFMD Shareholder Vote, neither this Section 5.4(a) nor any other provision of this Agreement shall prohibit RFMD from furnishing nonpublic information regarding the RFMD Corporations to, or entering into discussions and negotiations with, any Person in response to an Acquisition Proposal with respect to an RFMD Corporation that the RFMD Board concludes in good faith, after consulting with its outside legal counsel and financial advisors, is reasonably expected to result in an RFMD Superior Offer that is submitted to RFMD by such Person after the date hereof (and not withdrawn) if: (A) such Acquisition Proposal did not result from any breach of, or any action inconsistent with, any of the provisions set forth in this Section 5.4(a) or Section 6.2(b); (B) the RFMD Board concludes in good faith, after having consulted with its outside legal counsel, that failure to take such action would be a breach of the fiduciary duties of the RFMD Board to RFMD’s shareholders under applicable Legal Requirements; (C) prior to furnishing any such nonpublic information or public access to, or entering into discussions or negotiations with, such Person, RFMD receives from such Person an executed confidentiality agreement containing provisions (including nondisclosure provisions, use restrictions and non-solicitation) at least as favorable to RFMD as the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement, which confidentiality agreement shall not include any provisions that would prevent or restrict RFMD or RFMD’s Representatives from providing any information to TriQuint to which

60.

TriQuint would be entitled under any provision of this Agreement (provided, however, that no such confidentiality agreement need include “standstill” provisions); and (D) RFMD furnishes such nonpublic information to TriQuint (to the extent such nonpublic information has not been previously furnished by RFMD to TriQuint) as promptly as reasonably practicable (and in no event later than 24 hours) after it is furnished to such Person.

(b) TriQuint shall not, directly or indirectly, shall cause its Subsidiaries and the respective officers, directors, financial advisers, attorneys and accountants of the TriQuint Corporations to not, directly or indirectly, and shall use its reasonable best efforts to ensure that the other Representatives of the TriQuint Corporations do not, directly or indirectly

(i) solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal with respect to a TriQuint Corporation or Acquisition Inquiry with respect to a TriQuint Corporation;

(ii) furnish any information regarding, or afford any Person access to, the business, properties, assets, books or records any of the TriQuint Corporations to any Person in connection with or in response to an Acquisition Proposal with respect to a TriQuint Corporation or Acquisition Inquiry with respect to a TriQuint Corporation;

(iii) engage in discussions or negotiations with any Person relating to any Acquisition Proposal with respect to a TriQuint Corporation or Acquisition Inquiry with respect to a TriQuint Corporation;

(iv) approve, endorse or recommend any Acquisition Proposal with respect to a TriQuint Corporation or Acquisition Inquiry with respect to a TriQuint Corporation or any Person or group becoming an “interested stockholder” under Section 203 of the DGCL or waive the applicability of Section 203 of the DGCL with respect to any Person or group; or

(v) enter into any letter of intent or similar document or any Contract (other than a confidentiality agreement on the terms described below) contemplating or otherwise relating to any Acquisition Transaction with respect to a TriQuint Corporation;

provided, however, prior to the adoption of this Agreement by the Required TriQuint Stockholder Vote, neither this Section 5.4(b) nor any other provision of this Agreement shall prohibit TriQuint from furnishing nonpublic information regarding the TriQuint Corporations to, or entering into discussions and negotiations with, any Person in response to an Acquisition Proposal with respect to a TriQuint Corporation that the TriQuint Board concludes in good faith, after consulting with its outside legal counsel and financial advisors, is reasonably expected to result in a TriQuint Superior Offer that is submitted to TriQuint by such Person after the date hereof (and not withdrawn) if: (A) such Acquisition Proposal did not result from any breach of, or any action inconsistent with, any of the provisions set forth in this Section 5.4(b) or 6.3(b); (B) the TriQuint Board concludes in good faith, after having consulted with its outside legal counsel, that failure to take such action would be a breach of the fiduciary duties of the TriQuint Board to TriQuint’s stockholders under applicable Legal Requirements; (C) prior to furnishing any such nonpublic information or public access to, or entering into discussions or negotiations with, such Person, TriQuint receives from such Person an executed confidentiality agreement containing provisions (including nondisclosure provisions, use restrictions or non-solicitation provisions) at least as favorable to TriQuint as the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement, which confidentiality agreement shall not include any provisions that would prevent or restrict TriQuint or TriQuint’s Representatives from providing any information to RFMD to which RFMD would be entitled under any provision of this Agreement (provided, however,

61.

that no such confidentiality agreement need include “standstill” provisions); and (D) TriQuint furnishes such nonpublic information to RFMD (to the extent such nonpublic information has not been previously furnished by TriQuint to RFMD) as promptly as reasonably practicable (and in no event later than 24 hours) after it is furnished to such Person.

(c) Each of TriQuint and RFMD shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal with respect to an RFMD Corporation or a TriQuint Corporation, as the case may be, or Acquisition Inquiry with respect to an RFMD Corporation or a TriQuint Corporation, as the case may be) advise the other party to this Agreement orally and in writing of any such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry and the terms thereof and copies of all correspondence and other written material sent or provided to such party in connection therewith) that is made or submitted by any Person during the Pre-Closing Period (including copies of any written offer). Each party receiving an Acquisition Proposal or Acquisition Inquiry with respect to such party or any of its Subsidiaries, as the case may be shall keep the other party reasonably informed with respect to: (i) the status of any such Acquisition Proposal or Acquisition Inquiry; and (ii) the status and terms of any material modification or proposed material modification thereto.

(d) Each of TriQuint and RFMD shall immediately cease and cause to be terminated any discussions existing as of the date of this Agreement between any of the TriQuint Corporations or any of their Representatives, or any of the RFMD Corporations or any of their Representatives, and any other Person that relate to any Acquisition Proposal or Acquisition Inquiry with respect to an RFMD Corporation or a TriQuint Corporation, as the case may be.

(e) Each of TriQuint and RFMD agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, non-solicitation, no hire, “standstill” or similar Contract to which any such party or any of its Subsidiaries is a party or under which any such party or any of its Subsidiaries has any rights, and will use its reasonable best efforts to cause each such agreement to be enforced in accordance with its terms at the request of the other party to this Agreement.

Section 6. ADDITIONAL COVENANTS OF THE PARTIES

6.1 Registration Statement; Joint Proxy Statement/Prospectus.

(a) As promptly as practicable after the date of this Agreement, Parent, TriQuint and RFMD shall prepare and cause to be filed with the SEC the Joint Proxy Statement/Prospectus and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Joint Proxy Statement/Prospectus will be included as a prospectus. Each of the parties shall use reasonable best efforts: (i) to cause the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus to comply with the applicable rules and regulations promulgated by the SEC; (ii) to promptly notify the other of, cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; (iii) to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC; and (iv) to keep the Form S-4 Registration Statement effective through the Closing in order to permit the consummation of the Merger. TriQuint shall use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to TriQuint’s stockholders, and RFMD shall use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to RFMD’s shareholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. Each of the parties shall promptly furnish the other parties all information concerning such party, its Subsidiaries and shareholders or stockholders that may be required or reasonably requested in connection

62.

with any action contemplated by this Section 6.1. If any party becomes aware of any information that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus, then such party: (i) shall promptly inform the other parties thereof; (ii) shall provide the other parties (and their counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus prior to it being filed with the SEC; (iii) shall provide the other parties with a copy of such amendment or supplement promptly after it is filed with the SEC; and (iv) shall cooperate, if appropriate, in mailing such amendment or supplement to the shareholders of RFMD or the stockholders of TriQuint.

(b) Prior to the Effective Time, Parent shall use reasonable best efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the exchanges of RFMD Common Stock and TriQuint Common Stock for Parent Common Stock pursuant to the Mergers will (to the extent required) be registered or qualified or exempt from registration or qualification under the securities laws of every state of the United States in which any registered holder of RFMD Common Stock or TriQuint Common Stock has an address of record on the record date for determining the shareholders entitled to notice of and to vote at the RFMD Shareholders’ Meeting and the stockholders entitled to notice of and to vote at the TriQuint Stockholders’ Meeting; provided, however, that Parent shall not be required to file a general consent to service of process in any jurisdiction.

6.2 RFMD Shareholders’ Meeting.

(a) RFMD: (i) shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of RFMD Common Stock to vote on a proposal to approve this Agreement (the “RFMD Shareholders’ Meeting”); and (ii) shall submit such proposal to such holders at the RFMD Shareholders’ Meeting and shall not submit any other proposal to such holders in connection with the RFMD Shareholders’ Meeting without the prior written consent of TriQuint. RFMD in consultation with TriQuint shall set a record date for Persons entitled to notice of, and to vote at, the RFMD Shareholders’ Meeting and shall not change such record date without the prior written consent of TriQuint. The RFMD Shareholders’ Meeting shall be held (on a date selected by RFMD in consultation with TriQuint) as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. RFMD shall ensure that all proxies solicited in connection with the RFMD Shareholders’ Meeting are solicited in compliance with all applicable Legal Requirements. Notwithstanding anything to the contrary contained in this Agreement, RFMD after consultation with TriQuint may, or if requested by TriQuint shall, adjourn or postpone the RFMD Shareholders’ Meeting: (A) to the extent necessary to ensure that any supplement or amendment to the Joint Proxy Statement/Prospectus that is required by applicable Legal Requirements is timely provided to RFMD’s shareholders; (B) if as of the time for which the RFMD Shareholders’ Meeting is originally scheduled there are insufficient shares of RFMD Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the RFMD Shareholders’ Meeting; (C) if additional time is reasonably required (taking into account the likelihood of success in light of the ongoing existence of any RFMD Superior Offer) to solicit proxies in favor of the approval of this Agreement; or (D) TriQuint has postponed or adjourned the TriQuint Stockholders’ Meeting.

(b) Subject to Section 6.2(c): (i) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the RFMD Board recommends that RFMD’s shareholders vote to approve this Agreement at the RFMD Shareholders’ Meeting (the recommendation of the RFMD Board that RFMD’s shareholders vote to approve this Agreement being referred to as the “RFMD Board Recommendation”); (ii) the RFMD Board Recommendation shall not be withdrawn or modified in a manner adverse to TriQuint; (iii) neither the RFMD Board nor any committee thereof shall: (A) fail to

63.

reaffirm the RFMD Board Recommendation, or fail to publicly state that the Mergers and this Agreement are in the best interest of RFMD’s shareholders, within ten business days after TriQuint requests in writing that such action be taken; (B) fail to publicly announce, within ten business days after a tender offer or exchange offer relating to the securities of RFMD shall have been commenced, a statement disclosing that the RFMD Board recommends rejection of such tender or exchange offer; (C) fail to issue, within ten business days after an Acquisition Proposal with respect to an RFMD Corporation is publicly announced, a press release announcing its opposition to such Acquisition Proposal; or (D) resolve or publicly propose to take any action described in clauses “(ii)” or “(iii)” of this sentence (each of the foregoing actions described in clauses “(ii)” and “(iii)” being referred to as an “RFMD Change in Recommendation”).

(c) Notwithstanding anything to the contrary contained in Section 6.2(b) or elsewhere in this Agreement, at any time prior to the approval of this Agreement by the Required RFMD Shareholder Vote, the RFMD Board may effect, or cause RFMD to effect, as the case may be, an RFMD Change in Recommendation and, in the case of subclause “(i)” below, terminate this Agreement to enter into a Contract with respect to an RFMD Superior Offer:

(i) if: (A) RFMD has not breached its obligations under Section 5.4(a) or Section 6.2(b) in connection with the Acquisition Proposal referred to in the following clause “(B);” (B) after the date of this Agreement, an unsolicited, bona fide, written Acquisition Proposal is made to RFMD; (C) the RFMD Board determines in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, that such Acquisition Proposal constitutes an RFMD Superior Offer; (D) the RFMD Board does not effect, or cause RFMD to effect, an RFMD Change in Recommendation at any time within five business days after TriQuint receives written notice from RFMD confirming that the RFMD Board has determined that such Acquisition Proposal is an RFMD Superior Offer (together with a written summary of RFMD Superior Offer and setting forth the identity of the Person making such RFMD Superior Offer and all the material terms and conditions of such RFMD Superior Offer in reasonable detail) (it being understood and agreed that any revision or modification in any material respect to such RFMD Superior Offer shall require a new written notice by RFMD to TriQuint in compliance with this clause “(D)” and a new matching period under clause “(E)” below, except that such notice and matching period shall be three business days); (E) during such five business day period, if requested by TriQuint, RFMD engages in good faith negotiations, the intent and purpose of which is to amend this Agreement in such a manner that the Acquisition Proposal that was determined to constitute an RFMD Superior Offer no longer constitutes an RFMD Superior Offer, so that the transactions contemplated hereby may be effected; (F) at the end of such five business day period, such Acquisition Proposal has not been withdrawn and continues to constitute an RFMD Superior Offer (taking into account any changes to the terms of this Agreement proposed by TriQuint as a result of the negotiations required by clause “(E)” or otherwise); and (G) the RFMD Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such RFMD Superior Offer, the failure to make an RFMD Change in Recommendation would be a breach of the fiduciary duties of the RFMD Board to RFMD’s shareholders under applicable Legal Requirements; or

(ii) if: (A) a material development or change in circumstances that is not related to an Acquisition Proposal with respect to an RFMD Corporation, to the extent such development or change in circumstances is disproportionately more favorable to the recurring financial condition and results of operations of RFMD and its Subsidiaries, taken as a whole, when compared to other businesses operating in the industries in which RFMD operates, occurs or arises after the date of this Agreement that was neither known to any RFMD Corporation or any Representative of any RFMD Corporation nor reasonably foreseeable to any RFMD

64.

Corporation as of the date of this Agreement (such material development or change in circumstances being referred to as an “RFMD Intervening Event”); provided, however, that changes in the market price or trading volume of RFMD Common Stock or the fact that RFMD meets or exceeds internal or published projections, forecasts or revenue or earnings predictions for any period shall not constitute an Intervening Event, except that the underlying causes of such change or fact shall not be excluded from this clause “(A)”; (B) at least five business days prior to any meeting of the RFMD Board at which the RFMD Board will consider whether such RFMD Intervening Event requires the RFMD Board to effect, or cause RFMD to effect, an RFMD Change in Recommendation, RFMD provides TriQuint with a written notice specifying the date and time of such meeting and the reasons for holding such meeting; (C) during such five business day period, if requested by TriQuint, RFMD engages in good faith negotiations with TriQuint to amend this Agreement in such a manner that obviates the need for the RFMD Board to effect, or cause RFMD to effect, an RFMD Change in Recommendation as a result of such RFMD Intervening Event; and (D) the RFMD Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such RFMD Intervening Event, the failure to make an RFMD Change in Recommendation would be a breach of the fiduciary duties of the RFMD Board to RFMD’s shareholders under applicable Legal Requirements.

(d) Notwithstanding any RFMD Change in Recommendation, unless earlier terminated in accordance with Section 9.1, this Agreement shall be submitted to the holders of RFMD’s Common Stock at the RFMD Shareholders’ Meeting for the purpose of voting on the approval of this Agreement and nothing contained in this Agreement shall be deemed to relieve RFMD of such obligation.

6.3 TriQuint Stockholders’ Meeting.

(a) TriQuint: (i) shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of TriQuint Common Stock to vote on a proposal to adopt this Agreement (the “TriQuint Stockholders’ Meeting”); and (ii) shall submit such proposal to such holders at the TriQuint Stockholders’ Meeting and, except as otherwise contemplated by this Agreement, shall not submit any other proposal to such holders in connection with the TriQuint Stockholders’ Meeting without the prior written consent of RFMD. TriQuint in consultation with RFMD shall set a record date for Persons entitled to notice of, and to vote at, the TriQuint Stockholders’ Meeting and shall not change such record date without the prior written consent of RFMD. The TriQuint Stockholders’ Meeting shall be held on the date that (or, to the extent that TriQuint and RFMD agree, as promptly as practicable after) this Agreement shall have been adopted by RFMD’s shareholders at the RFMD Shareholders’ Meeting. TriQuint shall ensure that all proxies solicited in connection with the TriQuint Stockholders’ Meeting are solicited in compliance with all applicable Legal Requirements. Notwithstanding anything to the contrary contained in this Agreement, TriQuint after consultation with RFMD may, or if requested by RFMD shall, adjourn or postpone the TriQuint Stockholders’ Meeting: (A) to the extent necessary to ensure that any supplement or amendment to the Joint Proxy Statement/Prospectus that is required by applicable Legal Requirements is timely provided to TriQuint’s stockholders; (B) if as of the time for which the TriQuint Stockholders’ Meeting is originally scheduled there are insufficient shares of TriQuint Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the TriQuint Stockholders’ Meeting; (C) if additional time is reasonably required (taking into account the likelihood of success in light of the ongoing existence of any TriQuint Superior Offer) to solicit proxies in favor of the adoption of this Agreement; or (D) RFMD has postponed or adjourned the RFMD Shareholders’ Meeting.

(b) Subject to Section 6.3(c): (i) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the TriQuint Board recommends that TriQuint’s stockholders vote to adopt this Agreement at the TriQuint Stockholders’ Meeting (the recommendation of the TriQuint Board

65.

that TriQuint’s stockholders vote to adopt this Agreement being referred to as the “TriQuint Board Recommendation”); (ii) the TriQuint Board Recommendation shall not be withdrawn or modified in a manner adverse to RFMD; (iii) neither the TriQuint Board nor any committee thereof shall: (A) fail to reaffirm the TriQuint Board Recommendation, or fail to publicly state that the Mergers and this Agreement are in the best interest of TriQuint’s stockholders, within ten business days after RFMD requests in writing that such action be taken; (B) fail to publicly announce, within ten business days after a tender offer or exchange offer relating to the securities of TriQuint shall have been commenced, a statement disclosing that the TriQuint Board recommends rejection of such tender or exchange offer; (C) fail to issue, within ten business days after an Acquisition Proposal with respect to a TriQuint Corporation is publicly announced, a press release announcing its opposition to such Acquisition Proposal; or (D) resolve or publicly propose to take any action described in clauses “(ii)” or “(iii)” of this sentence (each of the foregoing actions described in clauses “(ii)” and “(iii)” being referred to as a “TriQuint Change in Recommendation”).

(c) Notwithstanding anything to the contrary contained in Section 6.3(b) or elsewhere in this Agreement, at any time prior to the adoption of this Agreement by the Required TriQuint Stockholder Vote, the TriQuint Board may effect, or cause TriQuint to effect, as the case may be, a TriQuint Change in Recommendation and, in the case of subclause “(i)” below, terminate this Agreement to enter into a Contract with respect to a TriQuint Superior Offer:

(i) if: (A) TriQuint has not breached its obligations under Section 5.4(b) or Section 6.3(b) in connection with the Acquisition Proposal referred to in the following clause “(B);” (B) after the date of this Agreement, an unsolicited, bona fide, written Acquisition Proposal is made to TriQuint; (C) the TriQuint Board determines in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, that such Acquisition Proposal constitutes a TriQuint Superior Offer; (D) the TriQuint Board does not effect, or cause TriQuint to effect, a TriQuint Change in Recommendation at any time within five business days after RFMD receives written notice from TriQuint confirming that the TriQuint Board has determined that such Acquisition Proposal is a TriQuint Superior Offer (together with a written summary of the TriQuint Superior Offer and setting forth the identity of the Person making such TriQuint Superior Offer and all the material terms and conditions of such TriQuint Superior Offer in reasonable detail) (it being understood and agreed that any revision or modification in any material respect to such TriQuint Superior Offer shall require a new written notice by TriQuint to RFMD in compliance with this clause “(D)” and a new matching period under clause “(E)” below, except that such notice and matching period shall be three business days); (E) during such five business day period, if requested by RFMD, TriQuint engages in good faith negotiations, the intent and purpose of which is to amend this Agreement in such a manner that the Acquisition Proposal that was determined to constitute a TriQuint Superior Offer no longer constitutes a TriQuint Superior Offer, so that the transactions contemplated hereby may be effected; (F) at the end of such five business day period, such Acquisition Proposal has not been withdrawn and continues to constitute a TriQuint Superior Offer (taking into account any changes to the terms of this Agreement proposed by RFMD as a result of the negotiations required by clause “(E)” or otherwise); and (G) the TriQuint Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such TriQuint Superior Offer, the failure to make a TriQuint Change in Recommendation would be a breach of the fiduciary duties of the TriQuint Board to TriQuint’s stockholders under applicable Legal Requirements; or

(ii) if: (A) a material development or change in circumstances that is not related to an Acquisition Proposal with respect to a TriQuint Corporation, to the extent such development or change in circumstances is disproportionately more favorable to the recurring financial condition and results of operations of TriQuint and its Subsidiaries, taken as a whole,

66.

when compared to other businesses operating in the industries in which TriQuint operates, occurs or arises after the date of this Agreement that was neither known to any TriQuint Corporation or any Representative of any TriQuint Corporation nor reasonably foreseeable to any TriQuint Corporation as of the date of this Agreement (such material development or change in circumstances being referred to as a “TriQuint Intervening Event”); provided, however, that changes in the market price or trading volume of TriQuint Common Stock or the fact that TriQuint meets or exceeds internal or published projections, forecasts or revenue or earnings predictions for any period shall not constitute an Intervening Event, except that the underlying causes of such change or fact shall not be excluded from this clause “(A)”; (B) at least five business days prior to any meeting of the TriQuint Board at which the TriQuint Board will consider whether such TriQuint Intervening Event requires the TriQuint Board to effect, or cause TriQuint to effect, a TriQuint Change in Recommendation, TriQuint provides RFMD with a written notice specifying the date and time of such meeting and the reasons for holding such meeting; (C) during such five business day period, if requested by RFMD, TriQuint engages in good faith negotiations with RFMD to amend this Agreement in such a manner that obviates the need for the TriQuint Board to effect, or cause TriQuint to effect, a TriQuint Change in Recommendation as a result of such TriQuint Intervening Event; and (D) the TriQuint Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such TriQuint Intervening Event, the failure to make a TriQuint Change in Recommendation would be a breach of the fiduciary duties of the TriQuint Board to TriQuint’s stockholders under applicable Legal Requirements.

(d) Notwithstanding any TriQuint Change in Recommendation, unless earlier terminated in accordance with Section 9.1, this Agreement shall be submitted to the holders of TriQuint Common Stock at the TriQuint Stockholders’ Meeting for the purpose of voting on the adoption of this Agreement and nothing contained in this Agreement shall be deemed to relieve TriQuint of such obligation.

6.4 RFMD ESPP; TriQuint ESPP; Parent Equity Plans.

(a) RFMD shall take the necessary actions with respect to the RFMD ESPP so that (i) the ending date of the current offering period shall occur prior to the Effective Time (the “RFMD Final Purchase Date”) and all outstanding purchase rights (if any) shall be automatically exercised on the RFMD Final Purchase Date by applying the payroll deductions of each then current participant to the purchase of whole shares of RFMD Common Stock in accordance with the terms of the RFMD ESPP, (ii) as of the RFMD Final Purchase Date, the RFMD ESPP shall be suspended, and no offering periods or purchase periods shall be thereafter commenced and no payroll deductions or other contributions shall be thereafter made or effected with respect to the RFMD ESPP, (iii) notice shall be given to participants in the RFMD ESPP prior to the RFMD Final Purchase Date describing the treatment of the RFMD ESPP pursuant to this Section 6.4(a) and Section 2.6, and (iv) conditional upon the occurrence of the Effective Time, the RFMD ESPP shall terminate effective upon the Effective Time.

(b) TriQuint shall take the necessary actions with respect to the TriQuint ESPP so that (i) the ending date of the current offering period shall occur prior to the Initial Effective Time (the “TriQuint Final Purchase Date”) and all outstanding purchase rights (if any) shall be automatically exercised on the TriQuint Final Purchase Date by applying the payroll deductions of each then current participant to the purchase of whole shares of TriQuint Common Stock in accordance with the terms of the TriQuint ESPP, (ii) as of the TriQuint Final Purchase Date, the TriQuint ESPP shall be suspended, and no offering periods or purchase periods shall be thereafter commenced and no payroll deductions or other contributions shall be thereafter made or effected with respect to the TriQuint ESPP, (iii) notice shall be given to participants in the TriQuint ESPP prior to the TriQuint Final Purchase Date

67.

describing the treatment of the TriQuint ESPP pursuant to this Section 6.4(b) and Section 2.5, and (iv) conditional upon the occurrence of the Initial Effective Time, the TriQuint ESPP shall terminate effective upon the Initial Effective Time.

(c) Parent shall file with the SEC, no later than 15 days after the date on which the Mergers become effective, a registration statement on Form S-8, if available for use by Parent, relating to the shares of Parent Common Stock issuable with respect to the TriQuint Options, TriQuint RSUs and TriQuint MSUs converted in accordance with Section 2.5 and the RFMD Options, RFMD RSUs and RFMD PSUs converted in accordance with Section 2.6.

(d) As of the Initial Effective Time, Parent shall adopt and implement a stock plan or plans pursuant to which Parent will have the authority to grant equity awards including, but not limited to, options to acquire shares of Parent Common Stock. Prior to the Initial Effective Time, RFMD and TriQuint will mutually agree on the terms of such plan or plans, including, but not limited to, the number of shares of Parent Common Stock to be reserved for issuance thereunder.

(e) At the Initial Effective Time, Parent may (if Parent determines that it desires to do so) assume any or all RFMD Equity Plans and TriQuint Equity Plans. If Parent elects to assume an RFMD Equity Plan or TriQuint Equity Plan, then, under such RFMD Equity Plan or TriQuint Equity Plan, as applicable, Parent shall be entitled to grant stock awards, to the extent permissible under applicable Legal Requirements, using the share reserves of such RFMD Equity Plan or TriQuint Equity Plan, as applicable, as of the Initial Effective Time (including any shares returned to such share reserves as a result of the termination of TriQuint Equity Awards or RFMD Equity Awards that are assumed and converted by Parent pursuant to Section 2.5 or Section 2.6), except that: (i) stock covered by such awards shall be shares of Parent Common Stock; (ii) all references in such RFMD Equity Plan to a number of shares of RFMD Common Stock or TriQuint Equity Plan to a number of shares of TriQuint Common Stock, as applicable, shall be deemed amended to refer instead to a number of shares of Parent Common Stock determined by multiplying the number of referenced shares of RFMD Common Stock by the RFMD Exchange Ratio or the number of referenced shares of TriQuint Common Stock by the TriQuint Exchange Ratio, as applicable, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; and (iii) the Parent Board or a committee thereof shall succeed to the authority and responsibility of the RFMD Board or any committee thereof with respect to the administration of such RFMD Equity Plan and the TriQuint Board or any committee thereof with respect to the administration of such TriQuint Equity Plan.

(f) Prior to (i) the Effective Time, RFMD shall take all action that may be necessary (under RFMD Equity Plans and otherwise) to effectuate the provisions of Section 2.6 and to ensure that, from and after the Effective Time, holders of RFMD Options, RFMD RSUs and RFMD PSUs have only those rights with respect thereto specifically provided in Section 2.6; and (ii) prior to the Initial Effective Time, TriQuint shall take all action that may be necessary (under TriQuint Equity Plans and otherwise) to effectuate the provisions of Section 2.5 and to ensure that, from and after the Initial Effective Time, holders of TriQuint Options, TriQuint RSUs and TriQuint MSUs have only those rights with respect thereto specifically provided in Section 2.5.

6.5 Employee Benefits.

(a) With respect to each “employee benefit plan,” as defined in Section 3(3) of ERISA, and each vacation, sick leave, paid time off and severance plan (that is not an “employee benefit plan” as defined in Section 3(3) of ERISA) maintained by Parent or any Subsidiary of Parent (each, a “Parent Benefit Plan”) in which any employee of any RFMD Corporation or any TriQuint Corporation who continues employment with Parent or any of its Subsidiaries (including the TriQuint

68.

Surviving Corporation, the RFMD Surviving Corporation or any of their respective Subsidiaries) after the Effective Time (“Continuing Employees”) will participate after the Effective Time, all service of the Continuing Employees with the RFMD Corporations or the TriQuint Corporations, as the case may be, shall be recognized for purposes of determining eligibility to participate, vesting and accrual and level of benefits, except to the extent such recognition would result in the duplication of benefits. In addition, Parent or Parent’s Subsidiaries (including the TriQuint Surviving Corporation, the RFMD Surviving Corporation and their respective Subsidiaries), as applicable, shall use commercially reasonable efforts to cause each Parent Benefit Plan that is a welfare benefit plan, within the meaning of Section 3(1) of ERISA to: (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements other than preexisting condition limitations, exclusions or waiting periods that are already in effect with respect to such Continuing Employees and that have not been satisfied or waived as of the Effective Time under the analogous welfare benefit plan maintained for the Continuing Employees immediately prior to the Effective Time; and (ii) recognize for each Continuing Employee and his or her spouse, domestic partner and dependents for purposes of applying annual deductible, co-payment and out-of-pocket maximums under such Parent Benefit Plan any deductible, co-payment and out-of-pocket expenses paid by the Continuing Employee and his or her spouse, domestic partner and dependents under an analogous RFMD Employee Plan or TriQuint Employee Plan during the plan year of such plan in which occurs the later of the Effective Time and the date on which the Continuing Employee begins participation in such Parent Benefit Plan.

(b) Nothing in this Section 6.5 or elsewhere in this Agreement shall be construed to create: (i) a right in any RFMD Associate or TriQuint Associate to employment with Parent, the Surviving Corporations or any of their Subsidiaries; or (ii) with any RFMD Associate or TriQuint Associate any third-party rights, benefits or remedies of any nature whatsoever. Nothing herein shall be construed to limit the right of Parent, the Surviving Corporations or any of their Subsidiaries to amend or terminate any Parent Benefit Plan, any RFMD Employee Plan, any TriQuint Employee Plan or any other employee benefit plan. Except for Indemnified Parties (as defined in Section 6.6) to the extent of their respective rights pursuant to Section 6.6, no RFMD Associate, no TriQuint Associate, and no Continuing Employee, shall be deemed to be a third party beneficiary of this Agreement. No provision of this Section 6.5 shall modify or amend any other agreement, plan, program or document unless this Agreement expressly states that the provision “amends” that other agreement, plan, program or document.

(c) The Parties shall cooperate with one another to determine whether any RFMD Employee Plan or TriQuint Employee Plan, as applicable, that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “401(k) Plan”) will be terminated effective prior to the Initial Effective Time. If RFMD is required to terminate any 401(k) Plan, then RFMD shall provide to TriQuint prior to the Closing Date written evidence of the adoption by the RFMD Board of resolutions authorizing the termination of such 401(k) Plan (the form and substance of which resolutions shall be subject to the reasonable review of TriQuint); if TriQuint is required to terminate any 401(k) Plan, then TriQuint shall provide to RFMD prior to the Closing Date written evidence of the adoption by the TriQuint Board of resolutions authorizing the termination of such 401(k) Plan (the form and substance of which resolutions shall be subject to the reasonable review of RFMD).

(d) To the extent any employee notification or consultation requirements are imposed by applicable Legal Requirements with respect to any of the Contemplated Transactions, RFMD, TriQuint and Parent shall cooperate to ensure that such requirements are complied with prior to the Initial Effective Time. Prior to the Effective Time, neither RFMD nor TriQuint shall, and each shall ensure that its Subsidiaries and the respective Representatives of the RFMD Corporations and TriQuint Corporations do not, communicate with any employees of the RFMD Corporations or TriQuint Corporations regarding post-Closing employment matters, including post-Closing employee benefits and compensation, without the prior written approval of RFMD or TriQuint, as applicable, which approval shall not be unreasonably withheld.

69.

(e) It is the intent of RFMD and TriQuint that (i) the Contemplated Transactions constitute a “change in control” (or words of similar meaning) under any TriQuint Employee Plan, TriQuint Employee Agreement, RFMD Employee Plan or RFMD Employee Agreement that provides for the potential payment of benefits in connection with a “change in control” (or phrases of similar meaning), whether such benefits are payable in the form of equity (including accelerated vesting of equity) or cash, and (ii) benefits shall only be payable under such plans and agreements in the event that the employment or service of affected participants is terminated without cause or for good reason within certain specific time periods following the “change in control” event (that is, that benefits are intended to be payable upon a “double trigger”). Unless otherwise agreed in writing by RFMD and TriQuint, RFMD and TriQuint shall take any and all further actions, including amendment of such plans and/or agreements, if required (with the terms of such amendments or other actions being subject to the written consent of the other party), as may be reasonably practicable to effectuate the intent stated herein.

6.6 Indemnification of Officers and Directors.

(a) For a period of six years after the Effective Time, Parent shall cause the Surviving Corporations, and their Subsidiaries to indemnify their respective current or former directors and officers and any person who becomes a director or officer of any of the RFMD Corporations or TriQuint Corporations prior to the Effective Time (the “Indemnified Parties”) to the fullest extent that applicable Legal Requirements permit a company to indemnify its own directors and officers.

(b) For a period of six years following the Effective Time, Parent and the Surviving Corporations shall cause to be maintained in effect the existing policies of each of TriQuint’s and RFMD’s directors’ and officers’ liability insurance (or a comparable replacement policy) (the “D&O Policies”) covering claims arising from facts or events that occurred at or prior to the Effective Time to the extent that such claims are of the type covered by the D&O Policies (including for acts or omissions occurring in connection with this Agreement and the consummation of the Contemplated Transactions to the extent that such acts or omissions are covered by the D&O Policies) and covering each Indemnified Party who is covered as of the Effective Time by the applicable D&O Policy, in any case on terms with respect to coverage and amounts that are no less favorable in the aggregate than those terms in effect on the date hereof; provided, however, that in no event shall Parent or the Surviving Corporations be required to expend in any one year an amount in excess of 200% of the larger of the current annual premium paid by RFMD or TriQuint (which annual premiums are set forth on Part 6.6(b) of the RFMD Disclosure Schedule and the TriQuint Disclosure Schedule) for such insurance (the larger such 200% amount, the “Maximum Annual Premium”); and provided further, however, that if the annual premiums of such insurance coverage exceed the Maximum Annual Premium, Parent and the Surviving Corporations shall be obligated to obtain a policy with the greatest comparable coverage available for a cost not exceeding the Maximum Annual Premium. Notwithstanding anything to the contrary in this Agreement, in lieu of its obligations under the first sentence of this Section 6.6(b), Parent may purchase a six-year “tail” prepaid policy on each of the D&O Policies on terms with respect to coverage and amounts no less favorable in the aggregate than the applicable D&O Policy, and in the event that Parent shall purchase such a “tail” policy or policies, Parent and the Surviving Corporations shall maintain such “tail” policy or policies in full force and effect and continue to honor their respective obligations thereunder, in lieu of all other applicable obligations of Parent and the Surviving Corporations under the first sentence of this Section 6.6(b) for so long as such “tail” policy or policies shall be maintained in full force and effect.

(c) The obligations under this Section 6.6 shall not be terminated, amended or otherwise modified in such a manner as to adversely affect any Indemnified Party (or any other person

70.

who is a beneficiary under the D&O Policies or the applicable “tail” policy referred to in Section 6.6(b)) (and any of such person’s heirs and representatives)) without the prior written consent of such affected Indemnified Party or other person who is a beneficiary under the D&O Policies or the applicable “tail” policy referred to in Section 6.6(b) (and, after the death of any of the foregoing persons, such person’s heirs and representatives). Each of the Indemnified Parties or other persons who are beneficiaries under the D&O Policies or the applicable “tail” policy referred to in Section 6.6(b) (and, after the death of any of the foregoing persons, such person’s heirs and representatives) are intended to be third party beneficiaries of this Section 6.6, with full rights of enforcement as if a party thereto. The rights of the Indemnified Parties (and other persons who are beneficiaries under the D&O Policies or the applicable “tail” policy referred to in Section 6.6(b) (and their heirs and representatives)) under this Section 6.6 shall be in addition to, and not in substitution for, any other rights that such persons may have under the certificate or articles of incorporation, bylaws or other equivalent organizational documents, any and all indemnification agreements of or entered into by TriQuint, RFMD or any of their respective Subsidiaries, or applicable Legal Requirement (whether at law or in equity).

(d) In the event that Parent, the Surviving Corporations or any of their respective Subsidiaries (or any of their respective successors or assigns) shall consolidate or merge with any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, then in each case, to the extent necessary to protect the rights of the Indemnified Parties, proper provision shall be made so that the continuing or surviving corporation or entity (or its successors or assigns, if applicable) shall assume the obligations set forth in this Section 6.6.

6.7 Regulatory Approvals and Related Matters.

(a) Each party shall use reasonable best efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Mergers and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, RFMD and TriQuint shall, promptly after the date of this Agreement, prepare and file the notifications required under any Legal Requirement that is designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”) in connection with the Merger. RFMD and TriQuint shall use reasonable best efforts to respond as promptly as practicable to any inquiries or requests received from any state attorney general, antitrust authority or other Governmental Body in connection with antitrust or related matters.

(b) Subject to compliance with applicable Legal Requirements, TriQuint shall use reasonable best efforts to provide to RFMD, and RFMD shall use reasonable best efforts to provide to TriQuint, as promptly as practicable, any information that is required in order to effectuate any filings or applications by TriQuint or RFMD, as the case may be, pursuant to Section 6.7(a). Except where prohibited by applicable Legal Requirements, and subject to the Confidentiality Agreement and the Common Interest Agreement, each of RFMD and TriQuint shall use reasonable best efforts to: (i) consult with and consider the views of the other party regarding material positions being taken in material filings to be made under Antitrust Laws in connection with the Contemplated Transactions; (ii) provide the other (and its counsel) as promptly as practicable with copies of all material filings and material written submissions made by such party with any Governmental Body under any Antitrust Law in connection with the Contemplated Transactions; and (iii) consult with the other in advance of any meeting or conference with any Governmental Body under any Antitrust Law in connection with the Contemplated Transactions and give the other the opportunity to attend and participate in such meeting or conference.

71.

(c) Subject to Section 6.7(d), TriQuint and RFMD shall use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Mergers and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Section 6.7(d), each party to this Agreement: (i) shall make all filings and give all notices required to be made and given by such party in connection with the Mergers and the other Contemplated Transactions; (ii) shall use reasonable best efforts to obtain each Consent required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Mergers or any of the other Contemplated Transactions; and (iii) shall use reasonable best efforts to defend against (or, if imposed, lift) any restraint, injunction or other legal bar to the Merger, including any request for preliminary relief.

(d) Notwithstanding anything to the contrary contained in this Section 6.7, none of TriQuint, Trident Merger Sub, Parent, RFMD or Rocky Merger Sub (or any of their respective Subsidiaries) shall have any obligation under this Agreement or in connection with the Contemplated Transactions: (i) to divest or agree to divest (or cause any of their respective Subsidiaries to divest or agree to divest) any of their respective businesses, product lines or assets, or to take or agree to take (or cause any of their respective Subsidiaries to take or agree to take) any other action or agree (or cause any of their respective Subsidiaries to agree) to any limitation or restriction on any of their respective businesses, product lines or assets; or (ii) to license or otherwise make available (or cause any of their respective Subsidiaries to license or otherwise make available) to any Person, any technology, software or other Intellectual Property or Intellectual Property Right; provided, however, that TriQuint and RFMD shall be required to take (and to cause their respective Subsidiaries to take) the actions set forth in clauses “(i)” and “(ii)” of this Section 6.7(d) if, but only if, such actions, considered collectively, (A) are not reasonably expected to result in a reduction of the combined annual consolidated revenues of the TriQuint Corporations and the RFMD Corporations, collectively, of more than $50,000,000 (using the applicable revenues of the TriQuint Corporations and the RFMD Corporations for the 12 months ending December 31, 2013 in determining whether the threshold set forth in this sentence is reasonably expected to be exceeded), and (B) would not reasonably be expected to result in a material and adverse effect on the benefits TriQuint and RFMD intend to achieve through the transactions contemplated by this Agreement.

6.8 Disclosure. TriQuint and RFMD: (a) have agreed to the text of the joint press release announcing the signing of this Agreement; and (b) shall consult with each other before issuing any further press release or otherwise making any public statement, and shall not issue any such press release or make any such public statement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, conditioned or delayed. RFMD shall consult with TriQuint and consider the views and comments of TriQuint before any of the RFMD Corporations or any of their Representatives sends any emails or other documents to RFMD Associates generally or otherwise communicates with RFMD Associates generally, with respect to the Mergers or any of the other Contemplated Transactions. TriQuint shall consult with RFMD and consider the views and comments of RFMD before any of the TriQuint Corporations or any of their Representatives sends any emails or other documents to TriQuint Associates generally or otherwise communicates with TriQuint Associates generally, with respect to the Mergers or any of the other Contemplated Transactions. Notwithstanding the foregoing: (i) each party may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences and make internal announcements to employees, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other parties), (ii) a party may, without the prior consent of the other parties hereto, issue any such press release or make any such public announcement or statement as may be required by a Legal Requirement or the rules and regulations of the NASDAQ Global Select Market if it first notifies and consults with the other parties hereto prior to issuing any such press release or making any such public announcement or statement; (iii) RFMD need not consult with TriQuint in connection with any press

72.

release, public statement or filing to be issued or made with respect to any Acquisition Proposal relating to any RFMD Corporation or any RFMD Change in Recommendation; and (iv) TriQuint need not consult with RFMD in connection with any press release, public statement or filing to be issued or made with respect to any Acquisition Proposal relating to any TriQuint Corporation or any TriQuint Change in Recommendation.

6.9 Tax Matters. Prior to the filing of the Form S-4 Registration Statement, RFMD, TriQuint and Parent shall execute and deliver to Weil, Gotshal & Manges LLP and to Perkins Coie LLP tax representation letters substantially in the form set forth in Schedule 6.9. To the extent requested by TriQuint or RFMD, each of TriQuint, RFMD and Parent shall confirm to Weil, Gotshal & Manges LLP and to Perkins Coie LLP the accuracy and completeness as of the Initial Effective Time and the Effective Time, as applicable, of the tax representation letters delivered pursuant to the immediately preceding sentence. Following the delivery of the tax representation letters pursuant to the first sentence of this Section 6.9: (a) RFMD shall use commercially reasonable efforts to cause Weil, Gotshal & Manges LLP to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K under the Securities Act; and (b) TriQuint shall use commercially reasonable efforts to cause Perkins Coie LLP to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 6.9.

6.10 Obligations of Parent, Trident Merger Sub and Rocky Merger Sub.

(a) Prior to the Effective Time, Parent shall take all action necessary to cause Rocky Merger Sub and Trident Merger Sub to perform their respective obligations under this Agreement and to consummate the Contemplated Transactions upon the terms and subject to the conditions set forth in this Agreement.

(b) Following the Effective Time, Parent shall take all action necessary to cause the RFMD Surviving Corporation and the TriQuint Surviving Corporation to perform their respective obligations under this Agreement and to consummate the Contemplated Transactions upon the terms and subject to the conditions set forth in this Agreement.

6.11 Listing. The parties shall use their respective reasonable best efforts to cause the shares of Parent Common Stock to be issued in the exchanges of RFMD Common Stock and TriQuint Common Stock for Parent Common Stock pursuant to the Mergers, including the Parent Common Stock to be issued upon the exercise of converted RFMD Options and TriQuint Options, and upon the vesting of converted RFMD RSUs, RFMD PSUs, TriQuint RSUs and TriQuint MSUs to be approved for listing (subject to notice of issuance) on the NASDAQ Global Select Market at or prior to the Initial Effective Time.

6.12 Resignation of Officers and Directors. Each of RFMD and TriQuint shall use commercially reasonable efforts to obtain and deliver to Parent at or prior to the Initial Effective Time (in the case of TriQuint) and the Effective Time (in the case of RFMD) the resignation of each corporate officer and director of each of the RFMD Corporations and the TriQuint Corporations, respectively, effective as of the Initial Effective Time (in the case of TriQuint) and the Effective Time (in the case of RFMD) (it being understood that such resignation shall not constitute a voluntary termination of employment under any RFMD Employee Agreement or RFMD Employee Plan applicable to such individual’s status as a corporate officer or director of an RFMD Corporation, or under any TriQuint Employee Agreement or TriQuint Employee Plan applicable to such individual’s status as a corporate officer or director of a TriQuint Corporation).

73.

6.13 Section 16 Matters.

(a) Subject to Sections 6.13(b) and 6.13(c), prior to the Initial Effective Time, RFMD and TriQuint will take all steps that may be required to cause any dispositions of TriQuint Common Stock or RFMD Common Stock (including derivative securities with respect to TriQuint Common Stock or RFMD Common Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transaction contemplated by Section 2 of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to RFMD and TriQuint or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

(b) At least 30 days prior to the Closing Date, RFMD shall furnish the following information to TriQuint for each individual who, immediately after the Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent: (i) the number of shares of RFMD Common Stock held by such individual and expected to be exchanged for shares of Parent Common Stock pursuant to the RFMD Merger; (ii) the number of RFMD Options, RFMD RSUs and RFMD PSUs held by such individual and expected to be converted into options, restricted stock units or stock appreciation rights, as the case may be, with respect to shares of Parent Common Stock in connection with the RFMD Merger; and (c) the number of other derivative securities (if any) with respect to RFMD Common Stock held by such individual and expected to be converted into shares of Parent Common Stock or derivative securities with respect to Parent Common Stock in connection with the RFMD Merger.

(c) At least 30 days prior to the Closing Date, TriQuint shall furnish the following information to RFMD for each individual who, immediately after the Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent: (i) the number of shares of TriQuint Common Stock held by such individual and expected to be exchanged for shares of Parent Common Stock pursuant to the TriQuint Merger; (ii) the number of TriQuint Options, TriQuint RSUs and TriQuint MSUs held by such individual and expected to be converted into options, restricted stock units or stock appreciation rights, as the case may be, with respect to shares of Parent Common Stock in connection with the TriQuint Merger; and (c) the number of other derivative securities (if any) with respect to TriQuint Common Stock held by such individual and expected to be converted into shares of Parent Common Stock or derivative securities with respect to Parent Common Stock in connection with the TriQuint Merger.

6.14 Internal Controls. If, during the Pre-Closing Period, RFMD or RFMD’s auditors identify any material weaknesses (or a series of control deficiencies that collectively are deemed to constitute a material weakness) in the effectiveness of RFMD’s internal control over financial reporting, then RFMD shall promptly notify TriQuint thereof and use its commercially reasonable efforts during the Pre-Closing Period to rectify such material weakness or series of control deficiencies, as the case may be. If, during the Pre-Closing Period, TriQuint or TriQuint’s auditors identify any material weaknesses (or a series of control deficiencies that collectively are deemed to constitute a material weakness) in the effectiveness of TriQuint’s internal control over financial reporting, then TriQuint shall promptly notify RFMD thereof and use its commercially reasonable efforts during the Pre-Closing Period to rectify such material weakness or series of control deficiencies, as the case may be.

6.15 Litigation. Without limiting in any way the respective obligations of TriQuint and RFMD under Section 5.2, Section 5.3 and Section 6.7, each of TriQuint and RFMD shall give the other the opportunity to participate in the defense or settlement of any shareholder or stockholder claim or Legal Proceeding (including any class action or derivative litigation) against such party or its officers or directors relating to the Mergers and the other Contemplated Transactions, and no such settlement shall be

74.

agreed to, and no agreement or arrangement with any shareholder or stockholder shall be entered into by TriQuint or RFMD outside the ordinary course of business, without the prior written consent of the other, which consent with respect to any such settlement shall not be unreasonably withheld, conditioned or delayed. Each of TriQuint and RFMD shall cooperate and shall use its reasonable best efforts to cause its Representatives to cooperate, in the defense against such claim or Legal Proceeding.

Section 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF TRIQUINT

The obligations of TriQuint to cause the Mergers to be effected and otherwise cause the Contemplated Transactions to be consummated are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

7.1 Accuracy of Representations.

(a) Each of the RFMD Designated Representations shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date); provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, all materiality qualifications limiting the scope of such representations and warranties shall be disregarded.

(b) Each of the representations and warranties of RFMD (other than the RFMD Designated Representations) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date); provided, however, that: (i) for purposes of determining the accuracy of such representations and warranties as of the foregoing dates all materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, an RFMD Material Adverse Effect.

7.2 Performance of Covenants. The covenants and obligations in this Agreement that RFMD is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act; no stop order shall have been issued by the SEC and shall remain in effect with respect to the Form S-4 Registration Statement; and no proceeding seeking such a stop order shall have been initiated by the SEC and remain pending or shall be threatened by the SEC.

7.4 Stockholder Approval.

(a) This Agreement shall have been duly approved by the Required RFMD Shareholder Vote; and

(b) This Agreement shall have been duly adopted by the Required TriQuint Stockholder Vote.

75.

7.5 Documents. TriQuint shall have received the following documents, each of which shall be in full force and effect:

(a) a legal opinion of Perkins Coie LLP, dated as of the Closing Date and addressed to TriQuint, to the effect that the Mergers will constitute a reorganization within the meaning of Section 368(a) of the Code (it being understood that: (i) in rendering such opinion, Perkins Coie LLP may rely upon the tax representation letters referred to in Section 6.9; and (ii) if Perkins Coie LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if Weil, Gotshal & Manges LLP renders such opinion to TriQuint); and

(b) a certificate executed by the Chief Executive Officer and Chief Financial Officer of RFMD confirming that the conditions set forth in Sections 7.1, 7.2, 7.4(a), 7.6, 7.10 and 7.11 have been duly satisfied.

7.6 No RFMD Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any RFMD Material Adverse Effect which has not been cured, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances then in existence, would reasonably be expected to have or result in an RFMD Material Adverse Effect.

7.7 Governmental Approvals.

(a) Any waiting period applicable to the consummation of the Mergers under any applicable Antitrust Law (including the HSR Act) shall have expired or been terminated.

(b) Any Governmental Authorization or other Consent required to be obtained with respect to the Mergers under any applicable Antitrust Law or other Legal Requirement shall have been obtained and shall remain in full force and effect (other than any such Governmental Authorization or Consent under Legal Requirements other than Antitrust Laws, the failure to obtain which would not reasonably be expected to have an RFMD Material Adverse Effect or a TriQuint Material Adverse Effect), and no such Governmental Authorization or other Consent so obtained shall require, contain or contemplate any term, limitation, condition or restriction that has or would reasonably be expected to have or result in an RFMD Material Adverse Effect or a TriQuint Material Adverse Effect.

7.8 Listing. The shares of Parent Common Stock to be issued in exchange for TriQuint Common Stock pursuant to the Mergers, including the Parent Common Stock to be issued upon the exercise of converted TriQuint Options, and upon vesting of converted TriQuint RSUs and TriQuint MSUs, shall have been approved for listing (subject to notice of issuance) on the NASDAQ Global Select Market.

7.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Mergers shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Mergers that makes consummation of the Mergers illegal.

7.10 No Governmental Litigation. There shall not be pending any suit, action or judicial proceeding brought by, or overtly threatened any suit, action or judicial proceeding by, a Governmental Body: (a) challenging or seeking to restrain, prohibit, rescind or unwind the consummation of the Mergers or any of the other Contemplated Transactions; (b) seeking to prohibit or limit in any material respect Parent’s ability to vote, transfer, receive dividends with respect to or

76.

otherwise exercise ownership rights with respect to the stock of either Surviving Corporation; (c) relating to the Mergers or the other Contemplated Transactions and that would reasonably be expected to materially and adversely affect the right or ability of any of the TriQuint Corporations or any of the RFMD Corporations to own any material asset or materially limit the operation of the business of any of the TriQuint Corporations or the RFMD Corporations; (d) seeking to compel any of the RFMD Corporations or any of the TriQuint Corporations to dispose of or hold separate any material asset or business as a result of the Mergers or any of the other Contemplated Transactions; or (e) relating to the Mergers or the other Contemplated Transactions and seeking to impose (or that would reasonably be expected to result in the imposition of) any criminal sanctions or criminal liability on Parent or any of the RFMD Corporations or TriQuint Corporations.

7.11 Current SEC Reports. RFMD shall have filed all statements, reports, schedules, forms and other documents required to be filed with the SEC since the date of this Agreement.

Section 8. CONDITIONS PRECEDENT TO OBLIGATION OF RFMD

The obligation of RFMD to effect the Mergers and otherwise consummate the Contemplated Transactions is subject to the satisfaction, at or prior to the Closing, of the following conditions:

8.1 Accuracy of Representations.

(a) Each of the TriQuint Designated Representations shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date); provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, all materiality qualifications limiting the scope of such representations and warranties shall be disregarded.

(b) Each of the representations and warranties of TriQuint (other than the TriQuint Designated Representations) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date); provided, however, that: (i) for purposes of determining the accuracy of such representations and warranties as of the foregoing dates all materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a TriQuint Material Adverse Effect.

8.2 Performance of Covenants. The covenants and obligations in this Agreement that TriQuint is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

8.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act; no stop order shall have been issued by the SEC and shall remain in effect with respect to the Form S-4 Registration Statement; and no proceeding seeking such a stop order shall have been initiated by the SEC and remain pending or shall be threatened by the SEC.

77.

8.4 Stockholder Approval.

(a) This Agreement shall have been duly approved by the Required RFMD Shareholder Vote; and

(b) This Agreement shall have been duly adopted by the Required TriQuint Stockholder Vote.

8.5 Documents. RFMD shall have received the following documents:

(a) a legal opinion of Weil, Gotshal & Manges LLP, dated as of the Closing Date, to the effect that the Mergers will constitute a reorganization within the meaning of Section 368(a) of the Code (it being understood that: (i) in rendering such opinion, Weil, Gotshal & Manges LLP may rely upon the tax representation letters referred to in Section 6.9; and (ii) if Weil, Gotshal & Manges LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if Perkins Coie LLP renders such opinion to RFMD); and

(b) a certificate executed by an executive officer of TriQuint confirming that the conditions set forth in Sections 8.1, 8.2, 8.4(b), 8.6, 8.8, 8.10 and 8.11 have been duly satisfied.

8.6 No TriQuint Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any TriQuint Material Adverse Effect which has not been cured, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, then in existence would reasonably be expected to have or result in a TriQuint Material Adverse Effect.

8.7 Governmental Approvals.

(a) Any waiting period applicable to the consummation of the Mergers under any applicable Antitrust Law (including the HSR Act) shall have expired or been terminated.

(b) Any Governmental Authorization or other Consent required to be obtained with respect to the Mergers under any applicable Antitrust Law or other Legal Requirement shall have been obtained and shall remain in full force and effect (other than any such Governmental Authorization or Consent under other Legal Requirements, the failure to obtain which would not reasonably be expected to have an RFMD Material Adverse Effect or a TriQuint Material Adverse Effect), and no such Governmental Authorization or other Consent so obtained shall require, contain or contemplate any term, limitation, condition or restriction that has or would reasonably be expected to have or result in an RFMD Material Adverse Effect or a TriQuint Material Adverse Effect.

8.8 Listing. The shares of Parent Common Stock to be issued in exchange for RFMD Common Stock pursuant to the Mergers, including the Parent Common Stock to be issued upon the exercise of converted RFMD Options, and upon vesting of converted RFMD RSUs and RFMD PSUs, shall have been approved for listing (subject to notice of issuance) on the NASDAQ Global Select Market.

8.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Mergers shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Mergers that makes consummation of the Mergers illegal.

78.

8.10 No Governmental Litigation. There shall not be pending any suit, action or judicial proceeding brought by, or overtly threatened any suit, action or judicial proceeding by, a Governmental Body: (a) challenging or seeking to restrain, prohibit, rescind or unwind the consummation of the Mergers or any of the other Contemplated Transactions; (b) seeking to prohibit or limit in any material respect Parent’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of either Surviving Corporation; (c) relating to the Mergers or the other Contemplated Transactions and that would reasonably be expected to materially and adversely affect the right or ability of any of the TriQuint Corporations or any of the RFMD Corporations to own any material asset or materially limit the operation of the business of any of the TriQuint Corporations or the RFMD Corporations; (d) seeking to compel any of the RFMD Corporations or any of the TriQuint Corporations to dispose of or hold separate any material asset or business as a result of the Mergers or any of the other Contemplated Transactions; or (e) relating to the Mergers or the other Contemplated Transactions and seeking to impose (or that would reasonably be expected to result in the imposition of) any criminal sanctions or criminal liability on Parent or any of the RFMD Corporations or TriQuint Corporations.

8.11 Current SEC Reports. TriQuint shall have filed all statements, reports, schedules, forms and other documents required to be filed with the SEC since the date of this Agreement.

Section 9. TERMINATION

9.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after approval or adoption of this Agreement by RFMD’s shareholders or TriQuint’s stockholders):

(a) by mutual written consent of TriQuint and RFMD;

(b) by either TriQuint or RFMD if the Mergers shall not have been consummated by the End Date (as defined below); provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 9.1(b) if the failure to consummate the Mergers by the End Date is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time;

(c) by either TriQuint or RFMD if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

(d) by either TriQuint or RFMD if: (i) the RFMD Shareholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and RFMD’s shareholders shall have taken a final vote on a proposal to approve this Agreement; and (ii) this Agreement shall not have been approved at the RFMD Shareholders’ Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required RFMD Shareholder Vote;

(e) by either TriQuint or RFMD if: (i) the TriQuint Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and TriQuint’s stockholders shall have taken a final vote on a proposal to adopt this Agreement; and (ii) this Agreement shall not have been adopted at the TriQuint Stockholders’ Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required TriQuint Stockholder Vote;

79.

(f) by TriQuint (at any time prior to the approval of this Agreement by the Required RFMD Shareholder Vote) if an RFMD Triggering Event shall have occurred;

(g) by RFMD (at any time prior to the adoption of this Agreement by the Required TriQuint Stockholder Vote) if a TriQuint Triggering Event shall have occurred;

(h) by TriQuint if: (i) any of RFMD’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement such that the condition set forth in Section 7.1(a) or the condition set forth in Section 7.1(b) would not be satisfied, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 7.1(a) or the condition set forth in Section 7.1(b) would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date all materiality qualifications limiting the scope of such representations and warranties shall be disregarded); or (ii) any of RFMD’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that, for purposes of clauses “(i)” and “(ii)” above, if an inaccuracy in any of RFMD’s representations and warranties (as of the date of this Agreement or as of a date subsequent to the date of this Agreement) or a breach of a covenant or obligation by RFMD is curable by RFMD by the End Date and RFMD is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then TriQuint may not terminate this Agreement under this Section 9.1(h) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that TriQuint gives RFMD notice of such inaccuracy or breach;

(i) by RFMD if: (i) any of TriQuint’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement such that the condition set forth in Section 8.1(a) or the condition set forth in Section 8.1(b) would not be satisfied, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 8.1(a) or the condition set forth in Section 8.1(b) would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date all materiality qualifications limiting the scope of such representations and warranties shall be disregarded); or (ii) any of TriQuint’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 8.2 would not be satisfied; provided, however, that, for purposes of clauses “(i)” and “(ii)” above, if an inaccuracy in any of TriQuint’s representations and warranties (as of the date of this Agreement or as of a date subsequent to the date of this Agreement) or a breach of a covenant or obligation by TriQuint is curable by TriQuint by the End Date and TriQuint is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then RFMD may not terminate this Agreement under this Section 9.1(i) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that RFMD gives TriQuint notice of such inaccuracy or breach;

(j) by RFMD (at any time prior to the approval of this Agreement by the Required RFMD Shareholder Vote) pursuant to and in accordance with the terms and conditions of Section 6.2(c); or

80.

(k) by TriQuint (at any time prior to the approval of this Agreement by the Required TriQuint Stockholder Vote) pursuant to and in accordance with the terms and conditions of Section 6.3(c).

The “End Date” shall be November 22, 2014; provided, however, that: (A) if, on November 22, 2014, a Specified Circumstance exists and each of the conditions set forth in Sections 7.1, 7.2, 7.3, 7.4, 7.6, 7.8, 7.9 (other than with respect to the Specified Circumstance), 7.10 (other than with respect to the Specified Circumstance) and 7.11 is satisfied or has been waived, then RFMD may, by providing written notice thereof to TriQuint on or prior to November 22, 2014, extend the End Date to February 22, 2015; and (B) if, on November 22, 2014, a Specified Circumstance exists and each of the conditions set forth in Sections 8.1, 8.2, 8.3, 8.4, 8.6, 8.8, 8.9 (other than with respect to the Specified Circumstance), 8.10 (other than with respect to the Specified Circumstance) and 8.11 is satisfied or has been waived, then TriQuint may, by providing written notice thereof to RFMD on or prior to November 22, 2014, extend the End Date to February 22, 2015.

9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that: (i) this Section 9.2, Section 9.3 and Section 10 shall survive the termination of this Agreement and shall remain in full force and effect; (ii) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms; and (iii) the termination of this Agreement shall not relieve any party from any liability for any intentional breach of this Agreement or fraud.

9.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not the Mergers are consummated; provided, however, that TriQuint and RFMD shall share equally all fees and expenses, other than attorneys’ fees, incurred in connection with: (i) the filing, printing and mailing of the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus and any amendments or supplements thereto; and (ii) the filing by the parties hereto of any notice or other document under any applicable Antitrust Law.

(b) If (i) this Agreement is terminated by TriQuint or RFMD pursuant to Section 9.1(d), (ii) no Acquisition Proposal with respect to an RFMD Corporation shall have been disclosed, announced, commenced, submitted or made between the date of this Agreement and the time of the termination of this Agreement, and (iii) no RFMD Triggering Event shall have occurred between the date of this Agreement and the time of the termination of this Agreement, then RFMD shall pay to TriQuint, in cash within two business days after termination of this Agreement, a nonrefundable fee in the amount of $17,100,000.

(c) If (i) this Agreement is terminated by TriQuint or RFMD pursuant to Section 9.1(e), (ii) no Acquisition Proposal with respect to a TriQuint Corporation shall have been disclosed, announced, commenced, submitted or made between the date of this Agreement and the time of the termination of this Agreement, and (iii) no TriQuint Triggering Event shall have occurred between the date of this Agreement and the time of the termination of this Agreement, then TriQuint shall pay to RFMD, in cash within two business days after the termination of this Agreement, a nonrefundable fee in the amount of $17,100,000.

(d) If this Agreement is terminated: (i) by TriQuint pursuant to Section 9.1(f), by RFMD pursuant to Section 9.1(j), or if this Agreement is terminated by TriQuint or RFMD

81.

pursuant to any other provision of Section 9.1 at any time after the occurrence of an RFMD Triggering Event; or (ii) by TriQuint or RFMD pursuant to Section 9.1(b) or Section 9.1(d), and in the case of clause “(ii)” of this sentence: (A) at or prior to the time of the termination of this Agreement an Acquisition Proposal with respect to an RFMD Corporation shall have been disclosed, announced, commenced, submitted or made and shall not have been withdrawn; and (B) within nine months of such termination of this Agreement, either: (1) an Acquisition Transaction with respect to an RFMD Corporation is consummated; or (2) a definitive agreement relating to an Acquisition Transaction with respect to an RFMD Corporation is entered into by an RFMD Corporation, then RFMD shall pay to TriQuint, in cash at the time specified in the following sentence, a nonrefundable fee in the amount of $66,700,000 (the “RFMD Termination Fee”). The RFMD Termination Fee shall be paid as follows: (x) in the case of clause “(i)” of the preceding sentence, within two business days after the termination of this Agreement; and (y) in the case of clause “(ii)” of the preceding sentence, within two business days after the first to occur of the consummation of the Acquisition Transaction or the entering into by an RFMD Corporation of the definitive agreement.

(e) If this Agreement is terminated: (i) by RFMD pursuant to Section 9.1(g), by TriQuint pursuant to 9.1(k), or if this Agreement is terminated by TriQuint or RFMD pursuant to any other provision of Section 9.1 at any time after the occurrence of a TriQuint Triggering Event; or (ii) by TriQuint or RFMD pursuant to Section 9.1(b) or Section 9.1(e), and in the case of clause “(ii)” of this sentence: (A) at or prior to the time of the termination of this Agreement an Acquisition Proposal with respect to a TriQuint Corporation shall have been publicly disclosed or announced, and shall not have been withdrawn; and (B) within nine months of such termination of this Agreement, either: (1) an Acquisition Transaction with respect to a TriQuint Corporation is consummated; or (2) a definitive agreement relating to an Acquisition Transaction with respect to a TriQuint Corporation is entered into by a TriQuint Corporation, then TriQuint shall pay to RFMD, in cash at the time specified in the following sentence, a nonrefundable fee in the amount of $66,700,000 (the “TriQuint Termination Fee”). The TriQuint Termination Fee shall be paid as follows: (x) in the case of clause “(i)” of the preceding sentence, within two business days after the termination of this Agreement; and (y) in the case of clause “(ii)” of the preceding sentence, within two business days after the first to occur of the consummation of the Acquisition Transaction or the entering into by a TriQuint Corporation of the definitive agreement.

(f) Under no circumstances shall TriQuint or RFMD be entitled to receive more than $66,700,000 in non-refundable fees pursuant to this Section 9.3; provided, however, that nothing in this Section 9.3(f) shall limit the obligations of TriQuint or RFMD, as the case may be, to pay any amounts required to be paid by such party under Section 9.3(a) in addition to any nonrefundable fee required to be paid by such party. If a party fails to pay when due any amount payable by such party under this Section 9.3, then: (i) such party shall reimburse the other party for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other party of its rights under this Section 9.3; and (ii) such party shall pay to the other party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid through the date such overdue amount is actually paid to the other party in full) at a rate per annum equal to the lower of: (i) 350 basis points over the “prime rate” (as announced by Citibank, N.A. or any successor thereto) in effect on the date such overdue amount was originally required to be paid; or (ii) the maximum rate permitted by applicable Legal Requirements.

Section 10. MISCELLANEOUS PROVISIONS

10.1 Amendment. This Agreement may be amended with the approval of the respective boards of directors of Parent, RFMD and TriQuint at any time (whether before or after the approval or adoption of this Agreement by RFMD’s shareholders or TriQuint’s stockholders); provided, however, that: (a) after any such approval of this Agreement by RFMD’s shareholders, no amendment

82.

shall be made which by applicable Legal Requirement or regulation of the NASDAQ Global Select Market requires further approval of the shareholders of RFMD without the further approval of such shareholders; and (b) after any such adoption of this Agreement by TriQuint’s stockholders, no amendment shall be made which by applicable Legal Requirement or regulation of the NASDAQ Global Select Market requires further approval of TriQuint’s stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

10.2 Waiver.

(a) Subject to Sections 10.2(b) and 10.2(c), at any time prior to the Effective Time, any party hereto may: (i) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement; (ii) waive any inaccuracy in or breach of any representation, warranty, covenant or obligation of the other party in this Agreement or in any document delivered pursuant to this Agreement; and (iii) waive compliance with any covenant, obligation or condition for the benefit of such party contained in this Agreement.

(b) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(c) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Mergers.

10.4 Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement and the other agreements, exhibits and disclosure schedules referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that, except as otherwise expressly set forth in this Agreement, the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms (it being understood that (a) the eighth paragraph of the Confidentiality Agreement is being superseded by this Agreement and shall cease to have any force or effect, and (b) no provision in this Agreement or in the Confidentiality Agreement shall limit any party’s rights or remedies in the case of fraud). This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by other electronic delivery shall be sufficient to bind the parties to the terms and conditions of this Agreement.

10.5 Applicable Law; Jurisdiction; Specific Performance; Remedies. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the

83.

Contemplated Transactions: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware; and (b) each of the parties irrevocably waives the right to trial by jury. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, prior to the valid termination of this Agreement in accordance with Section 8, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. If, prior to the End Date, any party brings any action to enforce specifically the performance of the other terms and provisions of this Agreement by any other party, the End Date shall automatically be extended by (i) the amount of time during which such action is pending plus 20 business days or (ii) such other time period established by the Chancery Court of the State of Delaware.

10.6 Disclosure Schedules. The RFMD Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 3. The TriQuint Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 4. For purposes of this Agreement: (a) each statement or other item of information set forth in the RFMD Disclosure Schedule shall be deemed to be a representation and warranty made by RFMD in Section 3; and (b) each statement or other item of information set forth in the TriQuint Disclosure Schedule shall be deemed to be a representation and warranty made by TriQuint in Section 4. The RFMD Disclosure Schedule and TriQuint Disclosure Schedule shall each be delivered as of the date hereof, and no amendments or modifications thereto shall be made. Any purported update or modification to the RFMD Disclosure Schedule or the TriQuint Disclosure Schedule after the date hereof shall be disregarded.

10.7 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

10.8 Assignability; No Third Party Rights. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by any party without the prior written consent of the other parties shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except, after the Effective Time. as specifically provided in Section 6.6.

10.9 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by a nationally recognized overnight air courier (such as Federal Express), one business day after mailing; (c) if sent by facsimile transmission before 5:00 p.m. Eastern Time on a business day, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. Eastern Time on a business day and receipt is confirmed, or on a day other than a business day and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are

84.

delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

if to RFMD or Parent:

RF Micro Devices, Inc.

7628 Thorndike Road

Greensboro, North Carolina 27409-9421

Attention: Robert A. Bruggeworth

Facsimile: (363) 931-7667

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway,

Redwood Shores, California 94065

Attention: Keith Flaum

                 Jane Ross

Facsimile: (650) 802-3090

And with a copy (which shall not constitute notice) to:

Womble Carlyle & Sandridge Rice, LLP

One West Fourth Street

Winston Salem, North Carolina 27101

Attention: Jeffrey Howland

Facsimile: (336) 733-8371

if to TriQuint:

TriQuint Semiconductor, Inc.

2300 N.E. Brookwood Parkway

Hillsboro, Oregon 97124

Attention: Ralph G. Quinsey

Facsimile: (503) 615-8901

with a copy (which shall not constitute notice) to:

Perkins Coie LLP

1120 NW Couch Street, Tenth Floor

Portland, Oregon 97209-4128

Attention: Roy Tucker

                 John Thomas

Facsimile: (503) 727-2222

10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Contemplated Transactions are fulfilled to the fullest extent possible.

85.

10.11 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(f) All references in this Agreement to “dollars” or “$” shall mean United States Dollars.

(g) For purposes of disclosures required by Section 3 and Section 4 and the restrictions set forth in Sections 5.2 and 5.3, any references to amounts in dollars shall include foreign currency equivalents.

[Remainder of page intentionally left blank]

86.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ Ralph G. Quinsey
Name:	Ralph G. Quinsey
Title:	President and Chief Executive Officer

ROCKY HOLDING, INC.

By:	/s/ Robert A. Bruggeworth
Name:	Robert A. Bruggeworth
Title:	President and Chief Executive Officer

RF MICRO DEVICES, INC.

By:	/s/ Robert A. Bruggeworth
Name:	Robert A. Bruggeworth
Title:	President and Chief Executive Officer

Merger Agreement Signature Page

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Acquisition Inquiry. “Acquisition Inquiry” shall mean an inquiry, indication of interest or request for nonpublic information (other than an inquiry, indication of interest or request for nonpublic information made or submitted by TriQuint or RFMD) that would reasonably be expected to lead to an Acquisition Proposal.

Acquisition Proposal. “Acquisition Proposal” shall mean any bona fide offer or proposal (other than an offer or proposal made or submitted by TriQuint or RFMD) contemplating or otherwise relating to any Acquisition Transaction.

Acquisition Transaction. “Acquisition Transaction” with respect to an Entity shall mean any transaction or series of transactions (other than the Contemplated Transactions) involving:

(a) any merger, exchange, consolidation, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, takeover offer, tender offer, exchange offer or other similar transaction: (i) in which such Entity or any of its Significant Subsidiaries is a constituent corporation and which would result in a third party beneficially owning 15% or more of any class of equity or voting securities of such Entity or any of its Significant Subsidiaries; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of such Entity or any of its Significant Subsidiaries; or (iii) in which such Entity or any of its Significant Subsidiaries issues securities representing more than 15% of the outstanding securities of any class of voting securities of such Entity or any of its Significant Subsidiaries;

(b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues or consolidated net income (measured based on the twelve months prior to the date of determination) or consolidated assets (measured based on the twelve months prior to the date of determination) of such Entity or any of its Significant Subsidiaries; or

(c) any liquidation or dissolution of such Entity or any of its Significant Subsidiaries.

Agreement. “Agreement” shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

COBRA. “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

Code. “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

Common Interest Agreement. “Common Interest Agreement” shall mean that certain letter agreement from RFMD to TriQuint, dated as of November 25, 2013, as acknowledged and agreed by TriQuint.

A-1.

Confidentiality Agreement. “Confidentiality Agreement” shall mean that certain Confidentiality Agreement dated as of September 9, 2013, between RFMD and TriQuint.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contemplated Transactions. “Contemplated Transactions” shall mean the Mergers and the other transactions contemplated by the Agreement.

Contract. “Contract” shall mean any agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking, written or oral.

DGCL. “DGCL” shall mean the Delaware General Corporation Law.

DOL. “DOL” shall mean the United States Department of Labor.

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, easement, encroachment, imperfection of title, title exception, title defect, right of possession, lease, tenancy license, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Form S-4 Registration Statement. “Form S-4 Registration Statement” shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Mergers, as said registration statement may be amended prior to the time it is declared effective by the SEC.

GAAP. “GAAP” shall mean generally accepted accounting principles in the United States.

Government Bid. “Government Bid” shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

Government Contract. “Government Contract” shall mean any prime contract, subcontract, letter contract, basic ordering agreement, blanket purchase agreement, purchase order, task order, teaming agreement, delivery order, grant, cooperative agreement, cooperative research and development agreement or other Contract that is or has been executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

A-2.

Governmental Authorization. “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization (including the NASDAQ Global Select Market).

HSR Act. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Intellectual Property. “Intellectual Property” shall mean algorithms, apparatus, databases, data collections, designs, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, processes, proprietary information, protocols, schematics, specifications, software code (in any form, including source code and executable or object code), techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

Intellectual Property Rights. “Intellectual Property Rights” shall mean all past, present and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark, trade name and domain name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.

IRS. “IRS” shall mean the United States Internal Revenue Service.

Joint Proxy Statement/Prospectus. “Joint Proxy Statement/Prospectus” shall mean the joint proxy statement/prospectus to be sent to RFMD’s shareholders in connection with the RFMD Shareholders’ Meeting and to TriQuint’s stockholders in connection with the TriQuint Stockholders’ Meeting.

Knowledge. “Knowledge” of a party shall mean: (a) with respect to RFMD, the actual knowledge of: Robert A. Bruggeworth; Suzanne B. Rudy; Norman A. Hilgendorf; Eric Creviston; William A. Priddy, Jr.; Jim Stillson and Ralph Knupp; and (b) with respect to TriQuint, the actual knowledge of: Ralph G. Quinsey; Steve Buhaly; Tim Dunn; James Klein; Joe Pugh; Todd Debonis; Steve Grant; and Debbie Burke.

Legal Proceeding. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

A-3.

Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASDAQ Global Select Market), and the provisions of the current organizational documents and internal rules of the applicable Entity.

Made Available. Any statement in the Agreement to the effect that any information, document or other material has been “Made Available” shall mean that such document was: (a) made available on the SEC website; or (b) (i) with respect to such information, document or other material Made Available by RFMD, such information, document or material was made available by RFMD for review by TriQuint or TriQuint’s Representatives for a reasonable period of time prior to the execution of the Agreement in the virtual data room maintained by RFMD with Merrill DataSite in connection with the Contemplated Transactions; and (ii) with respect to information, document or other material Made Available by TriQuint, such information, document or material was made available by TriQuint for review by RFMD or RFMD’s Representatives for a reasonable period of time prior to the execution of the Agreement in the virtual data room maintained by TriQuint with Merrill DataSite in connection with the Contemplated Transactions.

NCBCA. “NCBCA” shall mean the North Carolina Business Corporation Act.

Order. “Order” shall mean any order, writ, injunction, judgment or decree.

Parent Board. “Parent Board” shall mean Parent’s board of directors.

Parent Common Stock. “Parent Common Stock” shall mean the common stock, par value $0.0001 per share, of Parent.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Registered IP. “Registered IP” shall mean all Intellectual Property Rights that are registered, filed or issued with, by or under the authority of any Governmental Body (or other registrar in the case of internet domain names), including all patents, registered copyrights, registered mask works, registered domain names, and registered trademarks and all applications for any of the foregoing.

Representatives. “Representatives” shall mean directors, officers, employees, agents, attorneys, accountants, investment bankers, other advisors and representatives.

RFMD Affiliate. “RFMD Affiliate” shall mean any Person under common control with any of the RFMD Corporations within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder.

RFMD Associate. “RFMD Associate” shall mean any current or former officer, employee (full-time or part-time), independent contractor, consultant, director or statutory auditor of or to any of the RFMD Corporations or any RFMD Affiliate.

A-4.

RFMD Balance Sheet. “RFMD Balance Sheet” shall mean the unaudited consolidated balance sheet of RFMD and its consolidated Subsidiaries as of December 28, 2013 included in RFMD’s Quarterly Report on Form 10-Q for the quarter ended December 28, 2013.

RFMD Board. “RFMD Board” shall mean RFMD’s board of directors.

RFMD Common Stock. “RFMD Common Stock” shall mean the Common Stock, no par value per share, of RFMD.

RFMD Contract. “RFMD Contract” shall mean any Contract: (a) to which any of the RFMD Corporations is a party; (b) by which any of the RFMD Corporations is bound or under which any of the RFMD Corporations has any obligation; or (c) under which any of the RFMD Corporations has any right or interest.

RFMD Corporations. “RFMD Corporations” shall mean: (a) RFMD; and (b) each of RFMD’s Subsidiaries.

RFMD Designated Representations. “RFMD Designated Representations” shall mean the representations and warranties set forth in Sections 3.3(a) (the first sentence only), 3.3(c), 3.3(e), 3.21, 3.22, 3.25 and 3.26.

RFMD Disclosure Schedule. “RFMD Disclosure Schedule” shall mean the RFMD Disclosure Schedule that has been prepared by RFMD in accordance with the requirements of Section 10.6 of the Agreement and that has been delivered by RFMD to TriQuint on the date of the Agreement.

RFMD Employee. “RFMD Employee” shall mean any director or any officer or other employee (full-time or part-time) of any of the RFMD Corporations.

RFMD Employee Agreement. “RFMD Employee Agreement” shall mean each material management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between: (a) any of the RFMD Corporations or any RFMD Affiliate; and (b) any domestic RFMD Associate, other than any such Contract that is terminable “at will” (or following a notice period imposed by applicable Legal Requirements) without any obligation on the part of any RFMD Corporation or any RFMD Affiliate to make any severance, termination, change in control or similar payment or to provide any benefit.

RFMD Employee Plan. “RFMD Employee Plan” shall mean any plan, program, policy, practice or Contract (including any RFMD Foreign Plan) providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits, retirement benefits or other benefits or remuneration of any kind, whether or not in writing and whether or not funded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan): (a) that is maintained or contributed to, or required to be maintained or contributed to, by any of the RFMD Corporations or any RFMD Affiliate for the benefit of any RFMD Associate; or (b) with respect to which any of the RFMD Corporations or any RFMD Affiliate has or may incur or become subject to any liability or obligation; provided, however, that an RFMD Employee Agreement shall not be considered an RFMD Employee Plan.

RFMD Equity Award. “RFMD Equity Award” shall mean any RFMD Option, share of RFMD Restricted Stock, RFMD RSU or RFMD PSU.

A-5.

RFMD Equity Plan. “RFMD Equity Plan” shall mean each of: (a) RFMD’s 2003 Stock Incentive Plan, as amended; (b) RFMD’s Amended and Restated 2006 Directors Stock Option Plan; (c) RFMD’s Amended and Restated Nonemployee Directors’ Stock Option Plan; (d) the Amended and Restated Sirenza Microdevices, Inc. Amended and Restated 1998 Stock Plan; and (e) RFMD’s 2012 Stock Incentive Plan.

RFMD ESPP. “RFMD ESPP” shall mean RFMD’s Employee Stock Purchase Plan.

RFMD Foreign Plan. “RFMD Foreign Plan” shall mean any: (a) plan, program, policy, practice, Contract or other arrangement of any RFMD Corporation mandated by a Governmental Body outside the United States; (b) RFMD Employee Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States; or (c) RFMD Employee Plan that covers or has covered any RFMD Associate whose services are or have been performed primarily outside the United States.

RFMD IP. “RFMD IP” shall mean: (a) all Intellectual Property Rights in or to RFMD Products and all Intellectual Property Rights in or to RFMD Product Software; and (b) all other Intellectual Property Rights with respect to which any of the RFMD Corporations has (or purports to have) an ownership interest.

RFMD Material Adverse Effect. “RFMD Material Adverse Effect” shall mean any effect, change, claim, event or circumstance (collectively, “Effect”) that, considered together with all other Effects, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on: (a) the business, financial condition or results of operations of the RFMD Corporations, taken as a whole; provided, however, that, in no event shall any Effects resulting from any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has occurred, an RFMD Material Adverse Effect: (i) conditions generally affecting the industries in which RFMD participates or the U.S. or global economy as a whole, to the extent that such conditions do not have a disproportionate impact on the RFMD Corporations, taken as a whole; (ii) general conditions in the financial markets, and any changes therein (including any changes arising out of acts of terrorism, war, weather conditions or other force majeure events), to the extent that such conditions do not have a disproportionate impact on the RFMD Corporations, taken as a whole; (iii) changes in the trading price or trading volume of RFMD Common Stock, or the suspension of trading in or delisting of RFMD’s securities on the NASDAQ Global Select Market (it being understood, however, that, except as otherwise provided in clauses “(i),” “(ii),” “(iv),” “(v),” “(vi)” or “(vii)” of this sentence, any Effect giving rise to or contributing to such changes in the trading price or trading volume, or suspension or delisting, of RFMD Common Stock may give rise to an RFMD Material Adverse Effect and may be taken into account in determining whether an RFMD Material Adverse Effect has occurred); (iv) changes in GAAP (or any interpretations of GAAP) applicable to RFMD or any of its Subsidiaries; (v) the failure to meet public estimates or forecasts of revenues, earnings of other financial metrics, in and of itself, or the failure to meet internal projections, forecasts or budgets of revenues, earnings or other financial metrics, in and of itself (it being understood, however, that, except as otherwise provided in clauses “(i),” “(ii),” “(iii),” “(iv),” “(vi),” or “(vii)” of this sentence, any Effect giving rise to or contributing to any such failure may give rise to an RFMD Material Adverse Effect and may be taken into account in determining whether an RFMD Material Adverse Effect has occurred); (vi) any lawsuit commenced by a shareholder of RFMD (in his, her or its capacity as a shareholder) resulting from the execution of this Agreement or the performance of the Contemplated Transactions; or (vii) loss of employees, suppliers or customers (including customer orders or Contracts) resulting from the announcement or pendency of this Agreement or the Contemplated Transactions; or (b) the ability of RFMD to consummate the RFMD Merger or any of the other Contemplated Transactions or to perform any of its covenants or obligations under the Agreement.

A-6.

RFMD Options. “RFMD Options” shall mean options to purchase shares of RFMD Common Stock from RFMD. whether granted by RFMD pursuant to an RFMD Equity Plan, assumed by RFMD in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested.

RFMD Pension Plan. “RFMD Pension Plan” shall mean each: (a) RFMD Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA; or (b) other occupational pension plan, including any final salary or money purchase plan.

RFMD Permitted Encumbrances. “RFMD Permitted Encumbrances” shall mean: (a) any Encumbrance for current Taxes not yet due and payable, or being contested in good faith by appropriate proceeding and for which reserves have been established in accordance with GAAP; (b) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s and other Encumbrances arising by operation of law; (c) Encumbrances that arise or are incurred in the ordinary course of business relating to obligations not yet due on the part of the RFMD Corporations or secure a liquidated amount that are being contested in good faith by appropriate proceeding and for which reserves have been established in accordance with GAAP; (d) pledges or deposits to secure obligations under workers’ compensation laws or similar laws or to secure public or statutory obligations; (e) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (f) easements, encroachments, declarations, covenants, conditions, reservations, limitations and rights of way (unrecorded and of record) and other similar restrictions or encumbrances of record, zoning, building and other similar ordinances, regulations, variances and restrictions, and all defects or irregularities in title, including any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey or physical inspection; (g) pledges or deposits to secure the obligations under existing indebtedness of the RFMD Corporations; (h) all Encumbrances created or incurred by any owner, landlord, sublandlord or other person in title; (i) any license of Intellectual Property or Intellectual Property Rights; (j) and restriction or covenant associated with any license of Intellectual Property or Intellectual Property Rights; (k) minor Encumbrances that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the RFMD Corporations; and (l) liens described in Part 3.6 of the RFMD Disclosure Schedule.

RFMD Preferred Stock. “RFMD Preferred Stock” shall mean the Preferred Stock, no par value per share, of RFMD.

RFMD Product. “RFMD Product” shall mean any product or service: (a) developed, manufactured, marketed, distributed, provided, leased, licensed or sold, directly or indirectly, by or on behalf of any RFMD Corporation; or (b) currently under development by or for any RFMD Corporation (whether or not in collaboration with another Person).

RFMD Product Software. “RFMD Product Software” shall mean any software (regardless of whether such software is owned by an RFMD Corporation or licensed to an RFMD Corporation by a third party) contained or included in or provided with any RFMD Product.

RFMD PSU. “RFMD PSU” shall mean each performance stock unit representing the right to vest in and be issued shares of RFMD Common Stock by RFMD, whether granted by RFMD pursuant to an RFMD Equity Plan, assumed by RFMD in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested.

RFMD Restricted Stock. “RFMD Restricted Stock” shall mean each share of RFMD Common Stock that is subject to forfeiture or a right of repurchase by RFMD.

A-7.

RFMD RSU. “RFMD RSU” shall mean each restricted stock unit (other than an RFMD PSU) representing the right to vest in and be issed shares of RFMD Common Stock by RFMD, whether granted by RFMD pursuant to an RFMD Equity Plan, assumed by RFMD in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested.

RFMD Source Code. “RFMD Source Code” shall mean any source code, or any portion, aspect or segment of any source code, relating to any Intellectual Property owned by or licensed to any of the RFMD Corporations or otherwise used by any of the RFMD Corporations, including RFMD Product Software.

RFMD Superior Offer. “RFMD Superior Offer” shall mean an unsolicited bona fide written offer by a third party to purchase 50% or more of the outstanding shares of RFMD Common Stock (whether through a tender offer, merger or otherwise) or 50% or more of the assets of RFMD and its Subsidiaries, on a consolidated basis, that is determined by the RFMD Board, in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, and after taking into account (a) all legal, financial, regulatory, timing and other aspects of the offer deemed relevant by the RFMD Board (including the likelihood and anticipated timing of consummation) and (b) all other factors the RFMD Board is permitted to consider under the NCBCA, to be more favorable to RFMD and RFMD’s shareholders than the Contemplated Transactions.

RFMD Triggering Event. An “RFMD Triggering Event” shall be deemed to have occurred if: (a) the RFMD Board shall have failed to recommend that RFMD’s shareholders vote to approve the Agreement, or shall have withdrawn or shall have modified in a manner adverse to TriQuint, the RFMD Board Recommendation; (b) RFMD shall have failed to include in the Joint Proxy Statement/Prospectus the RFMD Board Recommendation or a statement to the effect that the RFMD Board has determined and believes that the Mergers are advisable to, and in the best interests of, RFMD’s shareholders; (c) the RFMD Board fails to reaffirm the RFMD Board Recommendation, or fails to reaffirm its determination that the Mergers are in the best interests of RFMD’s shareholders, within 10 business days after TriQuint requests in writing that such recommendation or determination be reaffirmed; (d) the RFMD Board shall have approved, endorsed or recommended any Acquisition Proposal with respect to an RFMD Corporation; (e) RFMD shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal with respect to an RFMD Corporation; (f) a tender or exchange offer relating to securities of RFMD shall have been commenced and RFMD shall not have sent to its securityholders, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that RFMD recommends rejection of such tender or exchange offer; (g) an Acquisition Proposal with respect to an RFMD Corporation shall have been publicly announced, and RFMD shall have failed to issue a press release announcing its opposition to such Acquisition Proposal within 10 business days after such Acquisition Proposal has been announced; or (h) RFMD shall have breached in any material respect any material provision of Section 5.4(a) or Section 6.2 of the Agreement.

Sarbanes-Oxley Act. “Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

SEC. “SEC” shall mean the United States Securities and Exchange Commission.

Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

Significant Subsidiary. “Significant Subsidiary” with respect to an Entity shall mean any Subsidiary of such Entity that owns assets that constitute or account for 10% or more of the consolidated net revenues, consolidated net income or consolidated assets of such Entity and all of its Subsidiaries taken as a whole.

A-8.

Specified Circumstance. A “Specified Circumstance” shall be deemed to exist if: (a) any of the conditions set forth in Section 7.7 or Section 8.7 of the Agreement is not satisfied and has not been waived; or (b) as a result of a challenge by a Governmental Body under any Antitrust Law, any of the conditions set forth in Section 7.9, Section 7.10, Section 8.9 or Section 8.10 of the Agreement is not satisfied and has not been waived.

Subsidiary. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity.

Tax. “Tax” shall mean any federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

TriQuint Affiliate. “TriQuint Affiliate” shall mean any Person under common control with any of the TriQuint Corporations within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder.

TriQuint Associate. “TriQuint Associate” shall mean any current or former officer, employee (full-time or part-time), independent contractor, consultant, director or statutory auditor of or to any of the TriQuint Corporations or any TriQuint Affiliate.

TriQuint Balance Sheet. “TriQuint Balance Sheet” shall mean the audited consolidated balance sheet of TriQuint and its consolidated Subsidiaries as of December 31, 2013 included in TriQuint’s Annual Report on Form 10-K for the year ended December 31, 2013.

TriQuint Board. “TriQuint Board” shall mean TriQuint’s board of directors.

TriQuint Common Stock. “TriQuint Common Stock” shall mean the Common Stock, $0.001 par value per share, of TriQuint.

TriQuint Contract. “TriQuint Contract” shall mean any Contract: (a) to which any of the TriQuint Corporations is a party; (b) by which any of the TriQuint Corporations or any asset of any of the TriQuint Corporations is bound or under which any of the TriQuint Corporations has any obligation; or (c) under which any of the TriQuint Corporations has any right or interest.

TriQuint Corporations. “TriQuint Corporations” shall mean: (a) TriQuint; and (b) each of TriQuint’s Subsidiaries.

A-9.

TriQuint Designated Representations. “TriQuint Designated Representations” shall mean the representations and warranties set forth in Sections 4.3(a) (the first sentence only), 4.3(c), 4.3(e), 4.21, 4.22, 4.25 and 4.26.

TriQuint Disclosure Schedule. “TriQuint Disclosure Schedule” shall mean the TriQuint Disclosure Schedule that has been prepared by TriQuint in accordance with the requirements of Section 10.6 of the Agreement and that has been delivered by TriQuint to RFMD on the date of the Agreement.

TriQuint Employee. “TriQuint Employee” shall mean any director or any officer or any other employee (full-time or part-time) of any of the TriQuint Corporations.

TriQuint Employee Agreement. “TriQuint Employee Agreement” shall mean any material management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between: (a) any of the TriQuint Corporations or any TriQuint Affiliate; and (b) any domestic TriQuint Associate, other than any such Contract that is terminable “at will” (or following a notice period imposed by applicable Legal Requirements) without any obligation on the part of any TriQuint Corporation to make any severance, termination, change in control or similar payment or to provide any benefit.

TriQuint Employee Plan. “TriQuint Employee Plan” shall mean any plan, program, policy, practice or Contract (including any TriQuint Foreign Plan) providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits, retirement benefits or other benefits or remuneration of any kind, whether or not in writing and whether or not funded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan): (a) that is maintained or contributed to, or required to be maintained or contributed to, by any of the TriQuint Corporations for the benefit of any TriQuint Employee; or (b) with respect to which any of the TriQuint Corporations has or may incur or become subject to any liability or obligation; provided, however, that a TriQuint Employee Agreement shall not be considered a TriQuint Employee Plan.

TriQuint Equity Award. “TriQuint Equity Award” shall mean any TriQuint Option, share of TriQuint Restricted Stock, TriQuint RSU or TriQuint MSU.

TriQuint Equity Plans. “TriQuint Equity Plan” shall mean each of: (a) TriQuint’s 1996 Stock Incentive Program, as amended; (b) TriQuint’s 1998 Nonstatutory Stock Option Plan; (c) TriQuint’s 2008 Inducement Award Plan; (d) TriQuint’s 2009 Incentive Plan; (e) TriQuint’s 2012 Incentive Plan; and (f) TriQuint’s 2013 Incentive Plan.

TriQuint ESPP. “TriQuint ESPP” shall mean TriQuint’s 2007 Employee Stock Purchase Plan, as amended.

TriQuint Foreign Plan. “TriQuint Foreign Plan” shall mean any: (a) plan, program, policy, practice, Contract or other arrangement of any TriQuint Corporation mandated by a Governmental Body outside the United States; (b) TriQuint Employee Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States; or (c) TriQuint Employee Plan that covers or has covered any TriQuint Associate whose services are or have been performed primarily outside the United States.

TriQuint IP. “TriQuint IP” shall mean: (a) all Intellectual Property Rights in or to the TriQuint Products and all Intellectual Property Rights in or to TriQuint Product Software; and (b) all other Intellectual Property Rights with respect to which any of the TriQuint Corporations has (or purports to have) an ownership interest.

A-10.

TriQuint Material Adverse Effect. “TriQuint Material Adverse Effect” shall mean any Effect that, considered together with all other Effects, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on: (a) the business, financial condition or results of operations of the TriQuint Corporations, taken as a whole; provided, however, that, in no event shall any Effects resulting from any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has occurred, a TriQuint Material Adverse Effect: (i) conditions generally affecting the industries in which TriQuint participates or the U.S. or global economy as a whole, to the extent that such conditions do not have a disproportionate impact on the TriQuint Corporations, taken as a whole; (ii) general conditions in the financial markets, and any changes therein (including any changes arising out of acts of terrorism, war, weather conditions or other force majeure events), to the extent that such conditions do not have a disproportionate impact on the TriQuint Corporations, taken as a whole; (iii) changes in the trading price or trading volume of TriQuint Common Stock, or the suspension of trading in or delisting of TriQuint’s securities on the NASDAQ Global Select Market (it being understood, however, that, except as otherwise provided in clauses “(i),” “(ii),” “(iv),” “(v),” “(vi),” or “(vii)” of this sentence, any Effect giving rise to or contributing to such changes in the trading price or trading volume, or suspension or delisting, of TriQuint Common Stock may give rise to a TriQuint Material Adverse Effect and may be taken into account in determining whether a TriQuint Material Adverse Effect has occurred); (iv) changes in GAAP (or any interpretations of GAAP) applicable to TriQuint or any of its Subsidiaries; (v) the failure to meet public estimates or forecasts of revenues, earnings of other financial metrics, in and of itself, or the failure to meet internal projections, forecasts or budgets of revenues, earnings or other financial metrics, in and of itself (it being understood, however, that, except as otherwise provided in clauses “(i),” “(ii),” “(iii),” “(iv),” “(vi),” or “(vii)” of this sentence, any Effect giving rise to or contributing to any such failure may give rise to a TriQuint Material Adverse Effect and may be taken into account in determining whether a TriQuint Material Adverse Effect has occurred); (vi) any lawsuit commenced by a stockholder of TriQuint (in his, her or its capacity as a stockholder) resulting from the execution of this Agreement or the performance of the Contemplated Transactions; or (vii) loss of employees, suppliers or customers (including customer orders or Contracts) resulting from the announcement or pendency of this Agreement or the Contemplated Transactions; or (b) the ability of TriQuint to consummate the TriQuint Merger or any of the other Contemplated Transactions or to perform any of its covenants or obligations under the Agreement.

TriQuint MSU. “TriQuint MSU” shall mean each market-based restricted stock unit representing the right to vest in and be issued shares of TriQuint Common Stock by TriQuint, whether granted by TriQuint pursuant to a TriQuint Equity Plan, assumed by TriQuint in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested.

TriQuint Options. “TriQuint Options” shall mean options to purchase shares of TriQuint Common Stock from TriQuint, whether granted by TriQuint pursuant to the TriQuint Equity Plans, assumed by TriQuint in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested.

TriQuint Pension Plan. “TriQuint Pension Plan” shall mean each: (a) TriQuint Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA; or (b) other occupational pension plan, including any final salary or money purchase plan.

TriQuint Permitted Encumbrances. “TriQuint Permitted Encumbrances” shall mean: (a) any Encumbrance for current Taxes not yet due and payable, or being contested in good faith by appropriate proceeding and for which reserves have been established in accordance with GAAP; (b) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s and other Encumbrances arising by operation of law; (c) Encumbrances that arise or are incurred in the ordinary course of business relating to obligations not

A-11.

yet due on the part of the TriQuint Corporations or secure a liquidated amount that are being contested in good faith by appropriate proceeding and for which reserves have been established in accordance with GAAP; (d) pledges or deposits to secure obligations under workers’ compensation laws or similar laws or to secure public or statutory obligations; (e) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (f) easements, encroachments, declarations, covenants, conditions, reservations, limitations and rights of way (unrecorded and of record) and other similar restrictions or encumbrances of record, zoning, building and other similar ordinances, regulations, variances and restrictions, and all defects or irregularities in title, including any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey or physical inspection; (g) pledges or deposits to secure the obligations under existing indebtedness of the TriQuint Corporations; (h) all Encumbrances created or incurred by any owner, landlord, sublandlord or other person in title; (i) any license of Intellectual Property or Intellectual Property Rights; (j) and restriction or covenant associated with any license of Intellectual Property or Intellectual Property Rights; (k) minor Encumbrances that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the TriQuint Corporations; and (l) liens described in Part 4.6 of the TriQuint Disclosure Schedule.

TriQuint Preferred Stock. “TriQuint Preferred Stock” shall mean the Preferred Stock, $0.001 par value per share, of TriQuint.

TriQuint Product. “TriQuint Product” shall mean any product or service: (a) developed, manufactured, marketed, distributed, provided, leased, licensed or sold, directly or indirectly, by or on behalf of any TriQuint Corporation; or (b) currently under development by or for any TriQuint Corporation (whether or not in collaboration with another Person).

TriQuint Product Software. “TriQuint Product Software” shall mean any software (regardless of whether such software is owned by a TriQuint Corporation or licensed to a TriQuint Corporation by a third party) contained or included in or provided with any TriQuint Product.

TriQuint Restricted Stock. “TriQuint Restricted Stock” shall mean each share of TriQuint Common Stock that is subject to forfeiture or a right of repurchase by TriQuint.

TriQuint RSU. “TriQuint RSU” shall mean each restricted stock unit representing the right to vest in and be issued shares of TriQuint Common Stock by TriQuint, whether granted by TriQuint pursuant to a TriQuint Equity Plan, assumed by TriQuint in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested.

TriQuint Source Code. “TriQuint Source Code” shall mean any source code, or any portion, aspect or segment of any source code, relating to any Intellectual Property owned by or licensed to any of the TriQuint Corporations or otherwise used by any of the TriQuint Corporations, including the TriQuint Product Software.

TriQuint Superior Offer. “TriQuint Superior Offer” shall mean an unsolicited bona fide written offer by a third party to purchase 50% or more of the outstanding shares of TriQuint Common Stock (whether through a tender offer, merger or otherwise) or 50% or more of the assets of TriQuint and its Subsidiaries, on a consolidated basis, that is determined by the TriQuint Board, in its good faith judgment, after consulting with an independent financial advisor and outside legal counsel, and after taking into account (a) all legal, financial, regulatory, timing and other aspects of the offer deemed relevant by the TriQuint Board (including the likelihood and anticipated timing of consummation) and (b) all other factors the TriQuint Board is permitted to consider under the DGCL, to be more favorable to TriQuint and TriQuint’s stockholders than the Contemplated Transactions.

A-12.

TriQuint Triggering Event. A “TriQuint Triggering Event” shall be deemed to have occurred if: (a) the TriQuint Board shall have failed to recommend that TriQuint’s stockholders vote to adopt this Agreement, or shall have withdrawn or shall have modified in a manner adverse to RFMD the TriQuint Board Recommendation; (b) TriQuint shall have failed to include in the Joint Proxy Statement/Prospectus the TriQuint Board Recommendation or a statement to the effect that the TriQuint Board has determined and believes that the Mergers are advisable to, and in the best interests of, TriQuint’s stockholders; (c) the TriQuint Board fails to reaffirm the TriQuint Board Recommendation, or fails to reaffirm its determination that the Mergers are in the best interests of TriQuint’s stockholders, within 10 business days after RFMD requests in writing that such recommendation or determination be reaffirmed; (d) the TriQuint Board shall have approved, endorsed or recommended any Acquisition Proposal with respect to a TriQuint Corporation; (e) TriQuint shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal with respect to a TriQuint Corporation; (f) a tender or exchange offer relating to securities of TriQuint shall have been commenced and TriQuint shall not have sent to its securityholders, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that TriQuint recommends rejection of such tender or exchange offer; (g) an Acquisition Proposal with respect to a TriQuint Corporation shall have been publicly announced, and TriQuint shall have failed to issue a press release announcing its opposition to such Acquisition Proposal within 10 business days after such Acquisition Proposal has been announced; or (h) TriQuint shall have breached in any material respect any material provision of Section 5.4(b) or Section 6.3 of the Agreement.

A-13.

EXHIBITS

Exhibit A - Certain Definitions

SCHEDULES

Schedule 1.5(c) - Certain Parent Board Positions Following the Effective Time

Schedule 6.9 - Form of Tax Representation Letters

TriQuint Disclosure Schedule

RFMD Disclosure Schedule

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

among:

TRIQUINT SEMICONDUCTOR, INC.

a Delaware corporation;

ROCKY HOLDING, INC.,

a Delaware corporation;

and

RF MICRO DEVICES, INC.

a North Carolina corporation

Dated as of February 22, 2014

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

vi.